Exhibit 10.1

COMMITMENT INCREASE AGREEMENT AND SECOND AMENDMENT

This Commitment Increase Agreement and Second Amendment (“Amendment”) dated as of May 9, 2013 is by and among Hi-Crush Partners LP, a Delaware limited partnership (the “Borrower”), the Lenders party hereto, and Amegy Bank National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower, the lenders from time to time party thereto (the “Lenders”), and Amegy Bank National Association, as Administrative Agent, as issuing lender (in such capacity, the “Issuing Lender”), and as swing line lender (in such capacity, the “Swing Line Lender”), are parties to the Credit Agreement dated as of August 21, 2012, as amended by the Consent and First Amendment thereto dated as of January 31, 2013 (as amended, the “Credit Agreement”);

WHEREAS, pursuant to Section 2.15 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to increase the aggregate Commitments by allowing one or more Increasing Lenders (as defined below) to increase their respective Commitments or by allowing one or more Additional Lenders (as defined below) to become Lenders under the Credit Agreement;

WHEREAS, the Borrower has given notice to the Administrative Agent and the Lenders of its intention, pursuant to such Section 2.15 of the Credit Agreement to increase the aggregate Commitments by $100,000,000;

WHEREAS, each of IBERIABANK, Bank of America, N.A., Regions Bank and Whitney Bank (each an “Additional Lender” and collectively, the “Additional Lenders”) desires to become a Lender under the Credit Agreement with a Commitment as set forth on Schedule II hereto; and

WHEREAS, the parties hereto have agreed to provide certain consents and make certain amendments to the Credit Agreement as provided for herein, subject to the conditions herein;

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

Section 1. Defined Terms. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning given such term in the Credit Agreement, as amended by this Amendment.

Section 2.Increase of Commitments. Pursuant to Section 2.15 of the Credit Agreement and upon the effectiveness of this Amendment pursuant to Section 5 below, the aggregate Commitments are hereby increased from $100,000,000 to $200,000,000. The Commitments of (a) the existing Lenders who have severally agreed to increase their respective Commitments (each, an “Increasing Lender” and collectively, the “Increasing Lenders”) and (b) each Additional Lender are set forth on Schedule II hereto, in each case after giving effect to this Amendment and the increase of the Commitments pursuant to this Amendment.

Section 3. Additional Lenders. By its execution and delivery of this Amendment, each Additional Lender hereby agrees to become a Lender under the Credit Agreement with a Commitment as set forth on Schedule II hereto. Each Additional Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby, (ii) it meets all the requirements to be an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under the Credit Agreement), (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by its Commitment set forth on Schedule II and either it, or the person exercising discretion in making its decision to acquire such Commitment, is experienced in acquiring assets of such type, (iv) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment, and (v) if it is not incorporated under the laws of the United States of America or a state thereof, it has delivered to the Borrower any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Additional Lender; and (b) agrees that it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents.

Section 4. Amendments to the Credit Agreement.

(a) The Credit Agreement is hereby amended by incorporating the blacklined changes shown on the marked copy of the Credit Agreement attached hereto as Annex A.

(b) The Credit Agreement is hereby amended by replacing Exhibit B (Form of Compliance Certificate) in its entirety with Exhibit B attached hereto.

(c) The Credit Agreement is hereby amended by replacing Exhibit E (Form of Continuation or Conversion) in its entirety with Exhibit E attached hereto.

(d) The Credit Agreement is hereby amended by adding Exhibit G-3 (Form of Term Note) attached hereto as new Exhibit G-3 to the Credit Agreement.

(e) The Credit Agreement is hereby amended by replacing Schedule I (Pricing Schedule) in its entirety with Schedule I attached hereto.

(f) The Credit Agreement is hereby amended by replacing Schedule II (Commitments, Contact Information) in its entirety with Schedule II attached hereto.

Section 5. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which the following conditions precedent shall have been satisfied:

(a) Documentation. The Administrative Agent shall have received the following, each in form and substance satisfactory to the Administrative Agent:

(i) this Amendment duly executed by the Borrower, the Administrative Agent, the Issuing Lender, the Swing Line Lender, each Increasing Lender, each Additional Lender and the Majority Lenders (calculated in accordance with the Commitments set forth on Schedule II attached hereto), and the Acknowledgement and Reaffirmation attached hereto duly executed by each of the Guarantors;

(ii) a Revolving Note payable to each Increasing Lender and each Additional Lender in the amount of such Lender’s Commitment, as amended hereby;

(iii) a Swing Line Note payable to the Swing Line Lender in the amount of the Swing Line Sublimit Amount, as amended hereby;

(iv) a secretary’s certificate of each Credit Party dated the Amendment Effective Date and certifying (A) that that there have been no changes to the organizational documents of each such Person since the Effective Date or attaching such amendments and (B) that attached thereto is a true and complete copy of resolutions, if applicable, authorizing the execution and delivery of this Amendment and the Credit Documents executed in connection herewith and the performance of the Credit Agreement as amended hereby and the other Credit Documents, and that such resolutions have not been modified, rescinded or amended and are in full force and effect;

(v) certificates of good standing for each Credit Party in each state in which each such Person is organized or qualified to do business;

(vi) a certificate of an authorized officer of the Borrower dated the Amendment Effective Date and certifying (A) both before and after giving effect to the increase in the Commitments contemplated by Section 2, no Default has occurred and is continuing, (B) all representations and warranties made by the Borrower in the Credit Agreement are true and correct in all material respects, unless such representation or warranty relates to an earlier date which remains true and correct in all material respects as of such earlier date, and (C) the pro forma compliance with the covenants in Sections 6.16 and 6.17 of the Credit Agreement, after giving effect to such increase in the Commitments;

(vii) a legal opinion of Fulbright & Jaworski L.L.P., as counsel to the Credit Parties; and

(viii) such other documents, governmental certificates and agreements as the Administrative Agent or any Lender may reasonably request.

(b) Prepayment of Revolving Advances. On the Amendment Effective Date, the Borrower shall have made the prepayment of the Revolving Advances required by Section 2.4(c)(iii) of the Credit Agreement.

(c) Payment of Fees. On the Amendment Effective Date, the Borrower shall have paid the fees set forth in the fee letter dated as of May 9, 2013 between the Borrower and the Administrative Agent and all reasonable and documented out-of-pocket costs and expenses which have been invoiced and are payable pursuant to Section 9.1 of the Credit Agreement.

Section 6. Representations and Warranties. The Borrower hereby represents and warrants that after giving effect hereto:

(a) the representations and warranties of the Credit Parties contained in the Credit Documents are true and correct in all material respects on and as of the date hereof, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain true and correct in all material respects as of such earlier date; and

(b) no Default or Event of Default has occurred and is continuing.

Section 7. Effect of Amendment.

(a) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Issuing Lender, the Swing Line Lender or the Administrative Agent under any of the Credit Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Credit Documents.

(b) Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

(c) This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

(d) Except as specifically modified above, the Credit Agreement and the other Credit Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

Section 8. Governing Law. THIS AMENDMENT SHALL BE DEEMED A CONTRACT UNDER, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Section 9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile or other electronic means of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

THIS AMENDMENT AND THE OTHER CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND SUPERSEDE ALL PRIOR UNDERSTANDINGS AND AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATING TO THE TRANSACTIONS PROVIDED FOR HEREIN AND THEREIN. ADDITIONALLY, THIS AMENDMENT AND THE OTHER CREDIT DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

BORROWER:

HI-CRUSH PARTNERS LP

By: Hi-Crush GP LLC, its general partner

By:	/s/ James M. Whipkey
Name:	James M. Whipkey
Title:	Co-Chief Executive Officer and President

Signature Page to Commitment Increase Agreement and Second Amendment to Credit Agreement

Hi-Crush Partners LP

ADMINISTRATIVE AGENT:

AMEGY BANK NATIONAL ASSOCIATION, in its capacity as Administrative Agent, Issuing Lender, Swing Line Lender, and an Increasing Lender

By:	/s/ Brad Ellis
Name:	Brad Ellis
Title:	Senior Vice President

Signature Page to Commitment Increase Agreement and Second Amendment to Credit Agreement

Hi-Crush Partners LP

IBERIABANK
as an Additional Lender

By:	/s/ Robert S. Martin
Name:	Robert S. Martin
Title:	Vice President

Signature Page to Commitment Increase Agreement and Second Amendment to Credit Agreement

Hi-Crush Partners LP

BANK OF AMERICA, N.A.
as an Additional Lender

By:	/s/ David A. Batson
Name:	David A. Batson
Title:	Senior Vice President

Signature Page to Commitment Increase Agreement and Second Amendment to Credit Agreement

Hi-Crush Partners LP

REGIONS BANK
as an Additional Lender

By:	/s/ Larry Stephens
Name:	Larry Stephens
Title:	Senior Vice President

Signature Page to Commitment Increase Agreement and Second Amendment to Credit Agreement

Hi-Crush Partners LP

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Sreedhar Kona
Name:	Sreedhar Kona
Title:	Vice President

Signature Page to Commitment Increase Agreement and Second Amendment to Credit Agreement

Hi-Crush Partners LP

MORGAN STANLEY BANK, N.A.,
as a Lender

By:	/s/ Dmitriy Barskiy
Name:	Dmitriy Barskiy
Title:	Authorized Signatory

Signature Page to Commitment Increase Agreement and Second Amendment to Credit Agreement

Hi-Crush Partners LP

UBS LOAN FINANCE LLC,
as a Lender

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

By:	/s/ Kenneth Chin
Name:	Kenneth Chin
Title:	Director

Signature Page to Commitment Increase Agreement and Second Amendment to Credit Agreement

Hi-Crush Partners LP

WHITNEY BANK
as an Additional Lender

By:	/s/ Randy Gartz
Name:	Randy Gartz
Title:	President

Signature Page to Commitment Increase Agreement and Second Amendment to Credit Agreement

Hi-Crush Partners LP

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Vipul Dhadda
Name:	Vipul Dhadda
Title:	Authorized Signatory

By:	/s/ Alex Verdone
Name:	Alex Verdone
Title:	Authorized Signatory

Signature Page to Commitment Increase Agreement and Second Amendment to Credit Agreement

Hi-Crush Partners LP

ACKNOWLEDGMENT AND REAFFIRMATION

Each of the undersigned (each a “Guarantor” and collectively the “Guarantors”) hereby (a) acknowledges receipt of a copy of the foregoing Commitment Increase Agreement and Second Amendment dated as of May __, 2013 (the “Amendment”) among Hi-Crush Partners, a Delaware limited partnership (the “Borrower”), the lenders party thereto, and Amegy Bank National Association, as administrative agent (in such capacity, the “Administrative Agent”) and (b) ratifies, confirms, and acknowledges that its obligations under the Guaranty Agreement dated as of August 21, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) are in full force and effect and that each Guarantor continues to unconditionally and irrevocably, jointly and severally, guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Guaranteed Obligations (as defined in the Guaranty), as such Guaranteed Obligations may have been amended by the Amendment. Each Guarantor hereby acknowledges that its execution and delivery of this Acknowledgment and Reaffirmation do not indicate or establish an approval or consent requirement by the Guarantors in connection with the execution and delivery of amendments to the Credit Agreement (as defined in the Guaranty) or any of the other Credit Documents (as defined in the Credit Agreement referred to in the Guaranty).

HI-CRUSH WYEVILLE LLC HI-CRUSH CHAMBERS LLC HI-CRUSH OPERATING LLC
HI-CRUSH RAILROAD LLC

Each By:	/s/ James M. Whipkey
Name:	James M. Whipkey
Title:	Co-Chief Executive Officer and President

EXHIBIT B

Form of Compliance Certificate

See attached.

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

FOR THE PERIOD FROM         , 201     TO , 201

This certificate dated as of             ,             is prepared pursuant to the Credit Agreement dated as of August 21, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Hi-Crush Partners LP, a Delaware limited partnership (“Borrower”), the lenders party thereto from time to time (the “Lenders”), and Amegy Bank National Association, as administrative agent for such Lenders (in such capacity, the “Administrative Agent”), as Issuing Lender and as Swing Line Lender. Unless otherwise defined in this certificate, capitalized terms that are defined in the Credit Agreement shall have the meanings assigned to them by the Credit Agreement.

The undersigned, on behalf of the Borrower, and not individually, certifies:

(a) that as of the date hereof, the attached Schedule A reflects the covenant calculations, for the periods covered by this certificate, the Borrower’s (i) Leverage Ratio and (ii) Interest Coverage Ratio;

[(b) that no Default or Event of Default has occurred or is continuing as of the date hereof; and]

[(b) the following Default[s] or Event[s] of Default exist[s] as of the date hereof, and the actions set forth below are being taken to remedy such circumstances:

                                                             ; and]

(c) that as of the date hereof, the following amounts and calculations included herein and in Schedule A, are true and correct in all material respects for the period set forth above:

Exhibit B – Form of Compliance Certificate

SCHEDULE A

I. Section 6.16 Leverage Ratio1.

(a) The consolidated Funded Debt of the Borrower as of the last day of such fiscal quarter	$

(b) Borrower’s consolidated EBITDA[2] (i) + [(ii) + (iii) + (iv) + (v) + (vi) + (vii) + (viii) + (ix) + (x) + (xi) + (xii) + (xiii)] – (xiv)[3] =	$

(i) consolidated Net Income	$

(ii) depletion, depreciation and amortization	$

(iii) Interest Expense	$

(iv) Income Tax Expense	$

(v) letter of credit fees	$

(vi) non-cash expenses[4]	$

(vii) customary non-capitalized expenses[5]	$

(viii) customary non-capitalized expenses[6]	$

(ix) any losses (or minus any gains) realized upon any disposition of property permitted under Section 6.8 outside the ordinary course of business	$

(x) non-recurring charges[7]	$

(xi) exploration expenses[8]	$

[1]	Calculated as of each fiscal quarter end, commencing with the quarter ending September 30, 2012.
[2]	(a) for the fiscal quarter period ending September 30, 2012, use consolidated EBITDA for such fiscal quarter period then ended times 4; (b) for the fiscal quarter period ending December 31, 2012, use consolidated EBITDA for such two-fiscal quarter period then ended times 2; (c) for the fiscal quarter period ending March 31, 2013, use consolidated EBITDA for such three-fiscal quarter period then ended times 4/3; and (d) for any fiscal quarter period ending on or after June 30, 2013, use consolidated EBITDA for such four-fiscal quarter period then ended. In accordance with the Credit Agreement, EBITDA shall be subject to pro forma adjustments for acquisitions and asset sales (including, without limitation, the Wyeville Drop Down and each other Drop Down Acquisition) assuming that such transactions had occurred on the first day of the determination period.
[3]	Items (ii) – (xii) shall be included to the extent deducted in determining consolidated Net Income.
[4]	Non-cash expenses shall only include non-cash expenses resulting from any employee benefit or management compensation plan or the grant of Equity Interests to employees of the Borrower or any of its Subsidiaries pursuant to a written plan or agreement.
[5]	Customary non-capitalized expenses shall only include non-capitalized expenses incurred in connection with the transactions contemplated by the Credit Agreement to occur on the Effective Date and in connection with the transactions contemplated by the Second Amendment to occur on the Second Amendment Effective Date.
[6]	Customary non-capitalized expenses shall only include customary non-capitalized expenses incurred in connection with any Investment permitted under Sections 6.3(j), 6.3(k) or 6.3(l), any Acquisition permitted by Section 6.4, any incurrence of Debt permitted by Section 6.1 or any Equity Issuance (in each case, whether or not consummated) in an aggregate amount not to exceed $2,000,000 in any fiscal year.
[7]	Non-recurring charges shall only include non-recurring charges with respect to relocation or severance arrangements between the Borrower or its Subsidiaries and their respective officers and employees in an aggregate amount not to exceed $1,000,000 in any fiscal year.
[8]	Not to exceed $500,000 in the aggregate in any fiscal year.

Exhibit B – Form of Compliance Certificate

(xii) non-cash charges[9]	$

(xiii) cash dividends or distributions[10]	$

(xiv) non-cash income[11]	$

LeverageRatio = (a) divided by (b)

MaximumLeverage Ratio	3.00 to 1.00

Compliance	Yes No

[9]	Non-cash charges shall only include non-cash charges resulting from extraordinary, non-recurring events or circumstances for such period.
[10]	Cash dividends and distributions shall only include dividends or distributions received by the Credit Parties that are Permitted Investments pursuant to Section 6.3(k) or (l).
[11]	Non-cash income shall include (a) non-cash income resulting from extraordinary, non-recurring events or circumstances for such period and (b) all other non-cash items of income which were included in determining consolidated Net Income.

Exhibit B – Form of Compliance Certificate

II. Section 6.17(a) Interest Coverage Ratio12.

(a) Borrower’s consolidated EBITDA (see I.(b) above) =	$

(b) Borrower’s consolidated Net Interest Expense[13]
(i) – (ii) =	$

(i) Interest Expense	$

(ii) interest income	$

Interest Coverage Ratio = (a) divided by (b) =

Minimum Interest Coverage Ratio	2.50 to 1.00

Compliance	Yes No

III. Section 6.17(b) Debt Service Coverage Ratio14.

(a) Borrower’s consolidated EBITDA (see I.(b) above) =	$

(b) Borrower’s consolidated Net Interest Expense
(see II.(b) above) =	$

(c) Borrower’s scheduled principal payments of Funded Debt[15] =	$

Debt Service Coverage Ratio = (a) divided by [(b) + (c)] =

Minimum Debt Service Coverage Ratio	1.50 to 1.00

Compliance	Yes No

[12]	Calculated as of each fiscal quarter end occurring on or prior to the Term Out Trigger Date.
[13]

(a) for the fiscal quarter period ending September 30, 2012, use consolidated Net Interest Expense for such fiscal quarter period then ended times 4; (b) for the fiscal quarter period ending December 31, 2012, use consolidated Net Interest Expense for such two-fiscal quarter period then ended times 2; (c) for the fiscal quarter period ending March 31, 2013, use consolidated Net Interest Expense for such three-fiscal quarter period then ended times 4/3; and (d) for any fiscal quarter period ending on or after June 30, 2013, use consolidated Net Interest Expense for such four-fiscal quarter period then ended.

[14]	Calculated as of each fiscal quarter end occurring after the Term Out Trigger Date.
[15]	As required during such period, including scheduled principal payments of Advances.

Exhibit B – Form of Compliance Certificate

IN WITNESS THEREOF, I have hereto signed my name to this Compliance Certificate as of                     ,         .

HI-CRUSH PARTNERS LP

By: Hi-Crush GP LLC, its general partner

By:
Name:
Title:

Exhibit B – Form of Compliance Certificate

EXHIBIT E

Form of Continuation or Conversion

See attached.

EXHIBIT E

FORM OF NOTICE OF CONTINUATION OR CONVERSION

[Date]

Amegy Bank National Association, as Administrative Agent

4400 Post Oak Parkway

Houston, Texas 77027

Attn: Brad Ellis

Telephone (713) 232-1212

Facsimile: (713) 693-7467

Ladies and Gentlemen:

The undersigned, Hi-Crush Partners LP, a Delaware limited partnership (“Borrower”), refers to the Credit Agreement dated as of August 21, 2012 (as the same may be amended, restated, amended and restated, supplement or otherwise modified from time to time, the “Credit Agreement,” the defined terms of which are used in this Notice of Continuation or Conversion as defined therein unless otherwise defined in this Notice of Continuation or Conversion) among the Borrower, the lenders party thereto (the “Lenders”), and Amegy Bank National Association, as Administrative Agent, as Issuing Lender and as Swing Line Lender, and hereby gives you irrevocable notice pursuant to Section 2.3(b) of the Credit Agreement that the undersigned hereby requests a [Conversion][continuation] of outstanding [Revolving][Term] Advances, and in connection with that request sets forth below the information relating to such [Conversion][continuation] (the “Requested [Conversion][Continuation]”) as required by Section 2.3(b) of the Credit Agreement:

1. The Business Day of the Requested [Conversion][Continuation] is                     ,             .

2. The aggregate amount of the existing [Revolving][Term] Advances to be [Converted][continued] is $             and is comprised of [Base Rate Advances][Eurodollar Advances] (“Existing Advances”).

3. The Requested [Conversion][Continuation] consists of [a Conversion of the Existing Advances to [Base Rate Advances] [Eurodollar Advances]] [a continuation of the Existing Advances].

[(4) The duration of the Interest Period for the Eurodollar Advances included in the Requested [Conversion][Continuation] is [[one][two][three][six] month[s]].

The Borrower hereby certifies that no Event of Default has occurred and is continuing or would result from the Requested [Conversion][Continuation].

Exhibit E – Notice of Continuation or Conversion

Very truly yours, HI-CRUSH PARTNERS LP

By: Hi-Crush GP LLC, its general partner

By:
Name:
Title:

Exhibit E – Notice of Continuation or Conversion

EXHIBIT G-3

Form of Term Note

See attached.

EXHIBIT G-3

FORM OF TERM NOTE

$	,

For value received, the undersigned HI-CRUSH PARTNERS LP, a Delaware limited partnership (“Borrower”), hereby promises to pay to             (“Payee”) the principal amount of             No/100 Dollars ($            ) or, if less, the aggregate outstanding principal amount of the Term Advances (as defined in the Credit Agreement referred to below) made by the Payee (or predecessor in interest) to the Borrower, together with interest on the unpaid principal amount of the Term Advances from the date of such Term Advances until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement (as hereunder defined). The Borrower may make prepayments on this Term Note in accordance with the terms of the Credit Agreement.

This Term Note is one of the Term Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Credit Agreement dated as of August 21, 2012 (as the same may be amended, restated, amended and restated, supplement or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto (the “Lenders”), and Amegy Bank National Association, as administrative agent (the “Administrative Agent”) for the Lenders, as Issuing Lender and as Swing Line Lender. Capitalized terms used in this Term Note that are defined in the Credit Agreement and not otherwise defined in this Term Note have the meanings assigned to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of the Term Advances by the Payee to the Borrower in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Term Advance being evidenced by this Term Note, and (b) contains provisions for acceleration of the maturity of this Term Note upon the happening of certain events stated in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at the location or address specified by the Administrative Agent to the Borrower in same day funds. The Payee shall record payments of principal made under this Term Note, but no failure of the Payee to make such recordings shall affect the Borrower’s repayment obligations under this Term Note.

This Term Note is secured by the Security Documents and guaranteed pursuant to the terms of the Guaranty.

This Term Note is made expressly subject to the terms of Section 9.10 and Section 9.11 of the Credit Agreement.

Except as specifically provided in the Credit Agreement and the other Credit Documents, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Term Note shall operate as a waiver of such rights.

This Term Note may not be assigned except in compliance with the Credit Agreement.

THIS TERM NOTE SHALL BE DEEMED A CONTRACT UNDER, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (EXCEPT THAT CHAPTER 346 OF THE TEXAS FINANCE CODE SHALL NOT APPLY TO THIS TERM NOTE).

Exhibit G-3 – Form of Term Note

THIS TERM NOTE AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

HI-CRUSH PARTNERS LP

By: Hi-Crush GP LLC, its general partner

By:
Name:
Title:

Exhibit G-3 – Form of Term Note

SCHEDULE I

Pricing Schedule

See attached.

SCHEDULE I

Pricing Schedule

The Applicable Margin with respect to Commitment Fee, Revolving Advances, Swing Line Advances (if applicable), and Term Advances shall be determined in accordance with the following Table based on the Borrower’s Leverage Ratio as reflected in the Compliance Certificate delivered in connection with the Financial Statements most recently delivered pursuant to Section 5.2. Adjustments, if any, to such Applicable Margin shall be effective on the date the Administrative Agent receives the applicable Financial Statements and corresponding Compliance Certificate as required by the terms of this Agreement. If the Borrower fails to deliver the Financial Statements and corresponding Compliance Certificate to the Administrative Agent at the time required pursuant to Section 5.2, then effective as of the date such Financial Statements and Compliance Certificate were required to the delivered pursuant to Section 5.2, the Applicable Margin with respect to Commitment Fee, Revolving Advances, Swing Line Advances (if applicable), and Term Advances shall be determined at Level III and shall remain at such level until the date such Financial Statements and corresponding Compliance Certificate are so delivered by the Borrower. Notwithstanding the foregoing, the Borrower shall be deemed to be at Level I until delivery of its unaudited Financial Statements and corresponding Compliance Certificate for the fiscal quarter ending September 30, 2012. Notwithstanding anything to the contrary contained herein, the determination of the Applicable Margin for any period shall be subject to the provisions of Section 2.7(c). For the avoidance of doubt, the levels on the pricing grid set forth below are set forth from highest (Level III) to the lowest (Level I).

Applicable Margin	Leverage Ratio	Eurodollar Advances	Base Rate Advances	Commitment Fee
Level III	Is equal to or greater than 2.00	3.50%	2.50%	0.500%
Level II	Is equal to or greater than 1.00 but less than 2.00	3.00%	2.00%	0.500%
Level I	Is less than 1.00	2.50%	1.50%	0.375%

Schedule I

SCHEDULE II

Commitments, Contact Information

See attached.

SCHEDULE II

Commitments, Contact Information

ADMINISTRATIVE AGENT/ISSUING LENDER/SWING LINE LENDER

Amegy Bank National Association	Address for Notices:	4400 Post Oak Parkway Houston, Texas 77027
	Attn: Telephone: Facsimile: Email:	Special Processing: Dana Chargois (713) 232-6395 (713) 693-7467 special.processing@amegybank.com

	With a copy to:	4400 Post Oak Parkway Houston, Texas 77027
	Attn: Telephone: Facsimile: Email:	Wendy Schneider (713) 232-1564 (713) 693-7467 wendy.schneider@amegybank.com

	With a copy to:	4400 Post Oak Parkway Houston, Texas 77027
	Attn: Telephone: Facsimile: Email:	Brad Ellis (713) 232-1212 (713) 693-7467 Brad.Ellis@amegybank.com

CREDIT PARTIES

Borrower/Guarantors	Address for Notices:	Three Riverway, Suite 1550 Houston, TX 77056
	Attn: Telephone: Facsimile:	James Whipkey (713) 963-0099 (713) 963-0088

Lender	Commitment
Amegy Bank National Association	$35,000,000.00
IBERIABANK	$25,000,000.00
Bank of America, N.A.	$25,000,000.00
Regions Bank	$25,000,000.00
Barclays Bank PLC	$20,625,000.00
Morgan Stanley Bank, N.A.	$20,625,000.00
UBS Loan Finance LLC	$20,000,000.00
Whitney Bank	$15,000,000.00
Credit Suisse AG, Cayman Islands Branch	$13,750,000.00
Total:	$200,000,000.00

Schedule II

Annex A

Amended Credit Agreement

See attached.

CONFORMED COPY OF CREDIT AGREEMENT

(To reflect proposed amendments pursuant to the Commitment Increase Agreement and Second Amendment dated as of May 9, 2013.)

CREDIT AGREEMENT

dated as of August 21, 2012

Among

HI-CRUSH PARTNERS LP

as Borrower,

AMEGY BANK NATIONAL ASSOCIATION

as Administrative Agent, Issuing Lender and Swing Line Lender,

IBERIABANK

as Syndication Agent,

BANK OF AMERICA, N.A. and REGIONS BANK,

as Co-Documentation Agents,

and

THE LENDERS NAMED HEREIN

as Lenders

~~$100,000,000~~200,000,000

AMEGY BANK NATIONAL ASSOCIATION,

AS LEAD ARRANGER AND SOLE BOOKRUNNER

ARTICLE 1 DEFINITIONS AND ACCOUNTING TERMS		1
Section 1.1.	Certain Defined Terms	1
Section 1.2.	Computation of Time Periods	~~21~~23
Section 1.3.	Accounting Terms; Changes in GAAP	~~21~~23
Section 1.4.	Classes and Types of Advances	~~21~~23
Section 1.5.	Miscellaneous	~~22~~24

ARTICLE 2 CREDIT FACILITIES		~~22~~24
Section 2.1.	Commitments	~~22~~24
Section 2.2.	Letters of Credit	~~23~~26
Section 2.3.	Advances	~~28~~31
Section 2.4.	Prepayments	~~33~~36
Section 2.5.	Repayment	~~35~~38
Section 2.6.	Fees	~~35~~38
Section 2.7.	Interest	~~36~~39
Section 2.8.	Illegality	~~37~~40
Section 2.9.	Breakage Costs	~~37~~40
Section 2.10.	Increased Costs	~~38~~41
Section 2.11.	Payments and Computations	~~39~~42
Section 2.12.	Taxes	~~40~~43
Section 2.13.	Replacement of Lenders	~~44~~47
Section 2.14.	Payments and Deductions to a Defaulting Lender	~~45~~48
Section 2.15.	Increase in Commitments	~~46~~49

ARTICLE 3 CONDITIONS OF LENDING		~~47~~50
Section 3.1.	Conditions Precedent to Initial Borrowings and the Initial Letter of Credit	~~47~~50
Section 3.2.	Conditions Precedent to Each Borrowing and to Each Issuance, Extension or Renewal of a Letter of Credit	~~51~~54
Section 3.3.	Determinations Under Sections 3.1 and 3.2	~~51~~54

ARTICLE 4 REPRESENTATIONS AND WARRANTIES		~~51~~55
Section 4.1.	Organization	~~51~~55
Section 4.2.	Authorization	~~52~~55
Section 4.3.	Enforceability	~~52~~55
Section 4.4.	Financial Condition	~~52~~55
Section 4.5.	Ownership and Liens; Real Property	~~52~~55
Section 4.6.	True and Complete Disclosure	~~53~~56

-i-

Section 4.7.	Litigation	~~53~~56
Section 4.8.	Compliance with Agreements	~~53~~56
Section 4.9.	Pension Plans	~~53~~57
Section 4.10.	Environmental Condition	~~54~~57
Section 4.11.	Subsidiaries	~~55~~58
Section 4.12.	Investment Company Act	~~55~~58
Section 4.13.	Taxes	~~55~~58
Section 4.14.	Permits, Licenses, etc.	~~55~~58
Section 4.15.	Use of Proceeds	~~55~~58
Section 4.16.	Condition of Property; Casualties	~~55~~58
Section 4.17.	Insurance	~~55~~59
Section 4.18.	Security Interest	~~56~~59
Section 4.19.	OFAC; Anti-Terrorism	~~56~~59
Section 4.20.	Solvency	~~56~~59

ARTICLE 5 AFFIRMATIVE COVENANTS		~~56~~59
Section 5.1.	Organization	~~56~~59
Section 5.2.	Reporting	~~56~~59
Section 5.3.	Insurance	~~60~~63
Section 5.4.	Compliance with Laws	~~61~~64
Section 5.5.	Taxes	~~61~~64
Section 5.6.	New Subsidiaries	~~61~~64
Section 5.7.	Security	~~61~~64
Section 5.8.	Deposit Accounts	~~62~~65
Section 5.9.	Records; Inspection	~~62~~65
Section 5.10.	Maintenance of Property	~~62~~65
Section 5.11.	Royalty Agreements	~~62~~66
Section 5.12.	Appraisal Reports; Sand Reserve Reports	~~62~~66
Section 5.13.	Legal Separateness	~~63~~66

ARTICLE 6 NEGATIVE COVENANTS		~~63~~66
Section 6.1.	Debt	~~63~~67
Section 6.2.	Liens	~~64~~68
Section 6.3.	Investments	~~66~~69
Section 6.4.	Acquisitions	~~67~~71
Section 6.5.	Agreements Restricting Liens	~~67~~71
Section 6.6.	Use of Proceeds; Use of Letters of Credit	~~68~~71

-ii-

Section 6.7.	Corporate Actions; Accounting Changes	~~68~~71
Section 6.8.	Sale of Assets	~~68~~72
Section 6.9.	Restricted Payments	~~69~~72
Section 6.10.	Affiliate Transactions	~~69~~73
Section 6.11.	Line of Business	~~69~~73
Section 6.12.	Hazardous Materials	~~70~~73
Section 6.13.	Compliance with ERISA	~~70~~74
Section 6.14.	Sale and Leaseback Transactions	~~70~~74
Section 6.15.	Limitation on Hedging	~~71~~74
Section 6.16.	Leverage Ratio	~~71~~75
Section 6.17.	Interest Coverage Ratio ~~71~~; Debt Service Coverage Ratio	75
Section 6.18.	Capital Expenditures	~~71~~75
Section 6.19.	Landlord Agreements	~~71~~75
Section 6.20.	Operating Leases	~~72~~76
Section 6.21.	Prepayment of Certain Debt	~~72~~76
Section 6.22.	Amendment of the Subordinated Notes and Material Contracts	~~72~~76

ARTICLE 7 DEFAULT AND REMEDIES		~~72~~76
Section 7.1.	Events of Default	~~72~~76
Section 7.2.	Optional Acceleration of Maturity	~~74~~78
Section 7.3.	Automatic Acceleration of Maturity	~~75~~79
Section 7.4.	Set-off	~~75~~79
Section 7.5.	Remedies Cumulative, No Waiver	~~75~~79
Section 7.6.	Application of Payments	~~76~~80

ARTICLE 8 THE ADMINISTRATIVE AGENT		~~76~~80
Section 8.1.	Appointment, Powers, and Immunities	~~76~~80
Section 8.2.	Reliance by Administrative Agent	~~77~~81
Section 8.3.	Defaults	~~77~~81
Section 8.4.	Rights as Lender	~~77~~81
Section 8.5.	Indemnification	~~78~~82
Section 8.6.	Non-Reliance on Administrative Agent and Other Lenders	~~78~~82
Section 8.7.	Resignation of Administrative Agent and Issuing Lender	~~79~~83
Section 8.8.	Collateral Matters	~~80~~84
Section 8.9.	No Other Duties, etc.	~~80~~84
Section 8.10.	Flood Laws	~~80~~84

-iii-

ARTICLE 9 MISCELLANEOUS		~~81~~85
Section 9.1.	Costs and Expenses	~~81~~85
Section 9.2.	Indemnification; Waiver of Damages	~~81~~85
Section 9.3.	Waivers and Amendments	~~82~~86
Section 9.4.	Severability	~~83~~87
Section 9.5.	Survival of Representations and Obligations	~~83~~87
Section 9.6.	Binding Effect	~~83~~87
Section 9.7.	Lender Assignments and Participations	~~83~~87
Section 9.8.	Confidentiality	~~85~~89
Section 9.9.	Notices, Etc.	~~86~~90
Section 9.10.	Usury Not Intended	~~87~~91
Section 9.11.	Usury Recapture	~~87~~91
Section 9.12.	Governing Law; Service of Process	~~87~~91
Section 9.13.	Submission to Jurisdiction	~~88~~92
Section 9.14.	Execution in Counterparts	~~88~~92
Section 9.15.	Dispute Resolution	~~88~~92
Section 9.16.	Subordination Agreements	~~90~~94
Section 9.17.	USA Patriot Act	~~90~~94
Section 9.18.	Business Loans	~~90~~94
Section 9.19.	No Fiduciary or Agency Relationship	~~90~~94
Section 9.20.	Integration	~~90~~94

-iv-

EXHIBITS:

Exhibit A	– Form of Assignment and Acceptance
Exhibit B	– Form of Compliance Certificate
Exhibit C	– Form of Guaranty
Exhibit D	– Form of Notice of Borrowing
Exhibit E	– Form of Notice of Continuation or Conversion
Exhibit F	– Form of Pledge and Security Agreement
Exhibit G-1	– Form of Revolving Note
Exhibit G-2	– Form of Swing Line Note
Exhibit G-3	– Form of Term Note

SCHEDULES:

Schedule I	– Pricing Schedule
Schedule II	– Commitments, Contact Information
Schedule III	– Additional Conditions and Requirements for New Subsidiaries
Schedule 1.1(a)	– Existing Letters of Credit
Schedule 1.1(b)	– Material Contracts
Schedule 4.1	– Organizational Information
Schedule 4.4	– Financial Condition
Schedule 4.5	– Owned and Leased Real Properties
Schedule 4.7	– Litigation
Schedule 4.10	– Environmental Condition
Schedule 4.11	– Subsidiaries
Schedule 6.1	– Existing Permitted Debt
Schedule 6.2	– Existing Permitted Liens
Schedule 6.3	– Existing Permitted Investments
Schedule 6.10	– Affiliate Transactions

-v-

CREDIT AGREEMENT

This CREDIT AGREEMENT dated as of August 21, 2012 (the “Agreement”) is among Hi-Crush Partners LP, a Delaware limited partnership (the “Borrower”), the Lenders (as defined below) and Amegy Bank National Association, as Administrative Agent (as defined below) for the Lenders, as Issuing Lender (as defined below) and as Swing Line Lender (as defined below).

In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS

Section 1.1. Certain Defined Terms. The following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acceptable Security Interest” means a security interest which (a) exists in favor of the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, (b) is superior to all other security interests (other than the Permitted Liens), (c) secures the Secured Obligations, (d) is enforceable against the Credit Party which created such security interest and (e) is perfected.

“Account Control Agreement” shall mean, as to any deposit account of any Credit Party held with a bank, an agreement or agreements in form and substance reasonably acceptable to the Administrative Agent, among the Credit Party owning such deposit account, the Administrative Agent and such other bank governing such deposit account.

“Acquisition” means the purchase by any Credit Party of (a) any business, division or enterprise or all or substantially all of any Person through the purchase of assets (but, for the avoidance of doubt, excluding purchases of equipment only with no other tangible or intangible property associated with such equipment purchase unless such purchase of equipment involves all or substantially all the assets of the seller) or (b) Equity Interests of any Person sufficient to cause such Person to become a Subsidiary of a Credit Party.

~~“Acquisition Adjustment Period” means the period of two consecutive fiscal quarters commencing on the first day of the fiscal quarter during which the Borrower or any of its Subsidiaries consummates any Acquisition in which the total consideration (including the adjustment of purchase price or similar adjustments) therefor exceeds $20,000,000 (whether such total consideration is paid in cash, by the assumption of Debt of the Person or assets so acquired, or otherwise) and ending on the last day of the second fiscal quarter following such date.~~

“Additional Lender” has the meaning set forth in Section 2.15(a).

“Adjusted Base Rate” means, for any day, the fluctuating rate per annum of interest equal to the greatest of (a) the Wall Street Journal Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50%, and (c) the Daily One-Month LIBOR plus 1.00%. Any change in the Adjusted Base Rate due to a change in the Wall Street Journal Rate, Daily One-Month LIBOR or the Federal Funds Rate shall be effective on the effective date of such change in the Wall Street Journal Rate, Daily One-Month LIBOR or the Federal Funds Rate.

“Administrative Agent” means Amegy in its capacity as agent for the Lenders pursuant to Article 8 and any successor agent pursuant to Section 8.7.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance” means any advance by a Lender or the Swing Line Lender to the Borrower as a part of a Borrowing, including, without limitation, Term Advances converted from Revolving Advances pursuant to Section 2.1(d).

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise. Notwithstanding anything to the contrary contained herein, in no event shall any portfolio company or other investment of the Sponsor (other than the Hi-Crush Proppants Entities) be deemed to be an Affiliate of the Borrower or its Subsidiaries solely as a result of the direct or indirect control by the Sponsor of such portfolio company or investment.

“Agreement” means this Credit Agreement among the Borrower, the Lenders, the Issuing Lenders, the Swing Line Lender and the Administrative Agent.

“Amegy” means Amegy Bank National Association.

“Applicable Margin” means, at any time with respect to each Type of Advance, the Letters of Credit and the Commitment Fee, the percentage rate per annum which is applicable at such time with respect to such Advance, Letter of Credit or Commitment Fee as set forth in Schedule I and subject to further adjustments as set forth in Section 2.7(c).

“Asset Sale” means any sale, transfer, or other disposition of any Property by any Credit Party; provided that, any sale, transfer or other disposition of Property permitted under Sections 6.8(a) through (i), shall not constitute an “Asset Sale” for purposes of this Agreement.

“Assignment and Acceptance” means an assignment and acceptance executed by a Lender and an Eligible Assignee and accepted by the Administrative Agent, in substantially the same form as Exhibit A.

“Augusta” means Hi-Crush Augusta LLC, a Delaware limited liability company.

“Augusta Drop Down” means the acquisition by one or more Credit Parties of the preferred units of Augusta substantially on the terms described in that certain Indicative Summary Term Sheet for Preferred Equity Interest delivered to the Lenders on December 18, 2012 for total consideration not exceeding (a) $37,500,000 in cash and (b) 3,750,000 Convertible Class B Units of the Borrower.

“AutoBorrow Agreement” means any agreement providing for automatic borrowing services between the Borrower and the Swing Line Lender.

“Banking Services” means each and any of the following bank services provided to any Credit Party by any Lender (other than a Defaulting Lender) or any Affiliate of a Lender (other than a Defaulting Lender): (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of the Borrower or any other Credit Party, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Provider” means any Lender (other than a Defaulting Lender) or Affiliate of a Lender (other than a Defaulting Lender) that provides Banking Services to the Borrower or any Subsidiary.

“Base Rate Advance” means an Advance which bears interest based upon the Adjusted Base Rate.

“Borrower” means Hi-Crush Partners LP, a Delaware limited partnership.

“Borrowing” means a Revolving Borrowing ~~or~~, a Swing Line Borrowing or a Term Borrowing.

“Business Day” means a day (a) other than a Saturday, Sunday, or other day on which banks are required or permitted to be closed under the laws of, or are in fact closed in, Texas or New York, and (b) if the applicable Business Day relates to any Eurodollar Advances, on which dealings are carried on by commercial banks in the London interbank market.

“Capital Expenditures” for any Person and period of its determination means, without duplication, the aggregate of all expenditures and costs (whether paid in cash or accrued as liabilities during that period and including that portion of payments under Capital Leases that are capitalized on the balance sheet of such Person) of such Person during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, or equipment or similar fixed asset accounts reflected in the balance sheet of such Person.

“Capital Leases” means, for any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

“Cash Collateral Account” means a cash collateral account pledged to the Administrative Agent containing cash deposited pursuant to the terms hereof to be maintained with the Administrative Agent in accordance with Section 2.2(h).

“Casualty Event” means the damage, destruction or condemnation, including by process of eminent domain or any transfer or disposition of property in lieu of condemnation, as the case may be, of property of any Person or any of its Subsidiaries.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

“Certificated Equipment” means any equipment the ownership of which is evidenced by, or under applicable Legal Requirement, is required to be evidenced by, a certificate of title.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Control” means the occurrence of any of the following events:

(a) the Sponsor shall fail to, directly or indirectly, own the greater of 50.1% and a Controlling Percentage of the Equity Interests (including the Voting Securities) of Hi-Crush Proppants;

(b) Hi-Crush Proppants shall fail to, directly or indirectly, own 100% of the Equity Interests of the General Partner;

(c) a majority of the members of the board of directors or other equivalent governing body of the General Partner ceases to be composed of individuals that were elected by Hi-Crush Proppants; or

(d) the General Partner shall cease for any reason to be the sole general partner of the Borrower.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class” has the meaning set forth in Section 1.4.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereof.

“Collateral” means all property of the Credit Parties which is “Collateral” or “Mortgaged Property” (as defined in each of the Mortgages or the Security Agreement, as applicable) or similar terms used in the Security Documents.

“Commitment” means, for each Lender, the obligation of each Lender to advance to Borrower the amount set opposite such Lender’s name on Schedule II as its Commitment, or if such Lender has entered into any Assignment and Acceptance, set forth for such Lender as its Commitment in the Register, as such amount may be reduced pursuant to Section 2.1(b) or increased pursuant to Section 2.15; provided that, after the Revolving Maturity Date, the Commitment for each Lender shall be zero. The ~~initial~~ aggregate Commitment on the Second Amendment Effective Date is $~~100,000,000.~~200,000,000.

“Commitment Fees” means the fees required under Section 2.6(a).

“Commitment Increase” has the meaning set forth in Section 2.15(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a compliance certificate executed by a Responsible Officer of the Borrower or such other Person as required by this Agreement in substantially the same form as Exhibit B.

“Controlled Group” means all members of a controlled group of corporations and all businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

“Controlling Percentage” means, with respect to any Person, the percentage of the outstanding Voting Securities (including any options, warrants or similar rights to purchase such Equity Interest) of such Person having ordinary voting power which gives the direct or indirect holder of such Equity Interest the power to elect a majority of the board of directors (or other applicable governing body), or directors holding a majority of the votes of the board of directors (or other applicable governing body) of such Person.

“Convert,” “Conversion,” and “Converted” each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.3(b).

“Credit Documents” means this Agreement, the Subordination Agreements, the Notes, the Letters of Credit, the Letter of Credit Applications, the Guaranty, the Notices of Borrowing, the Notices of Continuation or Conversion, the Security Documents, any AutoBorrow Agreement, the Fee Letter, and each other agreement, instrument, or document executed at any time in connection with this Agreement.

“Credit Parties” means the Borrower and the Guarantors.

“Daily One-Month LIBOR” means, for any day, the rate of interest equal to the Eurodollar Rate then in effect for delivery of funds for a one (1) month period.

“Debt” means, for any Person, without duplication: (a) indebtedness of such Person for borrowed money, including the face amount of any letters of credit supporting the repayment of indebtedness for borrowed money issued for the account of such Person; (b) to the extent not covered under clause (a) above, obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing, including Letters of Credit; (c) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, or upon which interest payments are customarily made; (d) obligations of such Person under conditional sale or other title retention agreements relating to any Properties purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (e) obligations of such Person to pay the deferred purchase price of property or services (including, without limitation, any contingent obligations or other similar obligations associated with such purchase, and including obligations that are non-recourse to the credit of such Person but are secured by the assets of such Person); (f) obligations of such Person as lessee under Capital Leases and obligations of such Person in respect of synthetic leases; (g) obligations of such Person under any Hedging Arrangement (except that such obligations shall not constitute Debt for purposes of the calculations for compliance under Sections 6.16 and 6.17); (h) all obligations of such Person to mandatorily purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person on a date certain or upon the occurrence of certain events or conditions; (i) the Debt of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Debt; (j) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above; (k) indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) secured by any Lien on or in respect of any Property of such Person, and (l) all liabilities of such Person in respect of unfunded vested benefits under any Plan.

“Debt Incurrence” means any issuance or sale by the Borrower or any of its Subsidiaries of any Debt after the Effective Date other than Permitted Debt.

“Debt Incurrence Proceeds” means, with respect to any Debt Incurrence, all cash and cash equivalent investments received by the Borrower or any of its Subsidiaries from such Debt Incurrence after payment of, or provision for, all underwriter fees and expenses, original issue discount, SEC and blue sky fees, printing costs, fees and expenses of accountants, lawyers and other professional advisors, brokerage commissions and other out-of-pocket fees and expenses actually incurred in connection with such Debt Incurrence; provided that, an original issue discount shall not reduce the amount of such Debt Incurrence Proceeds unless such discount is due and payable at or immediately following the closing of such Debt Incurrence and such discount has not already been taken into account to reduce the amount of proceeds received by the Borrower or such Subsidiary from such Debt Incurrence.

“Debt Service Coverage Ratio” means, as of the end of each fiscal quarter, the ratio of (a) the Borrower’s consolidated EBITDA for the four-fiscal quarter period then ended to (b) the sum of (i) the Borrower’s consolidated Net Interest Expense for the four-fiscal quarter period then ended plus (ii) scheduled principal payments of Funded Debt required during such period, including scheduled principal payments of Advances.

“Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means a per annum rate equal to (a) in the case of principal of any Advance, 2.00% plus the rate otherwise applicable to such Advance as provided in Sections 2.7(a), (b), or (c), and (b) in the case of any other Obligation, 2.00% plus the non-default rate applicable to Base Rate Advances as provided in Section 2.7(a) or (c).

“Defaulting Lender” means any Lender that (a) (except, with regards to the funding of Swing Line Advances, the Swing Line Lender) has failed to fund any portion of the Revolving Advances or participations in Letter of Credit Obligations or Swing Line Advances required to be funded by it hereunder within two Business Days of the date required to be funded by it hereunder unless (i) with respect to the failure to fund any such Revolving Advances, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) with the consent of the Administrative Agent and the Borrower (which consent may be withheld at the sole discretion of the Administrative Agent and the Borrower), such failure has been cured, (b) has indicated to the Administrative Agent, or has stated publicly, that such Lender will not fund any portion of the Revolving Advances or participations in Letter of Credit Obligations or Swing Line Advances required to be funded by it hereunder, unless (i) with respect to the failure to fund any such Revolving Advances, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) with the consent of the Administrative Agent and the Borrower (which consent may be withheld at the sole discretion of the Administrative Agent and the Borrower), such Lender actually funds such Advances or participations, (c) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, unless the subject of a good faith dispute, or unless, with the consent of the Administrative Agent (which consent may be withheld at the sole discretion of the Administrative Agent), such failure has been cured, (d) as to which a Lender Insolvency Event has occurred and is continuing with respect to such Lender, or (e) has failed to confirm in writing to the Administrative Agent, for at least three Business Days, in response to a written request of the Administrative Agent, that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (e) upon receipt of such written confirmation by the Administrative Agent). Any determination that a Lender is a Defaulting Lender will be made by the Administrative Agent in its sole discretion acting in good faith. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error.

“Dollars” and “$” means lawful money of the United States of America.

“Domestic Subsidiary” means, with respect to any Person, any of its Subsidiaries that (a) is incorporated or organized under the laws of the United States, any State thereof or the District of Columbia or (b) could provide a guarantee of the Obligations without any material adverse federal income tax consequences to the Borrower (including by constituting an investment of earnings in United States property under Section 956 (or any successor provision) of the Code and, therefore, triggering an increase in the gross income of the Borrower pursuant to Section 951 (or a successor provision) of the Code).

“Drop Down Acquisition” means the acquisition by one or more Credit Parties, in a single transaction or in a series of related transactions, of property or assets (including Equity Interests) from any Hi-Crush Proppants Entity, so long as the property or assets being acquired is engaged or used (or intended to be used), as applicable, primarily in the frac sand excavation, processing and transportation business, including, without limitation, the Augusta Drop Down.

“EBITDA” means for the Borrower, on a consolidated basis for any period (it being understood that no amounts of any Net Income of any entity constituting an Investment pursuant to Section 6.3(k) or (l) shall be taken into account in calculating EBITDA other than to the extent provided in clause (c) below), the sum of (a) Net Income for such period, plus (b) without duplication and to the extent deducted in determining such Net Income (i) depletion, depreciation and amortization for such period, plus (ii) Interest Expense for such period, plus (iii) Income Tax Expense for such period, plus (iv) letter of credit fees, plus (v) non-cash expenses resulting from any employee benefit or management compensation plan or the grant of Equity Interests to employees of the Borrower or any of its Subsidiaries pursuant to a written plan or agreement, plus (vi) customary non-capitalized expenses incurred in connection with the transactions contemplated by this Agreement to occur on the Effective Date and in connection with the transactions contemplated by the Second Amendment to occur on the Second Amendment Effective Date, plus (vii) customary non-capitalized expenses incurred in connection with any Investment permitted under Section 6.3(j), (k) or (l), any Acquisition permitted by Section 6.4, any incurrence of Debt permitted by Section 6.1 or any Equity Issuance (in each case, whether or not consummated) in an aggregate amount not to exceed $~~1,000,000~~2,000,000 in any fiscal year, plus (viii) any losses (or minus any gains) realized upon any disposition of property permitted under Section 6.8 outside of the ordinary course of business, plus (ix) non-recurring charges with respect to relocation or severance arrangements between the Borrower or its Subsidiaries and their respective officers and employees in an aggregate amount not to exceed $~~350,000~~1,000,000 in any fiscal year, plus (x) exploration expenses in an aggregate amount not to exceed $500,000 in any fiscal year, plus (xi) non-cash charges resulting from extraordinary, non-recurring events or circumstances for such period, plus (c) cash dividends or distributions received (or, in the case of the preferred units of Augusta, declared so long as such cash is received prior to delivery of the Financial Statements for such period in accordance with Section 5.2) by the Credit Parties from any Permitted Investments pursuant to Section 6.3(k) or (l), minus (d) to the extent included in determining Net Income, non-cash income resulting from extraordinary, non-recurring events or circumstances for such period and all other non-cash items of income which were included in determining such Net Income; provided that such EBITDA shall be subject to pro forma adjustments for acquisitions and asset sales (including, without limitation, the Wyeville Drop Down and each other Drop Down Acquisition) assuming that such transactions had occurred on the first day of the determination period, which adjustments shall be made in a manner, and subject to supporting documentation, acceptable to the Administrative Agent.

“Effective Date” means the date on which the conditions precedent set forth in Section 3.1 shall have been satisfied, which date shall not be later than September 30, 2012.

“Eligible Assignee” means (a) a Lender (other than a Defaulting Lender), (b) any Affiliate of a Lender approved by the Administrative Agent, or (c) any other Person (other than a natural Person) reasonably acceptable to the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 9.7, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower and such approval to be deemed given by the Borrower if no objection is received by the Administrative Agent from the Borrower within five Business Days after notice of such proposed assignment has been provided to the Borrower; provided, however, that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee.

“Environment” shall have the meanings set forth in 42 U.S.C. 9601(8) (1988).

“Environmental Claim” means any third party (including governmental agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation (including claims or proceedings under the Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of employees) which seeks to impose liability under any Environmental Law.

“Environmental Law” means all federal, state, and local laws, rules, regulations, ordinances, orders, decisions, agreements, and other requirements, including common law theories, now or hereafter in effect and relating to, or in connection with the Environment, human health, or safety, including without limitation CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, medical infections, or toxic substances, materials or wastes; (d) the safety or health of employees; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, medical infections, or toxic substances, materials or wastes.

“Environmental Permit” means any permit, license, order, approval, registration or other authorization under Environmental Law.

“Equity Interest” means with respect to any Person, any shares, interests, participation, or other equivalents (however designated) of corporate stock, membership interests or partnership interests (or any other ownership interests) of such Person.

“Equity Investors” means Hi-Crush Proppants and/or the General Partner, as applicable.

“Equity Issuance” means any issuance of equity securities or any other Equity Interests (including any preferred equity securities) by the Borrower or any of its Subsidiaries.

“Equity Issuance Proceeds” means, with respect to any Equity Issuance, all cash and cash equivalent investments received by the Borrower or any of its Subsidiaries from such Equity Issuance (other than from any other Credit Party) after payment of, or provision for, all underwriter fees and expenses, SEC and blue sky fees, printing costs, fees and expenses of accountants, lawyers and other professional advisors, brokerage commissions and other out-of-pocket fees and expenses actually incurred in connection with such Equity Issuance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board as in effect from time to time.

“Eurodollar Advance” means an Advance that bears interest based upon the Eurodollar Rate (other than Advances that bear interest based upon the Daily One Month LIBOR).

“Eurodollar Base Rate” means (a) in determining Eurodollar Rate for purposes of the “Daily One Month LIBOR”, the rate per annum for Dollar deposits quoted by the Administrative Agent for the purpose of calculating effective rates of interest for loans making reference to the “Daily One-Month LIBOR”, as the inter-bank offered rate in effect from time to time for delivery of funds for one (1) month in amounts approximately equal to the principal amount of the applicable Advances; provided that, the Administrative Agent may base its quotation of the inter-bank offered rate upon such offers or other market indicators of the inter-bank market as the Administrative Agent in its discretion deems appropriate including, but not limited to, the rate determined under the following clause (b), and (b) in determining Eurodollar Rate for all other purposes, the rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1%) equal to the interest rate per annum set forth on the Reuters Reference LIBOR1 page as the London Interbank Offered Rate, for deposits in Dollars at 11:00 a.m. (London, England time) two Business Days before the first day of the applicable Interest Period and for a period equal to such Interest Period; provided that, if such quotation is not available for any reason, then for purposes of this clause (b), Eurodollar Base Rate shall then be the rate determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the Advances being made, continued or Converted by the Lenders and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London Branch (or other branch or Affiliate of the Administrative Agent, or in the event that the Administrative Agent does not have a London branch, the London branch of a Lender chosen by the Administrative Agent) to major banks in the London or other offshore inter-bank market for Dollars at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period).

“Eurodollar Rate” means a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate 1.00 – Eurodollar Reserve Percentage

Where,

“Eurodollar Reserve Percentage” means, as of any day, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities. The Eurodollar Rate for each outstanding Advance shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning specified in Section 7.1.

“Excluded Equity Issuance” means (a) an Equity Issuance to management, employees or consultants of a Credit Party under any employee stock option or stock purchase plan or other employee benefits plan or other similar agreements in existence from time to time, (b) an Equity Issuance by a Credit Party to another Credit Party and (c) any Equity Issuance the proceeds of which are utilized to make Capital Expenditures permitted by Section 6.18, Investments permitted by Sections 6.3(k)(ii) or (l), or Acquisitions permitted by Section 6.4 and, in each case, consummated within 90 days after such Equity Issuance.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Existing Letters of Credit” means the letters of credit issued by Amegy and set forth on the attached Schedule 1.1(a).

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§ 78dd-1, et seq.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the preceding Business Day as so published on the succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.

“Fee Letter” means that certain Mandate and Fee Letter dated as of July 30, 2012 between the Borrower and Amegy.

“Financial Statements” means, for any period, the consolidated financial statements of the Borrower and its Subsidiaries, including statements of operations, partners’ equity and cash flow for such period as well as a balance sheet as of the end of such period, all prepared in accordance with GAAP.

“First-Tier Foreign Subsidiary” means any Foreign Subsidiary that is a CFC and the Equity Interests of which are held directly by the Borrower or a Domestic Subsidiary.

“Foreign Lender” means any Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Subsidiary of a Person that is not a Domestic Subsidiary.

“Funded Debt” of any Person means, at any time, without duplication, Debt of such Person (a) of the type described in clauses (a), (b), (c), (f), and (h) of the definition of “Debt”; provided that Debt with respect to letters of credit referred to in clause (b) of such definition shall be considered “Funded Debt” regardless of whether such letters of credit are drawn or funded, (b) of the type described in clause (i) of the definition of “Debt”; provided that such Debt would otherwise qualify as “Funded Debt” under this definition, or (c) of the type described in clauses (j) or (k) of the definition of “Debt” to the extent that such guaranty covers, or such Lien secures, Debt of the type described in clause (a) or clause (b) of this definition of “Funded Debt”. For the avoidance of doubt, all Debt outstanding under this Agreement shall constitute “Funded Debt”. Notwithstanding the foregoing, Permitted Subordinated Debt shall not constitute “Funded Debt” so long as each Subordination Agreement is in full force and effect.

“GAAP” means United States of America generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.3.

“General Partner” means Hi-Crush GP LLC, a Delaware limited liability company.

“Governmental Authority” means, with respect to any Person, any foreign governmental authority, the United States of America, any state of the United States of America, the District of Columbia, and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over such Person.

“Guarantors” means any Person that now or hereafter executes a Guaranty, including (a) each Wyeville Drop Down Entity, (b) each other Subsidiary of the Borrower listed on Schedule 4.11, and (c) each Subsidiary of the Borrower that becomes a guarantor of all or a portion of the Obligations and which has entered into either a joinder agreement substantially in the form attached to the Guaranty or a new Guaranty; provided, however, notwithstanding anything contained in this Agreement or any other Credit Document to the contrary, no Foreign Subsidiary of the Borrower shall be required to execute a Guaranty.

“Guaranty” means the Guaranty Agreement executed in substantially the same form as Exhibit C.

“Hazardous Substance” means any substance or material identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products, radionuclides, and radioactive materials.

“Hazardous Waste” means any substance or material regulated or designated as such pursuant to any Environmental Law, including without limitation, pollutants, contaminants, flammable substances and materials, explosives, radioactive materials, oil, petroleum and petroleum products, chemical liquids and solids, polychlorinated biphenyls, asbestos, toxic substances, and similar substances and materials.

“Hedging Arrangement” means a hedge, call, swap, collar, floor, cap, option, forward sale or purchase or other contract or similar arrangement (including any obligations to purchase or sell any commodity or security at a future date for a specific price) which is entered into to reduce or eliminate or otherwise protect against the risk of fluctuations in prices or rates, including interest rates, foreign exchange rates, commodity prices and securities prices.

“Hi-Crush Proppants” means Hi-Crush Proppants LLC, a Delaware limited liability company.

“Hi-Crush Proppants Credit Agreement” means that certain Credit Agreement dated as of April 6, 2012 among Hi-Crush Proppants, as borrower, the lenders party thereto from time to time, and Amegy, as administrative agent, issuing lender and swing line lender.

“Hi-Crush Proppants Entities” means Hi-Crush Proppants and its Subsidiaries (other than the General Partner, the Borrower and its Subsidiaries).

“Income Tax Expense” means for Borrower and its Subsidiaries, on a consolidated basis for any period, all state and federal income taxes (including without limitation Texas franchise taxes) paid or due to be paid during such period.

“Increase Date” has the meaning set forth in Section 2.15(b).

“Increasing Lender” has the meaning set forth in Section 2.15(a).

“Independent Engineering Report” means a report, in form and substance consistent with the report dated January 2012 in respect of Credit Parties’ facility in Wyeville, Wisconsin or otherwise reasonably satisfactory to the Administrative Agent, prepared by an independent engineer, with respect to the Sand Reserves owned by the Borrower or its Subsidiaries which report shall specify the location, quantity, and type of the estimated Sand Reserves.

“Initial Financial Statements” means the unaudited consolidated financial statements of Hi-Crush Proppants and its Subsidiaries for the fiscal quarter ending June 30, 2012, including statements of income, retained earnings, changes in equity and cash flow for such fiscal quarter as well as a balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP.

“Interest Coverage Ratio” means, as of the end of each fiscal quarter, the ratio of (a) (i) for the fiscal quarter period ending September 30, 2012, the Borrower’s consolidated EBITDA for such fiscal quarter multiplied by 4, (ii) for the fiscal quarter period ending December 31, 2012, the Borrower’s consolidated EBITDA for the two fiscal quarter period then ended multiplied by 2, (iii) for the fiscal quarter period ending March 31, 2013, the Borrower’s consolidated EBITDA for the three fiscal quarter period then ended multiplied by 4/3, and (iv) for each fiscal quarter period ending thereafter, the Borrower’s consolidated EBITDA for the four-fiscal quarter period then ended to (b) (i) for the fiscal quarter period ending September 30, 2012, the Borrower’s consolidated Net Interest Expense for such fiscal quarter multiplied by 4, (ii) for the fiscal quarter period ending December 31, 2012, the Borrower’s consolidated Net Interest Expense for the two fiscal quarter period then ended multiplied by 2, (iii) for the fiscal quarter period ending March 31, 2013, the Borrower’s consolidated Net Interest Expense for the three fiscal quarter period then ended multiplied by 4/3, and (iv) for each fiscal quarter period ending thereafter, the Borrower’s consolidated Net Interest Expense for the four-fiscal quarter period then ended.

“Interest Expense” means, for any period and with respect to any Person, total interest expense (including, without limitation, the amortization of debt discount and premium and the interest component under Capital Leases and the arrangement and upfront fees paid pursuant to the Fee Letter and the Subordinated Notes) as determined in accordance with GAAP.

“Interest Period” means for each Eurodollar Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Advance is made or deemed made and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.3, and thereafter, each subsequent period commencing on the day following the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.3. The duration of each such Interest Period shall be one, two, three, or six months, in each case as the Borrower may select, provided that:

(a) the Borrower shall select Interest Periods so that it is not necessary to repay any portion of any Term Advance prior to the last day of the applicable Interest Period in order to make a mandatory scheduled repayment required pursuant to Section 2.5(c);

(b) ~~(a)~~ Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

(c) ~~(b)~~ whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

(d) ~~(c)~~ any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

(e) ~~(d)~~ the Borrower may not select any Interest Period for any Advance which ends after the Revolving Maturity Date or the Term Maturity Date, as applicable.

“Investment” has the meaning set forth in Section 6.3.

“IPO” means the initial public offering of the Borrower’s common units representing limited partner interests.

“Issuing Lender” means Amegy in its capacity as a Lender that issues Letters of Credit for the account of any Credit Party pursuant to the terms of this Agreement.

“Legal Requirement” means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, including, but not limited to, Regulations T, U and X.

“Lender Insolvency Event” means that (a) a Lender or its Lender Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (b) such Lender or its Lender Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Lender Parent Company, or such Lender or its Lender Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided, that a Lender Insolvency Event shall not be triggered solely by virtue of the ownership or acquisition of any equity interest in a Lender or its Lender Parent Company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Lender Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Lenders” means the Persons listed on the signature pages hereto as Lenders, any other Person that shall have become a Lender hereto pursuant to Section 2.13, and any other Person that shall have become a Lender hereto pursuant to an Assignment and Acceptance, but in any event, excluding any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term “Lenders” also references the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any standby or commercial letter of credit issued by an Issuing Lender for the account of a Credit Party pursuant to the terms of this Agreement, in such form as may be agreed by the Borrower and the Issuing Lender.

“Letter of Credit Application” means the Issuing Lender’s standard form letter of credit application for standby or commercial letters of credit which has been executed by the Borrower and accepted by such Issuing Lender in connection with the issuance of a Letter of Credit.

“Letter of Credit Documents” means all Letters of Credit, Letter of Credit Applications and amendments thereof, and agreements, documents, and instruments entered into in connection therewith or relating thereto.

“Letter of Credit Exposure” means, at the date of its determination by the Administrative Agent, the aggregate outstanding undrawn amount of Letters of Credit plus the aggregate unpaid amount of all of the Borrower’s payment obligations under drawn Letters of Credit.

“Letter of Credit Maximum Amount” means $~~15,000,000~~25,000,000; provided that, on and after the Revolving Maturity Date, the Letter of Credit Maximum Amount shall be zero.

“Letter of Credit Obligations” means any obligations of the Borrower under this Agreement in connection with the Letters of Credit.

“Leverage Ratio” means, as of the end of each fiscal quarter, the ratio of (a) the consolidated Funded Debt of the Borrower as of the last day of such fiscal quarter to (b) (i) for the fiscal quarter period ending September 30, 2012, the Borrower’s consolidated EBITDA such fiscal quarter multiplied by 4, (ii)

for the fiscal quarter period ending December 31, 2012, the Borrower’s consolidated EBITDA for the two fiscal quarter period then ended multiplied by 2, (iii) for the fiscal quarter period ending March 31, 2013, the Borrower’s consolidated EBITDA for the three fiscal quarter period then ended multiplied by 4/3, and (iv) for each fiscal quarter period ending thereafter, the Borrower’s consolidated EBITDA for the four-fiscal quarter period then ended.

“Lien” means any mortgage, lien, pledge, charge, deed of trust, security interest, or encumbrance to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including the interest of a vendor or lessor under any conditional sale agreement, Capital Lease, or other title retention agreement).

“Liquid Investments” means (a) readily marketable direct full faith and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America; (b) commercial paper issued by (i) any Lender or any Affiliate of any Lender or (ii) any commercial banking institutions or corporations rated at least P-1 by Moody’s or A-1 by S&P; (c) certificates of deposit, time deposits, and bankers’ acceptances issued by (i) any of the Lenders or (ii) any other commercial banking institution which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $250,000,000 and rated Aa by Moody’s or AA by S&P; (d) repurchase agreements which are entered into with any of the Lenders or any major money center banks included in the commercial banking institutions described in clause (c) and which are secured by readily marketable direct full faith and credit obligations of the government of the United States of America or any agency thereof; (e) investments in any money market fund which holds investments substantially of the type described in the foregoing clauses (a) through (d); (f) readily and immediately available cash held in any money market account maintained with any Lender; provided that, such money market accounts and the funds therein shall be unencumbered and free and clear of all Liens and other third party rights other than a Lien in favor of the Administrative Agent pursuant to the Security Documents; and (g) other investments made through the Administrative Agent or its Affiliates and approved by the Administrative Agent. All the Liquid Investments described in clauses (a) through (d) above shall have maturities of not more than 365 days from the date of issue.

“Liquidity” means, as of a date of determination, the sum of (a) the excess, if any, of the Commitments over the sum of the aggregate outstanding amount of all Revolving Advances and all Swing Line Advances plus the Letter of Credit Exposure plus (b) readily and immediately available cash held in deposit accounts of any Credit Party (other than the Cash Collateral Account); provided that, such deposit accounts and the funds therein shall be unencumbered and free and clear of all Liens and other third party rights other than a Lien in favor of the Administrative Agent pursuant to the Security Documents and Liens permitted by Section 6.2(j).

“Maintenance Capital Expenditures” means Capital Expenditures made by any Credit Party to maintain the operations of any Credit Party.

“Majority Lenders” means Lenders holding greater than 50% of the sum of (a) the aggregate unfunded Commitments at such time plus (b) the aggregate unpaid principal amount of the Revolving Notes (with the aggregate amount of each Lender’s risk participation and funded participation in the Letter of Credit Exposure (including any such Letter of Credit Exposure that has been reallocated to such Lender pursuant to Section 2.14) and Swing Line Advances being deemed as unpaid principal under such Lender’s Revolving Note); provided that, the Commitment of, and the portion of the Revolving Advances and Letter of Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders unless all Lenders are Defaulting Lenders.

“Material Adverse Change” means a material adverse change (a) in the business, operations, Property or financial condition of the Borrower and its Subsidiaries, taken as a whole; (b) on the validity or enforceability of this Agreement or any of the other Credit Documents; (c) on any Credit Party’s ability to perform its obligations under this Agreement, any Note, the Guaranty or any other Credit Document; or (d) in any right or remedy of any Secured Party under any Credit Document.

“Material Contract” means each contract listed on Schedule 1.1(b), as amended, restated, supplemented or otherwise modified from time to time.

“Maturity Date” means the ~~earliest of (a) August 21, 2016, (b) the termination in whole of the Commitments pursuant to Section 2.1(b) and (c) the termination in whole of the Commitments and acceleration of the Revolving Advances pursuant to Article 7.~~Revolving Maturity Date or the Term Maturity Date, as applicable.

“Maximum Rate” means the maximum nonusurious interest rate under applicable law.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto which is a nationally recognized statistical rating organization.

“Mortgage” means each mortgage or deed of trust in form acceptable to the Administrative Agent executed by any Credit Party to secure all or a portion of the Obligations.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any member of the Controlled Group is making or accruing an obligation to make contributions.

“Net Cash Proceeds” means with respect to any Asset Sale or Casualty Event, all cash and Liquid Investments received in respect of such Asset Sale or Casualty Event after (a) payment of, or provision for, all brokerage commissions and other reasonable out of pocket fees and expenses actually incurred (including attorneys’, accountants’, investment bankers’, consultants’ or other customary fees and expenses); (b) payment of any outstanding obligations relating to such Property paid in connection with any such Asset Sale or Casualty Event; and (c) taxes paid or reasonably estimated to be payable within one year after such Asset Sale or Casualty Event as a result thereof and as a result of any gain recognized in connection therewith.

“Net Income” means, for any period and with respect to any Person, the net income for such period for such Person after taxes as determined in accordance with GAAP, including any cash net gain but excluding, however, (a) extraordinary items, including (i) any net non-cash gain or loss during such period arising from the sale, exchange, retirement or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business, and (ii) any write up or write down of assets and (b) the cumulative effect of any change in GAAP.

“Net Interest Expense” means, for any period and with respect to any Person, Interest Expense minus interest income of such Person for such period.

“Non-Defaulting Lender” means any Lender that is not then a Defaulting Lender.

“Notes” means the Revolving Notes ~~and~~, the Swing Line Note and the Term Notes.

“Notice of Borrowing” means a notice of borrowing signed by the Borrower in substantially the same form as Exhibit D.

“Notice of Continuation or Conversion” means a notice of continuation or conversion signed by the Borrower in substantially the same form as Exhibit E.

“Obligations” means all principal, interest (including post-petition interest), fees, reimbursements, indemnifications, and other amounts now or hereafter owed by any of the Credit Parties to the Lenders, the Swing Line Lender, the Issuing Lender, or the Administrative Agent under this Agreement and the Credit Documents, including, the Letter of Credit Obligations, and any increases, extensions, and rearrangements of those obligations under any amendments, supplements, and other modifications of the documents and agreements creating those obligations.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Organization Documents” means (a) for any corporation, the certificate or articles of incorporation and the bylaws, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership or (c) for any limited liability company, the operating agreement and articles or certificates of formation of incorporation.

“Other Taxes” has the meaning set forth in Section 2.12(b).

“Participant Register” has the meaning set forth in Section 9.7(d).

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Hi-Crush Partners LP.

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Debt” has the meaning set forth in Section 6.1.

“Permitted Investments” has the meaning set forth in Section 6.3.

“Permitted Liens” has the meaning set forth in Section 6.2.

“Permitted Refinancing” means Debt issued or incurred (including by means of the extension or renewal of existing Debt) to refinance, refund, extend, renew or replace existing Debt (the “Refinanced Debt”); provided that (a) the principal amount of such Permitted Refinancing is not greater than the outstanding principal amount of such Refinanced Debt plus the amount of any premiums or penalties and accrued and unpaid interest paid thereon, reasonable fees and expenses and existing commitments unutilized thereunder, (b) such Permitted Refinancing has a final maturity that is no sooner than such Refinanced Debt, (c) the documentation evidencing such Permitted Refinancing contains representations, warranties, covenants and events of default, taken as a whole, no less favorable to the Borrower in any material respect than this Agreement and (d) if such Refinanced Debt or any guarantees in respect thereof are subordinated to the Obligations, such Permitted Refinancing remains so subordinated on terms no less favorable to the Administrative Agent and the Lenders.

“Permitted Subordinated Debt” means Debt permitted under Section 6.1(h).

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, limited liability company, limited liability partnership, unincorporated association, joint venture, or other entity, or a government or any political subdivision or agency thereof, or any trustee, receiver, custodian, or similar official.

“Plan” means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

“Pro Forma Financial Statements” means the unaudited pro forma consolidated balance sheet of the Borrower and its Subsidiaries as of June 30, 2012, prepared giving pro forma effect to the IPO and the Wyeville Drop Down as if such transactions had occurred on such date.

~~“Property” of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.~~

“Pro Rata Share” means, at any time with respect to any Lender, (a) the ratio (expressed as a percentage) of such Lender’s Commitment at such time to the aggregate Commitments at such time, or (b) if all of the Commitments have been terminated, the ratio (expressed as a percentage) of such Lender’s aggregate outstanding Revolving Advances at such time to the total aggregate outstanding Revolving Advances at such time.

“Property” of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

“Prospectus” means the latest prospectus included in the Registration Statement or filed with the SEC pursuant to Rule 424(b) under the Securities Act prior to the Effective Date.

“Register” has the meaning set forth in Section 9.7(b).

“Registration Statement” means that Registration Statement on Form S-1 (File No. 333-182574) filed by the Borrower with the SEC, amended as of the date hereof.

“Regulations T, U, and X” means Regulations T, U, and X of the Federal Reserve Board, as each is from time to time in effect, and all official rulings and interpretations thereunder or thereof. Each of Regulations T, U, or X may be referred to individually as Regulation T, Regulation U, or Regulation X herein.

“Release” shall have the meaning set forth in CERCLA or under any other Environmental Law.

“Response” shall have the meaning set forth in CERCLA or under any other Environmental Law.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA (other than any such event not subject to the provision for 30-day notice to the PBGC under the regulations issued under such section).

“Responsible Officer” means (a) with respect to any Person that is a corporation, such Person’s Chief Executive Officer, President, or Chief Financial Officer, (b) with respect to any Person that is a limited liability company, if such Person has officers, then such Person’s Chief Executive Officer, President, or Chief Financial Officer, and if such Person is managed by members, then a Responsible Officer of such Person’s managing member, and if such Person is managed by managers, then a manager

(if such manager is an individual) or a Responsible Officer of such manager (if such manager is an entity), and (c) with respect to any Person that is a general partnership, limited partnership or a limited liability partnership, the Responsible Officer of such Person’s general partner or partners.

“Restricted Payment” means, with respect to any Person, (a) any direct or indirect dividend or distribution (whether in cash, securities or other Property) or any direct or indirect payment of any kind or character (whether in cash, securities or other Property) made in connection with the Equity Interest of such Person, including those dividends, distributions and payments made in consideration for or otherwise in connection with any retirement, purchase, redemption or other acquisition of any Equity Interest of such Person, or any options, warrants or rights to purchase or acquire any such Equity Interest of such Person or (b) principal or interest payments (in cash, Property or otherwise) on, or redemptions of, subordinated debt of such Person; provided that the term “Restricted Payment” shall not include any dividend or distribution payable solely in common or subordinated Equity Interests of such Person or warrants, options or other rights to purchase such Equity Interests.

“Revolving Advance” means any advance by a Lender to the Borrower as part of a Revolving Borrowing.

“Revolving Borrowing” means a Borrowing consisting of simultaneous Revolving Advances of the same Type made by the Lenders pursuant to Section 2.1(a) or Converted by each Lender to Revolving Advances of a different Type pursuant to Section 2.3(b).

“Revolving Loan” means the aggregate principal from a Lender which represents such Lender’s ratable share of a Revolving Borrowing.

“Revolving Maturity Date” means the earliest of (a) August 21, 2016, (b) the termination in whole of the Commitments pursuant to Section 2.1(b) and (c) the termination in whole of the Commitments and acceleration of the Revolving Advances pursuant to Article 7.

“Revolving Note” means a promissory note of the Borrower payable to the order of a Lender in the amount of such Lender’s Commitment, in substantially the same form as Exhibit G-1, evidencing indebtedness of the Borrower to such Lender resulting from Revolving Advances owing to such Lender.

“S&P” means Standard & Poor’s Rating Agency Group, a division of McGraw-Hill Companies, Inc., or any successor thereof which is a national credit rating organization.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

“Sand Reserves” means (a) at any particular time, the estimated quantities of sand which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years under then existing economic and operating conditions (i.e., prices and costs as of the date the estimate is made) and (b) any fee mineral interests, term mineral interests, leases, subleases, farm-outs, royalties, overriding royalties, net profit interests, carried interests, production payments and similar mineral interests, and all unsevered and unextracted sand in, under, or attributable to the properties described in the foregoing clause (a).

“SEC” means, the Securities and Exchange Commission.

“Second Amendment” means that certain Commitment Increase Agreement and Second Amendment to Credit Agreement dated as of the Second Amendment Effective Date, among the Borrower, the Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders.

“Second Amendment Effective Date” means May 9, 2013.

“Secured Obligations” means (a) the Obligations, (b) the Banking Services Obligations, and (c) all obligations of any of the Credit Parties owing to Swap Counterparties under any Hedging Arrangements; provided that the “Secured Obligations” shall not include any Excluded Swap Obligations.

“Secured Parties” means the Administrative Agent, the Issuing Lender, the Lenders, the Swap Counterparties and Banking Services Providers.

“Security Agreement” means the Pledge and Security Agreement among the Credit Parties and the Administrative Agent in substantially the same form as Exhibit F.

“Security Documents” means, collectively, the Mortgages, Security Agreement, and any and all other instruments, documents or agreements, including Account Control Agreements, now or hereafter executed by any Credit Party or any other Person to secure the Secured Obligations.

“Solvent” means, as to any Person, on the date of any determination (a) the fair value of the Property of such Person is greater than the total amount of debts and other liabilities (including without limitation, contingent liabilities) of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities (including, without limitation, contingent liabilities) as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities (including, without limitation, contingent liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities (including, without limitation, contingent liabilities) beyond such Person’s ability to pay as such debts and liabilities mature, (e) such Person is not engaged in, and is not about to engage in, business or a transaction for which such Person’s Property would constitute unreasonably small capital, and (f) such Person has not transferred, concealed or removed any Property with intent to hinder, delay or defraud any creditor of such Person.

“Sponsor” means Avista Capital Holdings, L.P. or any entities that are used to form, organize or establish funds on behalf of Avista Capital Holdings, L.P. and its affiliates.

“Subject Lender” has the meaning set forth in Section 2.13.

“Subordination Agreement” means a subordination agreement in form and substance satisfactory to the Majority Lenders by and among each applicable Credit Party, the holder(s) of each Subordinated Note, and the Administrative Agent.

“Subordinated Notes” means each subordinated promissory note by the Borrower with representations, warranties, covenants and events of default, taken as a whole, no less favorable to the Borrower in any material respect than this Agreement and otherwise in form and substance reasonably satisfactory to the Majority Lenders.

“Subsidiary” means, with respect to any Person (the “holder”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the holder in the holder’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity, a majority of whose outstanding Voting Securities shall at any time be owned by the holder or one more Subsidiaries of the holder. Unless expressly provided otherwise, all references herein and in any other Credit Document to any “Subsidiary” or “Subsidiaries” means a Subsidiary or Subsidiaries of the Borrower.

“Swap Counterparty” means a Lender or an Affiliate of a Lender that has entered into a Hedging Arrangement with a Credit Party as permitted by the terms of this Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line Advance” means an advance by the Swing Line Lender to the Borrower as part of a Swing Line Borrowing.

“Swing Line Borrowing” means the Borrowing consisting of a Swing Line Advance made by the Swing Line Lender pursuant to Section 2.3(f) or, if an AutoBorrow Agreement is in effect, any transfer of funds pursuant to such AutoBorrow Agreement.

“Swing Line Lender” means Amegy.

“Swing Line Note” means the promissory note made by the Borrower payable to the order of the Swing Line Lender evidencing the indebtedness of the Borrower to the Swing Line Lender resulting from Swing Line Advances in substantially the same form as Exhibit G-2.

“Swing Line Payment Date” means (a) if an AutoBorrow Agreement is in effect, the earliest to occur of (i) the date required by such AutoBorrow Agreement, (ii) demand is made by the Swing Line Lender ~~and~~, (iii) the Revolving Maturity Date and (iv) the Term Out Trigger Date, or (b) if an AutoBorrow Agreement is not in effect, the ~~earlier~~earliest to occur of (i) three (3) Business Days after demand is made by the Swing Line Lender if no Event of Default exists, and otherwise upon demand by the Swing Line Lender ~~and~~, (ii) the Revolving Maturity Date and (iii) the Term Out Trigger Date.

“Swing Line Sublimit Amount” means $~~5,000,000~~10,000,000; provided that, on and after the Revolving Maturity Date, the Swing Line Sublimit Amount shall be zero.

“Tax Group” has the meaning assigned to it in Section 4.13.

“Taxes” has the meaning set forth in Section 2.12(a).

“Term Advance” means a term advance converted from Revolving Advances pursuant to Section 2.1(d).

“Term Borrowing” means the Borrowing consisting of Term Advances of the same Type converted from Revolving Advances pursuant to Section 2.1(d) or Converted by each Lender to Term Advances of a different Type pursuant to Section 2.3(b).

“Term Maturity Date” means the earlier of (a) August 21, 2016 and (b) the acceleration of the Term Advances pursuant to Article 7.

“Term Loan” means the loans evidenced by Term Notes converted from Revolving Advances pursuant to Section 2.1(d).

“Term Note” means a promissory note of the Borrower payable to the order of a Lender in the amount of such Lender’s Term Loan, in substantially the same form as Exhibit G-3, evidencing indebtedness of the Borrower to such Lender resulting from the Term Advances converted from Revolving Advances pursuant to Section 2.1(d).

“Term Out Trigger Date” means the first fiscal quarter end occurring after the Second Amendment Effective Date when the following shall have occurred: the sum of the aggregate outstanding amount of all Revolving Advances and all Swing Line Advances plus the Letter of Credit Exposure has exceeded $125,000,000 as of the last day of each of four consecutive fiscal quarters.

“Termination Event” means (a) a Reportable Event with respect to a Plan, (b) the withdrawal of the Borrower or any member of the Controlled Group from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Type” has the meaning set forth in Section 1.4.

“Voting Securities” means (a) with respect to any corporation, capital stock of the corporation having general voting power under ordinary circumstances to elect directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency), (b) with respect to any partnership, any partnership interest or other ownership interest having general voting power to elect the general partner or other management of the partnership or other Person, and (c) with respect to any limited liability company, membership certificates or interests having general voting power under ordinary circumstances to elect managers of such limited liability company.

“Wall Street Journal Rate” means a rate of interest per annum equal to the “prime rate” as published from time to time in the Eastern Edition of the Wall Street Journal as the average prime lending rate for seventy-five percent (75%) of the United States’ thirty (30) largest commercial banks, or if the Wall Street Journal shall cease publication or cease publishing the “prime rate” on a regular basis, such other regularly published average prime rate applicable to such commercial banks as is acceptable to the Administrative Agent in its reasonable discretion.

“Wyeville Drop Down” means the contribution of all of the Equity Interests of the Wyeville Drop Down Entities by Hi-Crush Proppants to the Borrower pursuant to the Wyeville Drop Down Documents in exchange for (a) common units of the Borrower, (b) subordinated units of the Borrower and (c) incentive distribution rights.

“Wyeville Drop Down Documents” means that certain Contribution, Assignment and Assumption Agreement among Hi-Crush Proppants, the Borrower, and the General Partner in substantially the same form as the applicable exhibit attached to the Registration Statement, together with each other agreement, instrument, or document executed in connection with the Wyeville Drop Down.

“Wyeville Drop Down Entities” means Hi-Crush Operating LLC, a Delaware limited liability company, Hi-Crush Chambers LLC, a Delaware limited liability company, Hi-Crush Railroad LLC, a Delaware limited liability company, and Hi-Crush Wyeville LLC, a Delaware limited liability company.

Section 1.2. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

Section 1.3. Accounting Terms; Changes in GAAP.

(a) All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis with those applied in the preparation of the Initial Financial Statements.

(b) Unless otherwise indicated, all financial statements of the Borrower, all calculations for compliance with covenants in this Agreement, all determinations of the Applicable Margin, and all calculations of any amounts to be calculated under the definitions in Section 1.1 shall be based upon the consolidated accounts of the Borrower and its Subsidiaries in accordance with GAAP and consistent with the principles of consolidation applied in preparing the Initial Financial Statements.

(c) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower or the Majority Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(d) Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Debt in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof and (iii) in a manner such that any obligations relating to a lease that was accounted for by a Person as an operating lease as of the Effective Date and any similar lease entered into after the Effective Date by such Person shall be accounted for as obligations relating to an operating lease and not as a Capital Lease.

Section 1.4. Classes and Types of Advances. Advances are distinguished by “Class” and “Type”. The “Class” of an Advance refers to the determination of whether such Advance is a Revolving Advance, a Term Advance or a Swing Line Advance. The “Type” of an Advance refers to the determination of whether such Advance is a Base Rate Advance or a Eurodollar Advance.

Section 1.5. Miscellaneous. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements (including this Agreement) are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified and shall include all schedules and exhibits thereto unless otherwise specified. Any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. Any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein). The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

ARTICLE 2

CREDIT FACILITIES

Section 2.1. Commitments.

(a) Commitment. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Advances in Dollars to the Borrower from time to time on any Business Day during the period from the Effective Date until the Revolving Maturity Date in an aggregate amount not to exceed such Lender’s Commitment; provided that after giving effect to such Revolving Advances, the sum of the aggregate outstanding amount of all Revolving Advances and all Swing Line Advances plus the Letter of Credit Exposure, shall not exceed the aggregate Commitments in effect at such time. Each Revolving Borrowing shall (A) if comprised of Base Rate Advances be in an aggregate amount not less than $500,000 and in integral multiples of $50,000 in excess thereof, (B) if comprised of Eurodollar Advances be in an aggregate amount not less than $1,000,000 and in integral multiples of $500,000 in excess thereof, and (C) consist of Revolving Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender’s Commitment, the Borrower may from time to time borrow, prepay pursuant to Section 2.4, and reborrow under this Section 2.1(a).

(b) Reduction of the Commitments.

(i) Commitments. The Borrower shall have the right, upon at least three Business Days’ irrevocable notice to the Administrative Agent, to terminate in whole or reduce in part the unused portion of the Commitments; provided that each partial reduction shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof. Any reduction or termination of the Commitments pursuant to this Section 2.1(b)(i) shall be applied ratably to each Lender’s Commitment and shall be permanent, with no obligation of the Lenders to reinstate such Commitments, and the applicable Commitment Fees shall thereafter be computed on the basis of the Commitments, as so reduced. Notwithstanding the foregoing, the Borrower may (subject to payment to the Lenders of any applicable amounts under Section 2.9 hereof) rescind or postpone any notice to terminate in whole the Commitments if such termination would have resulted from a refinancing of this Agreement, which refinancing shall not be consummated or shall otherwise be delayed.

(ii) Defaulting Lender. At any time when a Lender is then a Defaulting Lender, the Borrower, at the Borrower’s election, may elect to terminate such Defaulting Lender’s Commitment hereunder; provided that (A) such termination must be of the Defaulting Lender’s entire Commitment, (B) the Borrower shall pay all amounts owed by the Borrower to such Defaulting Lender in such Defaulting Lender’s capacity as a Lender under this Agreement and under the other Credit Documents (including principal of and interest on the Revolving Advances owed to such Defaulting Lender, accrued Commitment Fees (subject to Section 2.6(a)), and letter of credit fees but specifically excluding any amounts owing under Section 2.9 as result of such payment of such Advances) and shall deposit with the Administrative Agent into the Cash Collateral Account cash collateral in the amount equal to such Defaulting Lender’s ratable share of the Letter of Credit Exposure (excluding any such Letter of Credit Exposure that has been reallocated pursuant to Section 2.14), (C) a Defaulting Lender’s Commitment may be terminated by the Borrower under this Section 2.1(b)(ii) if and only if at such time, the Borrower has elected, or is then electing, to terminate the Commitments of all then existing Defaulting Lenders. Upon written notice to the Defaulting Lender and Administrative Agent of the Borrower’s election to terminate a Defaulting Lender’s Commitment pursuant to this clause (ii) and the payment and deposit of amounts required to be made by the Borrower under clause (B) above, (1) such Defaulting Lender shall cease to be a “Lender” hereunder for all purposes except that such Lender’s rights and obligations as a Lender under Sections 2.10, 2.12, 8.5 and 9.2 shall continue with respect to events and occurrences occurring before or concurrently with its ceasing to be a “Lender” hereunder, (2) such Defaulting Lender’s Commitment shall be deemed terminated, and (3) such Defaulting Lender shall be relieved of its obligations hereunder as a “Lender”, except as to its obligations under Section 8.5 shall continue with respect to events and occurrences occurring before or concurrently with its ceasing to be a “Lender” hereunder, provided that, any such termination will not be deemed to be a waiver or release of any claim that Borrower, the Administrative Agent, the Swing Line Lender, any Issuing Lender or any Lender may have against such Defaulting Lender.

(iii) Term Out Trigger Date. On the Term Out Trigger Date, the aggregate Commitments shall automatically reduce by an amount equal to $50,000,000. Such reduction shall be applied ratably to each Lender’s Commitment and shall be permanent, with no obligation of the Lenders to reinstate such Commitments, and the applicable Commitment Fees shall thereafter be computed on the basis of the Commitments, as so reduced.

(c) Notes. The indebtedness of the Borrower to each Lender resulting (i) from Revolving Advances owing to such Lender shall be evidenced by a Revolving Note ~~and (ii~~, (ii) from Term Advances owing to such Lender shall be evidenced by a Term Note, and (iii) from Swing Line Advances owing to the Swing Line Lender, as set forth in Section 2.3(f) below, shall be evidenced by a Swing Line Note.

(d) Term Out Feature. On the Term Out Trigger Date, outstanding Revolving Advances in an amount equal to $50,000,000 shall automatically convert into Term Advances. Such conversion shall apply ratably to the outstanding Revolving Advances of each Lender, shall be permanent, and shall occur regardless of whether (i) the conditions in Section 3.2 have been met or (ii) a Default exists. Such Revolving Advances so converted shall thereafter be Term Advances for all purposes under this Agreement and the other Credit Documents; provided that, solely for purposes of calculating the “Majority Lenders”, such Term Advances shall be deemed to be unpaid principal under the Revolving Notes. The Borrower may not reborrow any Term Advances that have been repaid. Promptly after the Term Out Trigger Date, the Borrower shall deliver Term Notes to the Administrative Agent payable to each Lender in an amount equal to the initial outstanding principal amount of Term Advances owing to each such Lender.

Section 2.2. Letters of Credit

(a) Commitment for Letters of Credit. Subject to the terms and conditions set forth in this Agreement, the Issuing Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.2, from time to time on any Business Day during the period from the Effective Date until the fifth Business Day prior to the Revolving Maturity Date, to issue, increase or extend the expiration date of, Letters of Credit for the account of any Credit Party, provided that no Letter of Credit will be issued, increased, or extended:

(i) if such issuance, increase, or extension would cause the Letter of Credit Exposure to exceed the lesser of (A) the Letter of Credit Maximum Amount and (B) an amount equal to (1) the aggregate Commitments in effect at such time minus (2) the sum of the aggregate outstanding amount of all Revolving Advances and all Swing Line Advances;

(ii) unless such Letter of Credit has an expiration date not later than the earlier of (A) one year after its issuance or extension and (B) five (5) Business Days prior to the Revolving Maturity Date; provided that, (1) if the Commitments are terminated in whole pursuant to Section 2.1(b), the Borrower shall either (A) deposit into the Cash Collateral Account cash in an amount equal to 105% of the Letter of Credit Exposure for the Letters of Credit which have an expiry date beyond the date the Commitments are terminated or (B) provide a replacement letter of credit (or other security) reasonably acceptable to the Administrative Agent and the Issuing Lender in an amount equal to 105% of the Letter of Credit Exposure, and (2) any such Letter of Credit with a one-year tenor may expressly provide for an automatic extension of one additional year so long as such Letter of Credit expressly allows the Issuing Lender, at its sole discretion, to elect not to provide such extension; provided that, in any event, such automatic extension may not result in an expiration date that occurs after the fifth Business Day prior to the Revolving Maturity Date;

(iii) unless such Letter of Credit is (A) a standby letter of credit not supporting the repayment of indebtedness for borrowed money of any Person, or (B) with the consent of the Issuing Lender and so long as the Borrower has agreed to such additional fees which may apply, a commercial letter of credit;

(iv) unless such Letter of Credit is in form and substance acceptable to the Issuing Lender in its reasonable discretion;

(v) unless the Borrower has delivered to the Issuing Lender a completed and executed Letter of Credit Application; provided that, if the terms of any Letter of Credit Application conflicts with the terms of this Agreement, the terms of this Agreement shall control;

(vi) unless such Letter of Credit is governed by (A) the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, or (B) the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, in either case, including any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Lender;

(vii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing, increasing or extending such Letter of Credit, or any Legal Requirement applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance, increase or extension of letters of credit generally or such

Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the date hereof, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the date hereof and which the Issuing Lender in good faith deems material to it;

(viii) if the issuance, increase or extension of such Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally;

(ix) if Letter of Credit is to be denominated in a currency other than Dollars;

(x) if any Lender is at such time a Defaulting Lender hereunder, unless the Issuing Lender has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the Issuing Lender’s risk with respect to such Lender; or

(xi) if such Letter of Credit supports the obligations of any Person in respect of (x) a lease of real property, or (y) an employment contract, in each case, if the Issuing Lender reasonably determines that the Borrower’s obligation to reimburse any draws under such Letter of Credit may be limited.

Each Existing Letter of Credit, as of the Effective Date, shall be a Letter of Credit deemed to have been issued pursuant to the Commitments and shall constitute a portion of the Letter of Credit Exposure.

(b) Requesting Letters of Credit. Each Letter of Credit shall be issued pursuant to a Letter of Credit Application given by the Borrower to the Administrative Agent and the Issuing Lender by facsimile or other writing not later than 11:00 a.m. (Houston, Texas, time) on the third Business Day before the proposed date of issuance for the Letter of Credit. Each Letter of Credit Application shall be fully completed and shall specify the information required therein. Each Letter of Credit Application shall be irrevocable and binding on the Borrower. Subject to the terms and conditions hereof, the Issuing Lender shall before 2:00 p.m. (Houston, Texas, time) on the date of such Letter of Credit Application issue such Letter of Credit to the beneficiary of such Letter of Credit.

(c) Reimbursements for Letters of Credit; Funding of Participations.

(i) With respect to any Letter of Credit, in accordance with the related Letter of Credit Application, the Borrower agrees to pay on demand to the Administrative Agent on behalf of the Issuing Lender an amount equal to any amount paid by the Issuing Lender under such Letter of Credit. Upon the Issuing Lender’s demand for payment under the terms of a Letter of Credit Application, the Borrower may, with a written notice, request that the Borrower’s obligations to the Issuing Lender thereunder be satisfied with the proceeds of a Revolving Advance in the same amount (notwithstanding any minimum size or increment limitations on individual Revolving Advances). If the Borrower does not make such request and does not otherwise make the payments demanded by the Issuing Lender as required under this Agreement or the Letter of Credit Application, then the Borrower shall be deemed for all purposes of this Agreement to have requested such a Revolving Advance in the same amount and the transfer of the proceeds thereof to satisfy the Borrower’s obligations to the Issuing Lender, and the Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Lenders to make such Revolving Advance, to transfer the proceeds thereof to the Issuing Lender in satisfaction of such obligations, and to record and otherwise treat such payments as a Revolving Advance to the Borrower. The Administrative Agent and each Lender may record and otherwise treat the making of such Revolving Borrowings as the making of a Revolving Borrowing to the Borrower under this Agreement as if requested by the Borrower. Nothing herein is intended to release any of the Borrower’s obligations under any Letter of Credit Application, but only to provide an additional method of payment therefor. The making of any Revolving Borrowing under this Section 2.2(c) shall not constitute a cure or waiver of any Default, other than the payment Default which is satisfied by the application of the amounts deemed advanced hereunder, caused by the Borrower’s failure to comply with the provisions of this Agreement or the Letter of Credit Application.

(ii) Each Lender (including the Lender acting as Issuing Lender) shall, upon notice from the Administrative Agent that the Borrower has requested or is deemed to have requested a Revolving Advance pursuant to Section 2.2 and regardless of whether (A) the conditions in Section 3.2 have been met, (B) such notice complies with Section 2.3, or (C) a Default exists, make funds available to the Administrative Agent for the account of the Issuing Lender in an amount equal to such Lender’s Pro Rata Share of the amount of such Revolving Advance not later than 12:00 noon on the Business Day specified in such notice by the Administrative Agent, whereupon each Lender that so makes funds available shall be deemed to have made a Revolving Advance to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Issuing Lender.

(iii) If any such Lender shall not have so made its Revolving Advance available to the Administrative Agent pursuant to this Section 2.2, such Lender agrees to pay interest thereon for each day from such date until the date such amount is paid at the lesser of (A) the Federal Funds Rate for such day for the first three days and thereafter the interest rate applicable to the Revolving Advance and (B) the Maximum Rate. Whenever, at any time after the Administrative Agent has received from any Lender such Lender’s Revolving Advance, the Administrative Agent receives any payment on account thereof, the Administrative Agent will pay to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s Revolving Advance was outstanding and funded), which payment shall be subject to repayment by such Lender if such payment received by the Administrative Agent is required to be returned. Each Lender’s obligation to make the Revolving Advance pursuant to this Section 2.2 shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Issuing Lender, the Administrative Agent or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default or the termination of the Commitments; (3) any breach of this Agreement by any Credit Party or any other Lender; or (4) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(d) Participations. Upon the date of the issuance or increase of a Letter of Credit (including in the case of each Existing Letter of Credit, the deemed issuance with respect thereto on the Effective Date), the Issuing Lender shall be deemed to have sold to each other Lender and each other Lender shall have been deemed to have purchased from the Issuing Lender a participation in the related Letter of Credit Obligations equal to such Lender’s Pro Rata Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. The Issuing Lender shall promptly notify each such participant Lender by telex, telephone, or telecopy of each Letter of Credit issued or increased and the actual dollar amount of such Lender’s participation in such Letter of Credit.

(e) Obligations Unconditional. The obligations of the Borrower under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, notwithstanding the following circumstances:

(i) any lack of validity or enforceability of any Letter of Credit Documents;

(ii) any amendment or waiver of or any consent to departure from any Letter of Credit Documents;

(iii) the existence of any claim, set-off, defense or other right which any Credit Party may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Lender, any Lender or any other person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents or any unrelated transaction;

(iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect to the extent the Issuing Lender would not be liable therefor pursuant to the following paragraph (g);

(v) payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

provided, however, that nothing contained in this paragraph (e) shall be deemed to constitute a waiver of any remedies of the Borrower in connection with the Letters of Credit.

(f) Prepayments of Letters of Credit. In the event that any Letter of Credit shall be outstanding or shall be drawn and not reimbursed on or prior to the fifth Business Day prior to the Revolving Maturity Date, the Borrower shall pay to the Administrative Agent an amount equal to 105% of the Letter of Credit Exposure allocable to such Letter of Credit, such amount to be due and payable on the fifth Business Day prior to the Revolving Maturity Date, and to be held in the Cash Collateral Account and applied in accordance with paragraph (h) below.

(g) Liability of Issuing Lender. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Lender nor any of its officers or directors shall be liable or responsible for:

(i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

(ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;

(iii) payment by the Issuing Lender against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or

(iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (INCLUDING THE ISSUING LENDER’S OWN NEGLIGENCE),

except that the Borrower shall have a claim against the Issuing Lender, and the Issuing Lender shall be liable to, and shall promptly pay to, the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by (A) the Issuing Lender’s willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (B) the Issuing Lender’s willful failure to make lawful payment under any Letter of Credit after the presentation to it of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

(h) Cash Collateral Account.

(i) If the Borrower is required to deposit funds in the Cash Collateral Account pursuant to Sections 2.2(a), 2.2(f), 2.4(c), 2.14, 7.2(b) or 7.3(b) or any other provision under this Agreement, then the Borrower and the Administrative Agent shall establish the Cash Collateral Account and the Borrower shall execute any documents and agreements, including the Administrative Agent’s standard form assignment of deposit accounts, that the Administrative Agent requests in connection therewith to establish the Cash Collateral Account and grant the Administrative Agent an Acceptable Security Interest in such account and the funds therein. The Borrower hereby pledges to the Administrative Agent and grants the Administrative Agent a security interest in the Cash Collateral Account, whenever established, all funds held in the Cash Collateral Account from time to time, and all proceeds thereof as security for the payment of the Secured Obligations.

(ii) Funds held in the Cash Collateral Account shall be held as cash collateral for obligations with respect to Letters of Credit and promptly applied by the Administrative Agent at the request of the Issuing Lender to any reimbursement or other obligations under Letters of Credit that exist or occur. To the extent that any surplus funds are held in the Cash Collateral Account above the Letter of Credit Exposure during the existence of an Event of Default the Administrative Agent may (A) hold such surplus funds in the Cash Collateral Account as cash collateral for the Secured Obligations or (B) apply such surplus funds to any Secured Obligations in any manner directed by the Majority Lenders. If no Default exists, the Administrative Agent shall release any surplus funds held in the Cash Collateral Account above the Letter of Credit Exposure to the Borrower at the Borrower’s written request.

(iii) Funds held in the Cash Collateral Account may be invested in Liquid Investments maintained with, and under the sole dominion and control of, the Administrative Agent or in another investment if mutually agreed upon by the Borrower and the Administrative Agent, but the Administrative Agent shall have no obligation to make any investment of the funds therein. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

(i) Defaulting Lender. If, at any time, a Defaulting Lender exists hereunder, then, at the request of the Issuing Lender subject to Section 2.14(c), the Borrower shall deposit funds with Administrative Agent into the Cash Collateral Account an amount equal to such Defaulting Lender’s Pro Rata Share of the Letter of Credit Exposure.

(j) Letters of Credit Issued for Guarantors or any Subsidiary. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Guarantor or any Subsidiary, the Borrower shall be obligated to reimburse the Issuing Lender hereunder for any and all drawings under such Letter of Credit issued hereunder by the Issuing Lender. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any Guarantor, the Borrower or any Subsidiary inures to the benefit of the Borrower, and that the Borrower’s business (indirectly or directly) derives substantial benefits from the businesses of such other Persons.

Section 2.3. Advances.

(a) Notice. Each Borrowing (other than the Borrowings to be made on the Effective Date), shall be made pursuant to the applicable Notice of Borrowing given by the Borrower to the Administrative Agent not later than (i) 11:00 a.m. (Houston, Texas time) on the third Business Day before the date of the proposed Borrowing, in the case of a Eurodollar Advance or (ii) 11:00 a.m. (Houston, Texas time) on the Business Day before the date of the proposed Borrowing, in the case of a Base Rate Advance, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice of such proposed Borrowing, by facsimile or telex. The Borrowings to be made on the Effective Date shall be made pursuant to the applicable Notices of Borrowing given not later than 11:00 a.m. (Houston, Texas time) on the Effective Date by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice of such proposed Borrowing, by facsimile or telex. Each Notice of Borrowing shall be by facsimile or telex, confirmed promptly by the Borrower with a hard copy (other than with respect to notice sent by facsimile), specifying (i) the requested date of such Borrowing, (ii) the requested Type and Class of Advances comprising such Borrowing, (iii) the aggregate amount of such Borrowing, and (iv) if such Borrowing is to be comprised of Eurodollar Advances, the requested Interest Period for each such Advance; provided that, and all Borrowings to be made on the Effective Date shall consist only of Base Rate Advance which may, subject to the terms of this Agreement, be thereafter Converted into Eurodollar Advances. In the case of a proposed Borrowing comprised of Eurodollar Advances, the Administrative Agent shall promptly notify each Lender of the applicable interest rate under Section 2.7(b). Each Lender shall, before 12:00 noon (Houston, Texas time) on the date of such Borrowing (or, in the case of Borrowings on the Effective Date, 2:00 p.m. (Houston, Texas time)), make available for the account of its applicable Lending Office to the Administrative Agent at its address referred to in Section 9.9, or such other location as the Administrative Agent may specify by notice to the Lenders, in same day funds, such Lender’s Pro Rata Share of such Borrowing. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Administrative Agent will make such funds available to the Borrower at its account with the Administrative Agent or as otherwise directed by the Borrower with written notice to the Administrative Agent.

(b) Conversions and Continuations. In order to elect to Convert or continue a Revolving Advance or a Term Advance under this paragraph, the Borrower shall deliver an irrevocable Notice of Continuation or Conversion to the Administrative Agent at the Administrative Agent’s office no later than 11:00 a.m. (Houston, Texas time) (i) on the Business Day before the date of the proposed conversion date in the case of a Conversion to a Base Rate Advance and (ii) at least three Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to, or a continuation of, a Eurodollar Advance. Each such Notice of Continuation or Conversion shall be in writing or by telex or facsimile confirmed promptly by the Borrower with a hard copy (other than with respect to notice sent by facsimile), specifying (i) the requested Conversion or continuation date (which shall be a Business Day), (ii) the amount, Type, and Class of the Advance to be Converted or continued, (iii) whether a Conversion or continuation is requested and, if a Conversion, into what Type of Advance, and (iv) in the case of a

Conversion to, or a continuation of, a Eurodollar Advance, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this paragraph, the Administrative Agent shall provide each Lender with a copy thereof and, in the case of a Conversion to or a Continuation of a Eurodollar Advance, notify each Lender of the applicable interest rate under Section 2.7(b). The portion of Advances comprising part of the same Borrowing that are Converted to Advances of another Type shall constitute a new Borrowing.

(c) Certain Limitations. Notwithstanding anything in paragraphs (a) and (b) above:

(i) at no time shall there be more than seven Interest Periods applicable to outstanding Eurodollar Advances;

(ii) the Borrower may not select Eurodollar Advances for any Borrowing at any time when an Event of Default has occurred and is continuing;

(iii) if any Lender shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its applicable Lending Office to perform its obligations under this Agreement to make Eurodollar Advances or to fund or maintain Eurodollar Advances, (A) the obligation of such Lender to make such Eurodollar Advance as part of the requested Borrowing or for any subsequent Borrowing shall be suspended until such Lender shall notify the Borrower that the circumstances causing such suspension no longer exist and such Lender’s portion of such requested Borrowing or any subsequent Borrowing of Eurodollar Advances shall be made in the form of a Base Rate Advance, and (B) such Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender;

(iv) if the Administrative Agent is unable to determine the Eurodollar Rate for Eurodollar Advances comprising any requested Borrowing, the right of the Borrower to select Eurodollar Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance;

(v) if the Majority Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the Eurodollar Rate for Eurodollar Advances comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Eurodollar Advances, as the case may be, for such Borrowing, the right of the Borrower to select Eurodollar Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance; and

(vi) if the Borrower shall fail to select the duration or continuation of any Interest Period for any Eurodollar Advances in accordance with the provisions contained in the definition of Interest Period in Section 1.1 and paragraph (b) above, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will be made available to the Borrower on the date of such Borrowing as Eurodollar Advances with an interest period duration of one month or, in the case of continuation of an existing Advance, Convert into Base Rate Advances.

(d) Notices Irrevocable. Each Notice of Borrowing and Notice of Continuation or Conversion delivered by the Borrower hereunder, including its deemed request for borrowing made under Section 2.2(c), shall be irrevocable and binding on the Borrower.

(e) Administrative Agent Reliance. Unless the Administrative Agent shall have received notice from a Lender before the date of any Revolving Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share of any Borrowing, the Administrative Agent may assume that such Lender has made its Pro Rata Share of such Borrowing available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.3(a), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made its Pro Rata Share of such Borrowing available to the Administrative Agent, such Lender and the Borrower severally agree to immediately repay to the Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable on such day to Advances comprising such Borrowing and (ii) in the case of such Lender, the lesser of (A) the Federal Funds Rate for such day for the first three days and thereafter the interest rate applicable to the Advance and (B) the Maximum Rate. If such Lender shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.

(f) Swing Line Advances.

(i) Facility. On the terms and conditions set forth in this Agreement, and if an AutoBorrow Agreement is in effect, subject to the terms and conditions of such AutoBorrow Agreement, the Swing Line Lender may, in its sole discretion, from time-to-time on any Business Day during the period from the date of this Agreement until the last Business Day occurring before the Revolving Maturity Date, make Swing Line Advances under the Swing Line Note to the Borrower which shall be due and payable on the Swing Line Payment Date (except that no Swing Line Advance may mature after the Revolving Maturity Date), and in an aggregate outstanding principal amount not to exceed the Swing Line Sublimit Amount at any time; provided that (A) after giving effect to such Swing Line Advance, the sum of the aggregate amount of all Revolving Advances plus the Letter of Credit Exposure plus the aggregate outstanding amount of all Swing Line Advances, shall not exceed the aggregate Commitments in effect at such time; (B) no Swing Line Advance shall be made by the Swing Line Lender if the conditions set forth in Section 3.2 have not been met as of the date of such Swing Line Advance, it being agreed by the Borrower that the giving of the applicable Notice of Revolving Borrowing and the acceptance by the Borrower of the proceeds of such Swing Line Advance shall constitute a representation and warranty by the Borrower that on the date of such Swing Line Advance such conditions have been met; (C) only if an AutoBorrow Agreement is not in effect, each Swing Line Advance shall be in an aggregate amount not less than $100,000 and in integral multiples of $50,000 in excess thereof; and (D) if an AutoBorrow Agreement is in effect, such additional terms and conditions of such AutoBorrow Agreement shall have been satisfied, and in the event that any of the terms of this Section 2.3(f)(i) conflict with such AutoBorrow Agreement, the terms of the AutoBorrow Agreement shall govern and control. The indebtedness of the Borrower to the Swing Line Lender resulting from Swing Line Advances shall be evidenced by the Swing Line Note. No Lender shall have any rights or obligations under any AutoBorrow Agreement, but each Lender shall have the obligation to purchase and fund risk participations in the Swing Line Advances and to refinance Swing Line Advances as provided below.

(ii) Prepayment. Within the limits expressed in this Agreement, amounts advanced pursuant to Section 2.3(f)(i) may from time to time be borrowed, prepaid without penalty, and reborrowed. If the aggregate outstanding principal amount of the Swing Line Advances ever exceeds the Swing Line Sublimit Amount, the Borrower shall prepay to the Swing Line Lender outstanding principal of the Swing Line Advances such that such excess is eliminated. If an AutoBorrow Agreement is in effect, each prepayment of a Swing Line Borrowing shall be made as provided in such AutoBorrow Agreement.

(iii) Reimbursements for Swing Line Obligations.

(A) With respect to the Swing Line Advances and the interest, premium, fees, and other amounts owed by the Borrower to the Swing Line Lender in connection with the Swing Line Advances, the Borrower agrees to pay to the Swing Line Lender such amounts when due and payable to the Swing Line Lender under the terms of this Agreement and, if an AutoBorrow Agreement is in effect, in accordance with the terms of such AutoBorrow Agreement. The Borrower may, with a written notice request that such obligations to the Swing Line Lender be satisfied with the proceeds of a Revolving Advance in the same amount (notwithstanding any minimum size or increment limitations on individual Revolving Advances). If the Borrower does not pay to the Swing Line Lender any such amounts when due and payable to the Swing Line Lender, the Swing Line Lender may upon notice to the Administrative Agent request the satisfaction of such obligation by the making of a Revolving Borrowing in the amount of any such amounts not paid when due and payable. Upon such request, the Borrower shall be deemed to have requested the making of a Revolving Borrowing in the amount of such obligation and the transfer of the proceeds thereof to the Swing Line Lender. The Administrative Agent shall promptly forward notice of such Revolving Borrowing to the Borrower and the Lenders, and each Lender shall, regardless of whether (A) the conditions in Section 3.2 have been met, (B) such notice complies with Section 2.3(a), or (C) a Default exists, make available such Lender’s Pro Rata Share of such Revolving Borrowing to the Administrative Agent, and the Administrative Agent shall promptly deliver the proceeds thereof to the Swing Line Lender for application to such amounts owed to the Swing Line Lender. The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Swing Line Lender to make such requests for Revolving Borrowings on behalf of the Borrower, and for the Lenders to make Revolving Advances to the Administrative Agent for the benefit of the Swing Line Lender in satisfaction of such obligations. The Administrative Agent and each Lender may record and otherwise treat the making of such Revolving Borrowings as the making of a Revolving Borrowing to the Borrower under this Agreement as if requested by the Borrower. Nothing herein is intended to release the Borrower’s obligations under the Swing Line Note, but only to provide an additional method of payment therefor. The making of any Revolving Borrowing under this Section 2.3(f)(iii)(A) shall not constitute a cure or waiver of any Default, other than the payment Default which is satisfied by the application of the amounts deemed advanced hereunder, caused by the Borrower’s failure to comply with the provisions of this Agreement or the Swing Line Note.

(B) If at any time, the Commitments shall have expired or be terminated while any Swing Line Advance is outstanding, each Lender, at the sole option of the Swing Line Lender, shall either (A) notwithstanding the expiration or termination of the

Commitments, make a Revolving Advance as a Base Rate Advance, or (B) be deemed, without further action by any Person, to have purchased from the Swing Line Lender a participation in such Swing Line Advance, in either case in an amount equal to the product of such Lender’s Pro Rata Share times the outstanding aggregate principal balance of the Swing Line Advances. The Administrative Agent shall notify each such Lender of the amount of such Revolving Advance or participation, and such Lender will transfer to the Administrative Agent for the account of the Swing Line Lender on the next Business Day following such notice, in immediately available funds, the amount of such Revolving Advance or participation.

(C) If any such Lender shall not have so made its Revolving Advance or its percentage participation available to the Administrative Agent pursuant to this Section 2.3(f), such Lender agrees to pay interest thereon for each day from such date until the date such amount is paid at the lesser of (A) the Federal Funds Rate for such day for the first three days and thereafter the interest rate applicable to the Revolving Advance and (B) the Maximum Rate. Whenever, at any time after the Administrative Agent has received from any Lender such Lender’s Revolving Advance or participating interest in a Swing Line Advance, the Administrative Agent receives any payment on account thereof, the Administrative Agent will pay to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s Revolving Advance or participating interest was outstanding and funded), which payment shall be subject to repayment by such Lender if such payment received by the Administrative Agent is required to be returned. Each Lender’s obligation to make the Revolving Advance or purchase such participating interests pursuant to this Section 2.3(f) shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Swing Line Lender, the Administrative Agent or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default or the termination of the Commitments; (3) any breach of this Agreement by the Borrower or any other Lender; or (4) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Each Swing Line Advance, once so participated by any Lender, shall cease to be a Swing Line Advance with respect to that amount for purposes of this Agreement, but shall continue to be a Revolving Loan.

(iv) Method of Borrowing. If an AutoBorrow Agreement is in effect, each Swing Line Borrowing shall be made as provided in such AutoBorrow Agreement. Otherwise, and except as provided in the clause (c) above, each request for a Swing Line Advance shall be made pursuant to telephone notice to the Swing Line Lender given no later than 1:00 p.m. (Houston, Texas time) on the date of the proposed Swing Line Advance, promptly confirmed by a completed and executed Notice of Revolving Borrowing telecopied or facsimiled to the Administrative Agent and the Swing Line Lender. The Swing Line Lender will promptly make the Swing Line Advance available to the Borrower at the Borrower’s account with the Swing Line Lender.

(v) Interest for Account of Swing Line Lender. Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Advances (provided that any failure of the Swing Line Lender to provide such invoice shall not release the Borrower from its obligation to pay such interest). Until each Lender funds its Revolving Advance or risk participation pursuant to clause (iii) above, interest in respect of Lender’s Pro Rata Share of the Swing Line Advances shall be solely for the account of the Swing Line Lender.

(vi) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Advances directly to the Swing Line Lender.

(vii) Discretionary Nature of the Swing Line Facility. Notwithstanding any terms to the contrary contained herein or in any AutoBorrow Agreement, the swing line facility provided herein or in any AutoBorrow Agreement (i) is an uncommitted facility and the Swing Line Lender may, but shall not be obligated to, make Swing Line Advances, and (ii) may be terminated at any time by the Swing Line Lender upon written notice to the Borrower.

Section 2.4. Prepayments.

(a) Right to Prepay; Ratable Prepayment. The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this Section 2.4 and all notices given pursuant to this Section 2.4 shall be irrevocable and binding upon the Borrower. Each payment of any Advance pursuant to this Section 2.4 shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part other than Advances owing to a Defaulting Lender as provided in Section 2.14.

(b) Optional. The Borrower may elect to prepay any of the Advances without penalty or premium except as set forth in Section 2.9 and after giving by 11:00 a.m. (Houston, Texas time) (i) in the case of Eurodollar Advances, at least three Business Days’ or (ii) in case of Base Rate Advances, one Business Day’s prior written notice to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment. If any such notice is given, the Borrower shall prepay Advances comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.9 as a result of such prepayment being made on such date; provided that (A) each optional prepayment of Eurodollar Advances shall be in a minimum amount not less than $500,000 and in multiple integrals of $100,000 in excess thereof, (B) each optional prepayment of Base Rate Advances shall be in a minimum amount not less than $500,000 and in multiple integrals of $50,000 in excess thereof, and (C) only if an AutoBorrow Agreement is not in effect, each optional prepayment of Swing Line Advances shall be in a minimum amount not less than $250,000 and in multiple integrals of $50,000 in excess thereof. If an AutoBorrow Agreement is in effect, each prepayment of Swing Line Advances shall be made as provided in such AutoBorrow Agreement. Notwithstanding the foregoing, the Borrower may (subject to payment to the Lenders of any applicable amounts under Section 2.9 hereof) rescind or postpone any notice of prepayment under this Section 2.4(b) if such prepayment would have resulted from a refinancing of this Agreement, which refinancing shall not be consummated or shall otherwise be delayed.

(c) Mandatory.

(i) On any date that (a) the sum of the outstanding principal amount of all Swing Line Advances and all Revolving Advances plus the Letter of Credit Exposure exceeds (b) the aggregate amount of Commitments, as notified to the Borrower by the Administrative Agent (with such calculation set forth in reasonable detail which shall be conclusive absent manifest error), the Borrower shall, within one Business Day, to the extent of such excess, first prepay to the Swing Line Lender the outstanding principal amount of the Swing Line Advances, second prepay to the Lenders on a pro rata basis the outstanding principal amount of the Revolving Advances, and third make deposits into the Cash Collateral Account to provide cash collateral in the amount of such excess for the Letter of Credit Exposure.

(ii) If the Borrower or any Subsidiary completes an Asset Sale or is subject to a Casualty Event, in each case which results in Net Cash Proceeds in excess of $1,000,000 in any fiscal year, then the Borrower shall, no later than three Business Days following the receipt thereof, apply an amount equal to 100% of such Net Cash Proceeds first to prepay to the Lenders on a pro rata basis the outstanding principal amount of the Term Advances, second to prepay to the Swing Line Lender the outstanding principal amount of the Swing Line Advances, ~~second~~third to prepay to the Lenders on a pro rata basis the outstanding principal amount of the Revolving Advances, and ~~third~~fourth to make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure; provided that, (A) if no Event of Default exists or would arise therefrom, then such proceeds shall not be required to be so applied on such date to the extent that Borrower shall have delivered a certificate by a Responsible Officer of the Borrower to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds are reasonably expected to be reinvested in fixed or capital assets of any Credit Party within 180 days following the date of such Asset Sale or Casualty Event (which officers’ certificate shall set forth the estimates of the proceeds to be so expended); and (B) if all or any portion of such Net Cash Proceeds are not reinvested within such 180-day period as provided in clause (A) above, then 100% of such unused portion shall be applied on the last day of such period first to prepay to the Lenders on a pro rata basis the outstanding principal amount of the Term Advances, second to prepay to the Swing Line Lender the outstanding principal amount of the Swing Line Advances, ~~second~~third to prepay to the Lenders on a pro rata basis the outstanding principal amount of the Revolving Advances, and ~~third~~fourth to make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure.

(iii) If an increase in the aggregate Commitments is effected as permitted under Section 2.15, the Borrower shall prepay any Revolving Advances outstanding on the date such increase is effected to the extent necessary to keep the outstanding Revolving Advances ratable to reflect the revised Pro Rata Shares of the Lenders arising from such increase. Any prepayment made by Borrower in accordance with this clause (iii) may be made with the proceeds of Revolving Advances made by all the Lenders in connection such increase occurring simultaneously with the prepayment.

(iv) If the Borrower or any Subsidiary receives Debt Incurrence Proceeds other than those resulting from Permitted Debt, then not later than three Business Days following the receipt of such proceeds, the Borrower shall prepay the Term Advances in an amount equal to 100% of such Debt Incurrence Proceeds.

(v) If the Borrower or any Subsidiary receives Equity Issuance Proceeds (other than Equity Issuance Proceeds from an Excluded Equity Issuance) or receives cash capital contributions on account of then existing Equity Interests of the Borrower, then not later than three Business Days following the receipt of such proceeds, the Borrower shall prepay the Term Advances in an amount equal to 100% of such Equity Issuance Proceeds.

(d) Interest; Costs. Each prepayment pursuant to this Section 2.4 shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.9 as a result of such prepayment being made on such date.

(e) Application of Payments.

(i) Each voluntary prepayment shall be applied to such Advances and in such order as the Borrower may direct.

(ii) Each mandatory prepayment of the Term Advances required by Section 2.4(c)(ii), (iv) and (v) shall be applied to the scheduled principal installments of the Term Advances on a pro-rata basis until such time as the Term Advances are repaid in full.

Section 2.5. Repayment.

(a) Revolving Advances. The Borrower shall pay to the Administrative Agent for the ratable benefit of each Lender the aggregate outstanding principal amount of the Revolving Advances on the Revolving Maturity Date.

(b) Swing Line Advances. Each Swing Line Advance shall be paid in full on each Swing Line Payment Date.

(c) Term Advances. The Borrower shall pay to the Administrative Agent for the ratable benefit of each Lender the aggregate outstanding principal amount of the Term Advances in quarterly installments each equal to $2,500,000. Such quarterly installments shall be due and payable on each March 31, June 30, September 30, and December 31, commencing with the first such date to occur after the Term Out Trigger Date, and a final installment of the remaining, unpaid principal balance of the Term Advances payable on the Term Maturity Date.

Section 2.6. Fees.

(a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee on the average daily amount by which (A) such Lender’s Commitment exceeds (B) the sum of such Lender’s outstanding Revolving Advances plus such Lender’s Pro Rata Share of the Letter of Credit Exposure, at the rate equal to the Applicable Margin for Commitment Fees for such period; provided that, no such commitment fee shall accrue on the Commitment of a Defaulting Lender during the period such Lender remains a Defaulting Lender. Such Commitment Fee is due quarterly in arrears on March 31, June 30, September 30, and December 31 of each year commencing on September 30, 2012 and on the Revolving Maturity Date. For the avoidance of doubt and for purposes of this Section 2.6(a) only, outstanding Swing Line Advances shall not reduce the amount of unused Commitment.

(b) Fees for Letters of Credit. The Borrower agrees to pay the following:

(i) Subject to Section 2.14, to the Administrative Agent for the pro rata benefit of the Lenders a per annum letter of credit fee for each Letter of Credit issued hereunder, for the period such Letter of Credit is to be outstanding, in an amount equal to the greater of (A) the Applicable Margin for Eurodollar Advances per annum on the face amount of such Letter of Credit, and (B) $600 per Letter of Credit. Such fee shall be due and payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, and on the Revolving Maturity Date.

(ii) To the Issuing Lender, a fronting fee for each Letter of Credit equal to the greater of (A) 0.125% per annum on the face amount of such Letter of Credit and (B) $600. Such fee shall be due and payable in advance on the date of the issuance of the Letter of Credit, and, in the case of an increase or extension only, on the date of such increase or such extension.

(iii) Subject to Section 2.14, to the Administrative Agent for the pro rata benefit of the Lenders such additional per annum letter of credit fee for each commercial Letter of Credit issued hereunder, for the period such Letter of Credit is to be outstanding, in an amount agreed to between the Borrower and the Issuing Lender in writing. Such fee shall be due and payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, and on the Revolving Maturity Date.

(iv) To the Issuing Lender, an additional fronting fee for each commercial Letter of Credit equal an amount agreed to between the Borrower and the Issuing Lender. Such fee shall be due and payable in advance on the date of the issuance of the Letter of Credit in writing, and, in the case of an increase or extension only, on the date of such increase or such extension.

(v) To the Issuing Lender such other usual and customary fees associated with any transfers, amendments, drawings, negotiations or reissuances of any Letters of Credit. Such fees shall be due and payable as requested by the Issuing Lender in accordance with the Issuing Lender’s then current fee policy.

The Borrower shall have no right to any refund of letter of credit fees previously paid by the Borrower, including any refund claimed because any Letter of Credit is canceled prior to its expiration date.

(c) Fee Letter. The Borrower agrees to pay the fees to Amegy as set forth in the Fee Letter.

Section 2.7. Interest.

(a) Base Rate Advances. Each Base Rate Advance shall bear interest at the Adjusted Base Rate in effect from time to time plus the Applicable Margin for Base Rate Advances for such period. The Borrower shall pay to Administrative Agent for the ratable account of each Lender all accrued but unpaid interest on such Lender’s Revolving Advances and Term Advances which are Base Rate Advances on each March 31, June 30, September 30, and December 31 commencing on September 30, 2012, and on the Revolving Maturity Date or the Term Maturity Date, as applicable. The Swing Line Advances shall bear interest at the Adjusted Base Rate plus the Applicable Margin for Base Rate Advances or such other per annum rate to be agreed to between the Borrower and the Swing Line Lender. The Borrower shall pay to the Swing Line Lender all accrued but unpaid interest on such Swing Line Advances on each March 31, June 30, September 30, and December 31 commencing on September 30, 2012, and on the Revolving Maturity Date or the Term Maturity Date, as applicable.

(b) Eurodollar Advances. Each Eurodollar Advance shall bear interest during its Interest Period equal to at all times the Eurodollar Rate for such Interest Period plus the Applicable Margin for Eurodollar Advances for such period. The Borrower shall pay to the Administrative Agent for the ratable account of each Lender all accrued but unpaid interest on each of such Lender’s Eurodollar Advances on the last day of the Interest Period therefor (provided that for Eurodollar Advances with Interest Periods in excess of three months, accrued but unpaid interest shall also be due on the day three months from the first day of such Interest Period), on the date any Eurodollar Advance is repaid, and on the Revolving Maturity Date or the Term Maturity Date, as applicable.

(c) Retroactive Adjustments of Applicable Margin. In the event that any financial statement or Compliance Certificate delivered pursuant to Section 5.2 is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined as if the higher Applicable Margin that would have applied were applicable for such Applicable Period, and (iii) the Borrower shall immediately, without further action by the Administrative Agent, any Lender or any Issuing Lender, pay to the Administrative Agent for the account of the applicable Lenders, the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period. This Section 2.7(c) shall not limit the rights of the Administrative Agent and Lenders with respect to the Default Rate as set forth in Section 2.7(d).

(d) Default Rate. Notwithstanding the foregoing, (i) upon the occurrence and during the continuance of an Event of Default under Section 7.1(a) or Section 7.1(g), all overdue amounts shall bear interest, after as well as before judgment, at the Default Rate and (ii) upon the occurrence and during the continuance of any Event of Default (including under Section 7.1(a) and Section 7.1(g)), upon the request of the Majority Lenders, all Obligations shall bear interest, after as well as before judgment, at the Default Rate. Interest accrued pursuant to this Section 2.7(d) and all interest accrued but unpaid on or after the Revolving Maturity Date or the Term Maturity Date shall be due and payable on demand.

Section 2.8. Illegality. If any Lender shall notify the Borrower that any Change in Law makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its applicable Lending Office to perform its obligations under this Agreement to make, maintain, or fund any Eurodollar Advances of such Lender then outstanding hereunder, (a) the Borrower shall, no later than 11:00 a.m. (Houston, Texas, time) (i) if not prohibited by law, on the last day of the Interest Period for each outstanding Eurodollar Advance or (ii) if required by such notice, on the second Business Day following its receipt of such notice, prepay all of the Eurodollar Advances of such Lender then outstanding, together with accrued interest on the principal amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.9 as a result of such prepayment being made on such date, (b) such Lender shall simultaneously make a Base Rate Advance to the Borrower on such date in an amount equal to the aggregate principal amount of the Eurodollar Advances prepaid to such Lender, and (c) the right of the Borrower to select Eurodollar Advances from such Lender for any subsequent Borrowing shall be suspended until such Lender shall notify the Borrower that the circumstances causing such suspension no longer exist. Each Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

Section 2.9. Breakage Costs. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment (including any deemed payment or repayment and any reallocated repayment to Non-Defaulting Lenders provided for in Section 2.11(a) or Section 2.14) of any Advance other than a Base Rate Advance on a day other than the last day of the Interest Period for such Advance (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make an Advance) to prepay, borrow, continue or Convert any Advance other than a Base Rate Advance on the date or in the amount notified by the Borrower; or

(c) any assignment of an Eurodollar Advance on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.13;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Advance, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.9, the requesting Lender shall be deemed to have funded the Eurodollar Advances made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Advance by a matching deposit or other borrowing in the offshore interbank market for Dollars for a comparable amount and for a comparable period, whether or not such Eurodollar Advance was in fact so funded.

Section 2.10. Increased Costs.

(a) Eurodollar Advances. If any Change in Law shall:

(i) impose, modify, or deem applicable any reserve, special deposit, compulsory loan, insurance charge, assessment, or similar requirement (other than by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, financial institutions generally, including any Lender (or its applicable Lending Office), including the Commitments of such Lender hereunder; or

(ii) impose on financial institutions generally, including such Lender (or its applicable Lending Office), or on the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its applicable Lending Office) of making, Converting into, continuing, or maintaining any Eurodollar Advances or to reduce any sum received or receivable by such Lender (or its applicable Lending Office) under this Agreement or its Notes with respect to any Eurodollar Advances, then the Borrower shall pay to such Lender within three Business Days after written demand made by such Lender such amount or amounts as such Lender determines in good faith to be necessary to compensate such Lender for such increased cost or reduction.

(b) Capital Adequacy. If, after the date hereof, any Lender or the Issuing Lender shall have determined that any Change in Law affecting such Lender or Issuing Lender or any Lending Office of such Lender or such Lender’s or Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the capital of financial institutions generally, including such Lender or the Issuing Lender or any corporation controlling such Lender or the Issuing Lender, as a consequence of such Lender’s or the Issuing Lender’s obligations hereunder to a level below that which such Lender or the Issuing Lender or such corporation could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time within three Business Days after written demand by such Lender or the Issuing Lender, as the case may be, the Borrower shall pay to such Lender or the Issuing Lender such additional amount or amounts as such Lender determines in good faith to be necessary to compensate such Lender or the Issuing Lender for such reduction.

(c) Mitigation. Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 2.10 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 2.10 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be determined by such Lender in good faith and which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

(d) Delay in Requests. Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section 2.10 shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or Issuing Lender pursuant to this Section 2.10 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Lender, as the case may be, notifies the Borrower and the Administrative Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.11. Payments and Computations.

(a) Payments. All payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and other Credit Documents shall be made to the Administrative Agent in Dollars and in immediately available funds, without setoff, deduction, or counterclaim; provided that, the Borrower may setoff amounts owing to any Lender that is at such time a Defaulting Lender against Advances that such Defaulting Lender failed to fund to the Borrower under this Agreement (the “Unfunded Advances”) so long as (i) the Borrower shall have delivered prior written notice of such setoff to the Administrative Agent and such Defaulting Lender, (ii) the Advances made by the Non-Defaulting Lenders as part of the original Borrowing to which the Unfunded Advances applied shall still be outstanding, (iii) if such Defaulting Lender failed to fund Advances under more than one Borrowing, such setoff shall be applied in a manner satisfactory to the Administrative Agent, and (iv) upon the application of such setoff, the Unfunded Advances shall be deemed to have been made by such Defaulting Lender on the effective date of such setoff.

(b) Payment Procedures. The Borrower shall make each payment under this Agreement and under the Notes not later than 1:00 p.m. (Houston, Texas time) on the day when due in Dollars to the Administrative Agent at the location referred to in the Notes (or such other location as the Administrative Agent shall designate in writing to the Borrower) in same day funds. The Administrative Agent will promptly thereafter, and in any event prior to the close of business on the day any timely payment is made, cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent or a specific Lender pursuant to Sections 2.8, 2.9, 2.10, 2.12, 2.13, and 9.2 and such other provisions herein which expressly provide for payments to a specific Lender, but after taking into account payments effected pursuant to Section 9.1) in accordance with each Lender’s ~~Pro Rata Share~~applicable pro rata share to the Lenders for the account of their respective applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon receipt of other amounts due solely to the Administrative Agent, the Issuing Lender, the Swing Line Lender or a specific Lender, the Administrative Agent shall distribute such amounts to the appropriate party to be applied in accordance with the terms of this Agreement.

(c) Non Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of Eurodollar Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(d) Computations. All computations of interest for Base Rate Advances shall be made by the Administrative Agent on the basis of a year of 365/366 days and all computations of all other interest and fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an amount of interest or fees shall be conclusive and binding for all purposes, absent manifest error.

(e) Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set off, or otherwise) on account of the Advances made by it in excess of its ratable share of payments on account of the Advances or Letter of Credit Obligations obtained by the Lenders (other than as a result of a termination of a Defaulting Lender’s Commitment under Section 2.1(b)(ii), the setoff right of the Borrower under clause (a) above, or the non-pro rata application of payments provided in the last sentence of this clause (e)), such Lender shall notify the other Lenders and forthwith purchase from the other Lenders such participations in the Advances made by it or the Letter of Credit Obligations held by it as shall be necessary to cause such purchasing Lender to share the excess payment ratably with the other Lenders; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from the other Lenders shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.11(e) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If a Lender fails to fund a Revolving Advance with respect to a Borrowing as and when required hereunder and the Borrower subsequently makes a repayment of any Revolving Advances, then, after taking into account any setoffs made pursuant to Section 2.11(a) above, such payment shall be applied among the Non-Defaulting Lenders ratably in accordance with their respective Commitment percentages until each Lender (including any Lender that is at such time a Defaulting Lender) has its percentage of all of the outstanding Revolving Advances and the balance of such repayment shall be applied among the Lenders in accordance with their Pro Rata Share. The provisions of this Section 2.11(e) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances or participations in Letter of Credit Exposure to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 2.11(e) shall apply).

Section 2.12. Taxes.

(a) No Deduction for Certain Taxes. Any and all payments by any Credit Party under any of the Credit Documents to the Administrative Agent, the Issuing Lender, or a Lender shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent, the Issuing Lender, or a Lender, (i) taxes imposed on or measured by its net income or profits (however denominated) and franchise (or margin) taxes imposed on it by the jurisdiction (or any political subdivision thereof) (A) under the laws of which (or under the laws of a political subdivision of which) it is organized or in which its principal executive office is located or, in the case of a Lender, the laws of which (or under the laws of a political subdivision of which) such Lender’s applicable Lending Office is located, or (B) as a result of a present or former connection between it and the jurisdiction (or any political subdivision thereof) imposing such tax (other than any such connection arising solely from it having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Credit Document); (ii) branch profits taxes imposed by the United States of America or any similar taxes imposed by any jurisdiction described in (i); (iii) in the case of a Lender other than a Lender that becomes a party to this Agreement or any other Credit Document pursuant to an Assignment and Acceptance, any taxes imposed by the United States of America by means of withholding at the source, if and to the extent such United States withholding taxes are in effect on the date a Lender becomes a Lender hereunder; (iv) in the case of any Lender that becomes a party to this Agreement or any other Credit Document pursuant to an Assignment and Acceptance, any taxes imposed by the United States of America by means of withholding at the source, except to the extent that, pursuant to this Section 2.12, amounts with respect to such taxes were payable to such Lender’s assignor immediately before such Lender became a party to this Agreement or such Credit Document with respect to its applicable ownership interest in the Commitments; and (v) any U.S. federal withholding taxes imposed under FATCA (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as “Taxes”). Except as provided in Section 2.12(f), if the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to the Administrative Agent, the Issuing Lender, or any Lender, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12), such Lender receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower or the Administrative Agent, as applicable, shall make such deductions; and (iii) the Borrower or the Administrative Agent, as applicable, shall pay the full amount deducted to the relevant Governmental Authority or other authority in accordance with applicable law.

(b) Other Taxes. In addition, except as provided in Section 2.12(f), the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made under any Credit Document or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement, the Notes, or the other Credit Documents (hereinafter referred to as “Other Taxes”).

(c) Indemnification. Except as provided in Section 2.12(f), the Borrower will indemnify each Lender, the Issuing Lender, and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 2.12) paid by such Lender, the Issuing Lender, or the Administrative Agent (as the case may be) and any interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.

(d) Evidence of Tax Payments. As soon as practicable after any payment of Taxes or Other Taxes by any Credit Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of any receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Withholding Reduction or Exemption. (i) Each Foreign Lender that is entitled to an exemption from, or a reduction of, withholding tax with respect to payments under this Agreement or under any other Credit Document shall, to the extent that it is legally entitled to do so, deliver to the Borrower (with a copy to the Administrative Agent), on or before the date it becomes a party to this Agreement and from time to time thereafter at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender shall, to the extent that it is legally entitled to do so, deliver to

Borrower (with a copy to the Administrative Agent), on or before the date it becomes a party to this Agreement and from time to time thereafter at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine that such Lender is not subject to United States backup withholding and whether or not such Lender is subject to United States information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.12(e)(ii)(A), (B) and (C) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, each Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient), on or before the date on which such Lender becomes a party to this Agreement and from time to time thereafter at the time or times prescribed by applicable law or reasonably requested by the Borrower or Administrative Agent, whichever of the following is applicable:

(A) In the case of any Lender that is not a Foreign Lender, duly completed and executed originals of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from United States backup withholding;

(B) In the case of any Foreign Lender, to the extent that it is legally entitled to do so:

(1) duly completed and executed originals of IRS Form W-8BEN (or any successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(2) duly completed and executed originals of IRS Form W-8ECI (or any successor form);

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (1) a certificate to the effect that such Foreign Lender is not (a) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (c) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code, and (2) duly completed and executed originals of IRS Form W-8BEN (or any successor form); or

(4) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

(C) Without limiting any of the foregoing, if a payment made to a Lender hereunder or under any other Credit Document would be subject to United States federal withholding taxes imposed pursuant to FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law and at such time or times reasonably requested by the Borrower and the Administrative Agent, such documentation prescribed by applicable law

(including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has complied with its obligations under FATCA, or to determine the amount to deduct and withhold from such payment; provided, that solely for purposes of this paragraph, the term “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(D) Each Lender further agrees that it shall (i) promptly notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction in withholding taxes, and (ii) in the event any previous form delivered by such Lender pursuant to this Section 2.12(e) expires or becomes obsolete or inaccurate, update any such form or certification or promptly deliver any such other properly completed and executed form, certification or documentation as may be required in order to confirm or establish the entitlement of such Lender to an exemption from or a reduction in withholding taxes with respect to payments hereunder or under any other Credit Document if such Lender continues to be so entitled.

(f) Failure to Provide Forms. For any period with respect to which a Lender has failed to provide the Borrower or the Administrative Agent with the appropriate forms referred to in this Section 2.12, such Lender shall not be entitled to indemnification or the payment of additional amounts under Section 2.12(a), (b), or (c) with respect to Taxes imposed; provided that if a Lender, that is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request, and at the expense of such Lender, to assist such Lender to recover such Taxes.

(g) Mitigation. Each Lender shall use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its applicable Lending Office or change the jurisdiction of its applicable Lending Office, as the case may be, so as to avoid the imposition of any Taxes or Other Taxes or to eliminate or reduce the payment of any additional sums under this Section 2.12; provided, that no such selection or change of jurisdiction for its applicable Lending Office shall be made if, in the reasonable judgment of such Lender, such selection or change would be disadvantageous to such Lender.

(h) Tax Credits and Refunds. If the Administrative Agent, any Lender or the Issuing Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.12, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.12 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Lender in the event the Administrative Agent, such Lender or the Issuing Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the Administrative Agent, the Issuing Lender or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (h) the payment of which would place the Administrative Agent, the Issuing Lender or such Lender in a less favorable net after-Tax position than the Administrative Agent, the Issuing Lender or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require the Administrative Agent, any Lender or the Issuing Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

(i) Payment. If the Administrative Agent or any Lender becomes entitled to receive payment of Taxes, Other Taxes or additional sums pursuant to this Section 2.12, it shall give notice and demand thereof to the Borrower, and the Borrower (unless the Administrative Agent or Lender shall withdraw such notice and demand or the Borrower is not obligated to pay such amounts) shall pay such Taxes, Other Taxes or additional sums within 30 days after the Borrower’s receipt of such notice and demand. Notwithstanding anything herein to the contrary, neither any Lender, the Issuing Bank, nor the Administrative Agent shall be indemnified for any Taxes or Other Taxes under this Section 2.12 unless such Lender, the Issuing Bank, or the Administrative Agent shall make written demand on Borrower for such reimbursement no later than 6 months after the earlier of (i) the date on which the relevant Governmental Authority makes written demand upon such Lender, the Issuing Bank, or the Administrative Agent for such Taxes or Other Taxes, and (ii) the date on which such Lender, the Issuing Bank, or the Administrative Agent has made payment of such Taxes or Other Taxes to the relevant Governmental Authority; provided that if the Taxes or Other Taxes imposed or asserted giving rise to such claims are retroactive, then the 6-month period referred to above shall be extended to include the retroactive effect thereof.

Section 2.13. Replacement of Lenders. If (a) the Borrower is required pursuant to Section 2.10 or 2.12 to make any additional payment to any Lender, (b) any Lender’s obligation to make or continue, or to Convert Base Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 2.3(c)(iii) or 2.8, or (c) any Lender is a Defaulting Lender (any such Lender described in any of the preceding clauses (a) – (c), being a “Subject Lender”), then (i) in the case of a Defaulting Lender, the Administrative Agent may, upon notice to the Subject Lender and the Borrower, require such Defaulting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.7), all of its interests, rights and obligations under this Agreement and the related Credit Documents as a Lender to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) and (ii) in the case of any Subject Lender, the Borrower may, upon notice to the Subject Lender and the Administrative Agent and at the Borrower’s sole cost and expense, require such Subject Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.7), all of its interests, rights and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that, in any event

(A) as to assignments required by the Borrower, the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 9.7;

(B) such Subject Lender shall have received payment of an amount equal to the outstanding principal of its applicable Advances and participations in outstanding Letter of Credit Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 2.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(C) in the case of any such assignment resulting from a claim for compensation under Section 2.12, such assignment will result in a reduction in such compensation or payments thereafter; and

(D) such assignment does not conflict with applicable Legal Requirements.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower or the Administrative Agent to require such assignment and delegation cease to apply. Solely for purposes of effecting any assignment involving a Defaulting Lender under this Section 2.13 and to the extent permitted under applicable Legal Requirements, each Lender hereby designates and appoints the Administrative Agent as true and lawful agent and attorney-in-fact, with full power and authority, for and on behalf of and in the name of such Lender to execute, acknowledge and deliver the Assignment and Acceptance required hereunder if such Lender is a Defaulting Lender and such Lender shall be bound thereby as fully and effectively as if such Lender had personally executed, acknowledged and delivered the same. In lieu of the Borrower or the Administrative Agent replacing a Defaulting Lender as provided in this Section 2.13, the Borrower may terminate such Defaulting Lender’s Commitment as provided in Section 2.1(b)(ii).

Section 2.14. Payments and Deductions to a Defaulting Lender.

(a) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.1(a), Section 2.2, or Section 2.11 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid in cash.

(b) If a Defaulting Lender as a result of the exercise of a set-off shall have received a payment in respect of its outstanding applicable Advances or Pro Rata Share of Letter of Credit Exposure which results in its outstanding applicable Advances and Pro Rata Share of Letter of Credit Exposure being less than its pro rata share of the aggregate outstanding applicable Advances and Letter of Credit Exposure, then no payments will be made to such Defaulting Lender until such time as all amounts due and owing to the Lenders have been equalized in accordance with each Lender’s respective pro rata share of the aggregate outstanding applicable Advances and Letter of Credit Exposure. Further, if at any time prior to the acceleration or maturity of the Advances, the Administrative Agent shall receive any payment in respect of principal attributable to an applicable Advance or Letter of Credit Obligations while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Borrowings for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Borrowing(s) are paid in full or each Lender (including each Defaulting Lender) is owed its pro rata share of all Advances then outstanding. After acceleration or maturity of the Advances, subject to the first sentence of this Section 2.14(b), all principal will be paid ratably as provided in Section 2.11(e).

(c) If any Letter of Credit Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i) such Letter of Credit Exposure shall be automatically reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Share of such Defaulting Lender’s Pro Rata Share of the Letter of Credit Exposure (and each Lender is deemed to have purchased and assigned such participation interest in such reallocated portion of the Letter of Credit Exposure) but only to the extent that (A) the sum of each Non-Defaulting Lender’s outstanding Revolving Advances plus its share of the Letter of Credit Exposure, after giving effect to the reallocation provided herein, does not exceed such Non-Defaulting Lender’s Commitment, and (B) the conditions set forth in Section 3.2 are satisfied at such time; provided that, such reallocation shall not constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, then the Borrower shall, within one Business Day following notice by the Administrative Agent, cash collateralize such Defaulting Lender’s share of the Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.2(h) for so long as such Letter of Credit Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to this Section 2.14 then the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.6(b)(i) or (iii) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period such Defaulting Lender’s Letter of Credit Exposure is cash collateralized;

(iv) if the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.6(b)(i) and (iii) shall be adjusted in accordance with such Non-Defaulting Lenders’ Pro Rata Share;

(v) if any Defaulting Lender’s share of the Letter of Credit Exposure is neither cash collateralized nor reallocated pursuant to the preceding provisions, then, without prejudice to any rights or remedies of the Issuing Lender or any Lender hereunder, all letter of credit fees payable under Section 2.6(b)(i) and (iii) with respect to such Defaulting Lender’s share of the Letter of Credit Exposure shall be payable to the Issuing Lender until such Letter of Credit Exposure is cash collateralized and/or reallocated.

In the event that the Administrative Agent, the Borrower and the Issuing Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then (i) the Letter of Credit Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall be deemed to have purchased at par such of the Revolving Advances or participations in Letters of Credit of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Advances and Letter of Credit Exposure in accordance with its Pro Rata Share, and (ii) if no Default exists, then any cash collateral posted by the Borrower pursuant to clause (c)(ii) above with respect to such Lender shall be returned to the Borrower.

Section 2.15. Increase in Commitments.

(a) At any time prior to the Business Day immediately preceding the Revolving Maturity Date, the Borrower may effectuate one or more increases in the aggregate Commitments (each such increase being a “Commitment Increase”), by designating either one or more of the existing Lenders (each of which, in its sole discretion, may determine whether and to what degree to participate in such Commitment Increase) or one or more other Eligible Assignees that at the time agree, in the case of any existing Lender, to increase its Commitment as such Lender shall so select (an “Increasing Lender”) and, in the case of any Eligible Assignee that is not an existing Lender (an “Additional Lender”), to become a party to this Agreement as a Lender; provided, however, that (i) each such Commitment Increase shall be equal to at least $5,000,000, (ii) all Commitments and Advances provided pursuant to a Commitment Increase shall be available on the same terms as those applicable to the existing Commitments and Advances except as to upfront fees which may be as agreed to between the Borrower and such Increasing Lender or Additional Lender, as the case may be, (iii) the aggregate of all such Commitment Increases shall not exceed an amount equal to the sum of $100,000,000, and (iv) such Commitment Increase shall not effect an increase in the aggregate Commitments if the Revolving Maturity Date has occurred. The Borrower shall provide prompt notice of such proposed Commitment Increase pursuant to this Section 2.15 to the Administrative Agent and the Lenders. This Section 2.15 shall not be construed to create any obligation on the Administrative Agent or any of the Lenders to advance or to commit to advance any credit to the Borrower or to arrange for any other Person to advance or to commit to advance any credit to the Borrower. For the avoidance of doubt, the increase of the aggregate Commitments to $200,000,000 pursuant to the Second Amendment constitutes a Commitment Increase pursuant to this Section 2.15 and no further increases of the aggregate Commitments shall be permitted pursuant to this Section 2.15 after the Second Amendment Effective Date.

(b) The Commitment Increase shall become effective on the date (the “Increase Date”) on or prior to which each of following conditions shall have been satisfied: (i) the receipt by the Administrative Agent of (A) an agreement in form and substance reasonably satisfactory to the Administrative Agent signed by the Borrower, each Increasing Lender and/or each Additional Lender, setting forth the Commitments, if any, of each such Increasing Lender and/or Additional Lender and, if applicable, setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof binding upon each Lender and (B) such evidence of appropriate authorization on the part of the Borrower and the Guarantors with respect to such Commitment Increase and such legal opinions as the Administrative Agent may reasonably request, (ii) the funding by each Increasing Lender and Additional Lender of the Revolving Advances to be made by each such Lender to effect the prepayment requirement set forth in Section 2.4(c)(iii), (iii) receipt by the Administrative Agent of a certificate of an authorized officer of the Borrower certifying (A) both before and after giving effect to such Commitment Increase, no Default has occurred and is continuing, (B) all representations and warranties made by the Borrower in this Agreement are true and correct in all material respects, unless such representation or warranty relates to an earlier date which remains true and correct in all material respects as of such earlier date, and (C) the pro forma compliance with the covenants in Sections 6.16 and 6.17, after giving effect to such Commitment Increase, and (iv) receipt by the Increasing Lender or Additional Lender, as applicable, of all such fees as agreed to between such Increasing Lender and /or Additional Lender and the Borrower.

(c) On such Increase Date, each Lender’s share of the Letter of Credit Exposure and participations in respect of Swing Line Advances on such date shall automatically be deemed to equal such Lender’s Pro Rata Share of such Letter of Credit Obligations and participations in respect of Swing Line Advances (such Pro Rata Share for such Lender to be determined as of the Increase Date in accordance with its Commitment on such date as a percentage of the aggregate Commitments on such date) without further action by any party.

ARTICLE 3

CONDITIONS OF LENDING

Section 3.1. Conditions Precedent to Initial Borrowings and the Initial Letter of Credit. The obligations of each Lender to make the initial Advances and the Issuing Lender to issue an initial Letter of Credit, shall be subject to the conditions precedent that:

(a) Documentation. The Administrative Agent shall have received the following, duly executed by all the parties thereto, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders:

(i) this Agreement and all attached Exhibits and Schedules and the Notes payable to the order of each applicable Lender;

(ii) the Guaranty executed by each Wyeville Drop Down Entity and each other Subsidiary of the Borrower existing on the Effective Date;

(iii) the Security Agreement executed by each Credit Party, together with appropriate UCC-1 financing statements, if any, necessary or desirable for filing with the appropriate authorities and any other documents, agreements, or instruments necessary to create, perfect or maintain an Acceptable Security Interest in the Collateral described in the Security Agreement;

(iv) fully executed Mortgages covering all fee owned real property of any Credit Party, together with (A) a copy of an existing owner’s policy of title insurance reflecting no Liens on such real property other than Permitted Liens, (B) a flood determination certificate issued by the appropriate Governmental Authority or third party indicating whether such property is designated as a “flood hazard area” and (C) if such property is designated to be in a “flood hazard area”, evidence of flood insurance on such property obtained by the applicable Credit Party in such total amount as required by Regulation H of the Federal Reserve Board, and all official rulings and interpretations thereunder or thereof, and otherwise in compliance with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973;

(v) certificates of insurance naming the Administrative Agent as loss payee with respect to property insurance, or additional insured with respect to liability insurance, and covering the Borrower’s or its Subsidiaries’ Properties with such insurance carriers, for such amounts and covering such risks that are acceptable to the Administrative Agent together with copies of endorsements of the Credit Parties’ insurance policies maintained pursuant to Section 5.3 as reasonably requested by the Administrative Agent;

(vi) a certificate from an authorized officer of the Borrower dated as of the Effective Date stating that as of such date (A) all representations and warranties of the Borrower set forth in this Agreement are true and correct, (B) no Default has occurred and is continuing; and (C) the conditions precedent set forth in Section 3.1(b), (e), (m)(i) and (ii), and (n) have been met;

(vii) a secretary’s certificate from each Credit Party certifying such Person’s (A) officers’ incumbency, (B) authorizing resolutions, and (C) Organization Documents;

(viii) certificates of good standing for each Credit Party in each state in which each such Person is organized or qualified to do business, which certificate shall be (A) dated a date not earlier than 30 days prior to Effective Date or (B) otherwise effective on the Effective Date;

(ix) legal opinions of (A) Fulbright & Jaworski L.L.P. as Texas counsel to the Credit Parties and (B) Reinhart Boerner Van Deuren s.c., as Wisconsin counsel to the Credit Parties, each in form and substance reasonably acceptable to the Administrative Agent;

(x) a copy of a registration rights agreement, omnibus agreement, and underwriting agreement in substantially the same form as the applicable exhibits attached to the Registration Statement, certified as of the Effective Date by an authorized officer of the Borrower (x) as being true and correct copies of such documents and (y) as being in full force and effect;

(xi) copies of the Wyeville Drop Down Documents, certified as of the Effective Date by an authorized officer of the Borrower (x) as being true and correct copies of such documents, (y) as being in full force and effect and (z) that no material term or condition thereof shall have been amended, modified or waived after the execution thereof without the prior written consent of the Administrative Agent;

(xii) letter of credit applications or amendments to the Existing Letters of Credit, as applicable, and such other documents and instruments of transfer as the Administrative Agent and the Issuing Lender deem necessary to effectuate the deemed issuance of the Existing Letters of Credit hereunder; and

(xiii) such other documents, governmental certificates, agreements, and lien searches as the Administrative Agent or any Lender may reasonably request.

(b) Consents; Authorization; Conflicts. The Borrower shall have received any consents, licenses and approvals required in accordance with applicable law, or in accordance with any document, agreement, instrument or arrangement to which the Borrower or any Subsidiary is a party, in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Credit Documents and the consummation of the IPO and the Wyeville Drop Down. In addition, the Borrower and the Subsidiaries shall have all such material consents, licenses and approvals required in connection with the continued operation of the Borrower and the Subsidiaries, and such approvals shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on this Agreement and the actions contemplated hereby.

(c) Representations and Warranties. The representations and warranties contained in Article 4 and in each other Credit Document shall be true and correct on and as of the Effective Date before and after giving effect to the initial Borrowings or issuance (or deemed issuance) of Letters of Credit and to the application of the proceeds from such Borrowing, as though made on and as of such date.

(d) Fee Letter; Payment of Fees. The Borrower shall have paid the fees and expenses required to be paid as of the Effective Date by Sections 2.6(c) and 9.1 or any other provision of a Credit Document.

(e) Other Proceedings. No action, suit, investigation or other proceeding (including without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be pending or, to the Borrower’s knowledge, threatened and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement, any other Credit Document or any transaction contemplated hereby or thereby, including the consummation of the IPO and the Wyeville Drop Down or (ii) which in the judgment of the Administrative Agent could reasonably be expected to result in a Material Adverse Change.

(f) Other Reports. The Administrative Agent shall have received, in form and substance reasonably satisfactory to it, all existing environmental reports (including all available Phase I Environmental Site Assessment reports and Phase II Environmental Site Assessment reports), and such other reports, audits or certifications in the possession of the Credit Parties as it may reasonably request.

(g) Material Adverse Change. Since May 8, 2012, there shall not have occurred any event, development or circumstance that has or could reasonably be expected to result in a Material Adverse Change.

(h) Solvency. The Administrative Agent shall have received a certificate in form and substance reasonably satisfactory to the Administrative Agent from a senior financial officer or such other officer acceptable to the Administrative Agent of the Borrower and each Guarantor certifying that, before and after giving effect to the initial Borrowings made hereunder on the Effective Date, the Borrower and each such other Guarantor is Solvent (assuming with respect to each Guarantor, that the fraudulent conveyance savings language contained in the Guaranty applicable to such Guarantor will be given full effect).

(i) Delivery of Initial Financial Statements; Projections. The Administrative Agent shall have received true and correct copies of (i) the Initial Financial Statements, (ii) the Pro Forma Financial Statements and (iii) the projections prepared by management of balance sheets, income statements and cashflow statements of the Borrower and its Subsidiaries, after giving effect to the IPO and the Wyeville Drop Down, covering the first four full years after the Effective Date.

(j) Notices of Borrowing. The Administrative Agent shall have received a Notice of Borrowing from the Borrower, with appropriate insertions and executed by a duly appointed Responsible Officer of the Borrower.

(k) USA Patriot Act. The Administrative Agent shall have received all documentation and other information that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act.

(l) Calculation of Run Rate EBITDA. The Administrative Agent shall have received a certificate in form acceptable to the Administrative Agent and executed by the chief executive officer or chief financial officer of the Borrower and reflecting run-rate EBITDA for the Borrower and its consolidated Subsidiaries, after giving effect to the IPO and the Wyeville Drop Down, calculated based on annualized EBITDA for the fiscal quarter ending June 30, 2012, of no less than $45,000,000.

(m) Capital Structure; Consummation of IPO and Wyeville Drop Down. The capital and ownership structure and the equityholder arrangements of the Borrower and its Subsidiaries (and all agreements relating thereto) will be reasonably satisfactory to the Administrative Agent. The Administrative Agent shall have received evidence, in form and substance satisfactory to the Administrative Agent, of (i) the consummation of the IPO in accordance with the Prospectus and (ii) the consummation of the Wyeville Drop Down in accordance with the Wyeville Drop Down Documents.

(n) Amendment of Hi-Crush Proppants Credit Agreement. The Administrative Agent shall have received evidence, in form and substance satisfactory to the Administrative Agent, that (i) the Hi-Crush Proppants Credit Agreement has been amended to permit the IPO, the Wyeville Drop Down and the transactions contemplated hereby and (ii) all obligations, liabilities and Liens of the General Partner, the Borrower, and each Wyeville Drop Down Entity relating to the Hi-Crush Proppants Credit Agreement and the other Credit Documents (as defined in the Hi-Crush Proppants Credit Agreement) have been released and terminated.

(o) Landlord Agreements; Account Control Agreements. The Administrative Agent shall have received lien waivers or subordination agreements in form and substance satisfactory to the Administrative Agent and executed by the landlords or lessors identified in, and covering each of the leased real properties listed on, Schedule 4.5. The Administrative Agent shall have received Account Control Agreements in accordance with Section 5.8 and the Security Documents.

(p) Sand Reserve Report. The Administrative Agent shall have received the Independent Engineering Report dated January 2012 in respect of the Credit Parties’ facility in Wyeville, Wisconsin, together with a letter from John T. Boyd Company permitting the Administrative Agent and the Lenders to rely on such Independent Engineering Report.

(q) Certificates of Title. For each piece of Certificated Equipment of any Credit Party, if any, to the extent required by Section 4.10 of the Security Agreement, the Administrative Agent shall have received the original certificate of title to such equipment and such other documents, agreements or instruments required in order to evidence the Administrative Agent’s first priority lien on the certificate of title for such Certificated Equipment.

(r) Liens. The Administrative Agent shall have received evidence satisfactory to it that there are no Liens encumbering any of the Credit Parties’ respective Property other than Permitted Liens.

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NO LENDER SHALL BE OBLIGATED TO MAKE ADVANCES HEREUNDER AND THE ISSUING LENDER SHALL NOT BE OBLIGATED TO ISSUE ANY LETTER OF CREDIT HEREUNDER UNLESS EACH OF THE FOREGOING CONDITIONS PRECEDENT IS SATISFIED ON OR PRIOR TO SEPTEMBER 30, 2012.

Section 3.2. Conditions Precedent to Each Borrowing and to Each Issuance, Extension or Renewal of a Letter of Credit. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing), the obligation of each Issuing Lender to issue, increase, renew or extend a Letter of Credit (including the deemed issuance of Letters of Credit) and of any reallocation of Letter of Credit Exposure provided in Section 2.14, shall be subject to the further conditions precedent that on the date of such Borrowing or such issuance, increase, renewal or extension:

(a) Representations and Warranties. The representations and warranties made by any Credit Party or any officer or employee of any Credit Party contained in the Credit Documents shall be true and correct in all material respects on such date, except that any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date and each request for the making of any Advance or issuance, increase, renewal or extension of any Letter of Credit and the making of such Advance or the issuance, increase, renewal or extension of such Letter of Credit shall be deemed to be a reaffirmation of such representations and warranties.

(b) Event of Default. No Default shall exist, and the making of such Advance or issuance, increase, renewal or extension of such Letter of Credit, or the relocation of the Letter of Credit Exposure would not cause a Default.

Each of the giving of the applicable Notice of Borrowing or Letter of Credit Application, the acceptance by the Borrower of the proceeds of such Borrowing, the issuance, increase, or extension of such Letter of Credit, and the reallocation of the Letter of Credit Exposure, shall constitute a representation and warranty by the Borrower that on the date of such Borrowing, such issuance, increase, or extension of such Letter of Credit or such reallocation, as applicable, the foregoing conditions have been met.

Section 3.3. Determinations Under Sections 3.1 and 3.2. For purposes of determining compliance with the conditions specified in Sections 3.1 and 3.2 each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Credit Documents shall have received written notice from such Lender prior to the Borrowings hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of such Borrowings.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Each Credit Party hereto represents and warrants as follows:

Section 4.1. Organization. Each Credit Party is duly and validly organized and existing and in good standing under the laws of its jurisdiction of incorporation or formation. Each Credit Party is authorized to do business and is in good standing in all jurisdictions in which such qualifications or authorizations are necessary except where the failure to be so qualified or authorized could not reasonably be expected to result in a Material Adverse Change. As of the Effective Date, each Credit Party’s type of organization and jurisdiction of incorporation or formation are set forth on Schedule 4.1.

Section 4.2. Authorization. The execution, delivery, and performance by each Credit Party of each Credit Document to which such Credit Party is a party and the consummation of the transactions contemplated thereby, including the IPO and the Wyeville Drop Down (a) are within such Credit Party’s powers, (b) have been duly authorized by all necessary corporate, limited liability company or partnership action, (c) do not contravene any articles or certificate of incorporation or bylaws, partnership or limited liability company agreement binding on or affecting such Credit Party, (d) do not contravene any law or any contractual restriction binding on or affecting such Credit Party, (e) do not result in or require the creation or imposition of any Lien prohibited by this Agreement, and (f) do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority except, in the case of clauses (d) and (f), to the extent such contravention or the failure to obtain authorization, approval or notice or take other action could not reasonably be expected to have a Material Adverse Change.

Section 4.3. Enforceability. The Credit Documents have each been duly executed and delivered by each Credit Party that is a party thereto and each Credit Document constitutes the legal, valid, and binding obligation of each Credit Party that is a party thereto enforceable against such Credit Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and by general principles of equity whether applied by a court of law or equity.

Section 4.4. Financial Condition.

(a) The Initial Financial Statements have been prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition of the Borrower and its consolidated Subsidiaries as of the respective dates thereof, except as otherwise expressly noted therein, subject only to normal year-end audit adjustments and the absence of footnotes. As of the date of the aforementioned financial statements, there were no material contingent obligations, material unaccrued liabilities for taxes, material unusual forward or long-term commitments, or material unrealized or anticipated losses of the applicable Persons, except as disclosed therein or as set forth on Schedule 4.4 and adequate reserves for such items have been made in accordance with GAAP.

(b) The Pro Forma Financial Statements have been prepared in good faith by the Borrower, based on assumptions believed by the Borrower on the Effective Date to be reasonable, are based on the best information available to the Borrower as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the IPO and the Wyeville Drop Down and present fairly, in all material respects, on a pro forma basis the estimated consolidated financial position of the Borrower and its consolidated Subsidiaries as of such date and for such period.

(c) Since the Effective Date, no event or condition has occurred that could reasonably be expected to result in Material Adverse Change.

Section 4.5. Ownership and Liens; Real Property. Each Credit Party (a) has good and marketable title to, or a valid and subsisting leasehold interest in, all real property, and good title to all personal Property, in each case necessary for its business, and (b) none of the Property owned by the Borrower or a Subsidiary of the Borrower is subject to any Lien except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purpose and Permitted Liens. As of the Effective Date, the Borrower and its Subsidiaries own no real property other than that listed on Schedule 4.5 and all equipment (other than office equipment and equipment located on jobsites, in transit or off location for servicing, repairs or modifications) owned by the Borrower and its Subsidiaries are located at the fee owned or leased real property listed on Schedule 4.5.

Section 4.6. True and Complete Disclosure. All written factual information (whether delivered before or after the date of this Agreement) prepared by or on behalf of the Borrower and its Subsidiaries and furnished to the Administrative Agent or the Lenders for purposes of or in connection with this Agreement, any other Credit Document or any transaction contemplated hereby or thereby does not contain any material misstatement of fact or omits to state any material fact necessary to make the statements therein not misleading. There is no fact known to any Responsible Officer of any Credit Party on the date of this Agreement that has not been disclosed to the Administrative Agent that could reasonably be expected to result in a Material Adverse Change. All projections, estimates, budgets, and pro forma financial information furnished by the Borrower or any of its Subsidiaries (or on behalf of the Borrower or any such Subsidiary), were prepared on the basis of assumptions, data, information, tests, or conditions (including current and reasonably foreseeable business conditions) believed to be reasonable at the time such projections, estimates, budgets and pro forma financial information were furnished; it being understood that actual results may vary and such variances may be material.

Section 4.7. Litigation. Except as otherwise provided in Schedule 4.7, there are no actions, suits, or proceedings pending or, to any Credit Party’s knowledge, threatened against the Borrower or any Subsidiary, at law, in equity, or in admiralty, or by or before any Governmental Authority, which could reasonably be expected to result in a Material Adverse Change. Additionally, except as disclosed in writing to the Administrative Agent and the Lenders, there is no pending or, to the Borrower’s knowledge, threatened action or proceeding instituted against the Borrower or any Subsidiary which seeks to adjudicate the Borrower or any Subsidiary as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property; provided that this Section 4.7 does not apply with respect to environmental claims.

Section 4.8. Compliance with Agreements.

(a) Neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or any other types of agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation the performance of or compliance with which could reasonably be expected to cause a Material Adverse Change. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any contract, agreement, lease or any other types of agreement or instrument to which the Borrower or such Subsidiary is a party and which could reasonably be expected to cause a Material Adverse Change. To the knowledge of the Credit Parties, neither the Borrower nor any of its Subsidiaries is in default under, or has received a notice of default under, any contract, agreement, lease or any other document or instrument to which the Borrower or its Subsidiaries is a party which is continuing and which, if not cured, could reasonably be expected to cause a Material Adverse Change.

(b) No Default has occurred and is continuing.

Section 4.9. Pension Plans. (a) Except for matters that could not reasonably be expected to result in a Material Adverse Change, all Plans are in compliance with all applicable provisions of ERISA, (b) no Termination Event has occurred with respect to any Plan that would result in an Event of Default under Section 7.1(i), and, except for matters that could not reasonably be expected to result in a Material Adverse Change, each Plan has complied with and been administered in accordance with applicable provisions of ERISA and the Code, (c) no “accumulated funding deficiency” (as defined in Section 302 of ERISA) has occurred, and for plan years after December 31, 2007, no unpaid minimum required contribution exists, and there has been no excise tax imposed under Section 4971 of the Code, (d) to the knowledge of Credit Parties, no Reportable Event has occurred with respect to any Multiemployer Plan, and each Multiemployer Plan has complied with and been administered in accordance with applicable provisions of ERISA and the Code, (e) the present value of all benefits vested under each Plan (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits in an amount that could reasonably be expected to result in a Material Adverse Change, (f) neither the Borrower nor any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any unsatisfied withdrawal liability that could reasonably be expected to result in a Material Adverse Change or an Event of Default under Section 7.1(j), and (g) except for matters that could not reasonably result in a Material Adverse Change, as of the most recent valuation date applicable thereto, neither the Borrower nor any member of the Controlled Group would become subject to any liability under ERISA if the Borrower or any Subsidiary has received notice that any Multiemployer Plan is insolvent or in reorganization. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, no Credit Party has any reason to believe that the annual cost during the term of this Agreement to the Borrower or any Subsidiary for post-retirement benefits to be provided to the current and former employees of the Borrower or any Subsidiary under Plans that are welfare benefit plans (as defined in Section 3(1) of ERISA) could, in the aggregate, reasonably be expected to cause a Material Adverse Change.

Section 4.10. Environmental Condition.

(a) Permits, Etc. Each Credit Party (i) has obtained all material Environmental Permits necessary for the ownership and operation of its Properties and the conduct of its businesses; (ii) has at all times since the date six months prior to the Effective Date been and is currently in material compliance with all terms and conditions of such Environmental Permits and with all other material requirements of applicable Environmental Laws; (iii) has not received written notice of any material violation or alleged material violation of any Environmental Law or Environmental Permit; and (iv) is not subject to any actual or contingent Environmental Claim which could reasonably be expected to cause a Material Adverse Change.

(b) Certain Liabilities. Except as disclosed on Schedule 4.10, to such Credit Parties’ knowledge, none of the present or previously owned or operated Property of any such Credit Party or of any Subsidiary thereof, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise investigated, designated, listed, or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by any Credit Party, wherever located, which could reasonably be expected to cause a Material Adverse Change; or (iii) has been the site of any Release of Hazardous Substances or Hazardous Wastes from present or past operations which has caused at the site or at any third party site any condition that has resulted in or could reasonably be expected to result in the need for Response that could cause a Material Adverse Change.

(c) Certain Actions. Without limiting the foregoing and except as disclosed on Schedule 4.10, (i) all necessary material notices have been properly filed, and no further action is required under current applicable Environmental Law as to each Response or other restoration or remedial project undertaken by the Borrower, any of its Subsidiaries or any of the Borrower’s or such Subsidiary’s former Subsidiaries on any of their presently or formerly owned or operated Property and (ii) the present and, to the Credit Parties’ knowledge, future liability, if any, of the Borrower or of any Subsidiary which could reasonably be expected to arise in connection with requirements under Environmental Laws will not reasonably be expected to result in a Material Adverse Change.

Section 4.11. Subsidiaries. As of the Effective Date, the Borrower has no Subsidiaries other than those listed on Schedule 4.11. Each Subsidiary of the Borrower (including any such Subsidiary formed or acquired subsequent to the Effective Date) has complied with the requirements of Section 5.6.

Section 4.12. Investment Company Act. Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any Subsidiary is subject to regulation under any Federal or state statute, regulation or other Legal Requirement which limits its ability to incur Debt.

Section 4.13. Taxes. Proper and accurate (in all material respects), federal, state, local and foreign tax returns, reports and statements required to be filed (after giving effect to any extension granted in the time for filing) by the Borrower and each Subsidiary (hereafter collectively called the “Tax Group”) have been filed with the appropriate Governmental Authorities, and all taxes and other impositions due and payable, in each case, which are material in amount, have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith by appropriate proceeding and for which adequate reserves have been established in compliance with GAAP. Neither the Borrower nor any member of the Tax Group has given, or been requested to give, a waiver of the statute of limitations relating to the payment of any federal, state, local or foreign taxes or other impositions. Proper and accurate amounts have been withheld by the Borrower and all other members of the Tax Group from their employees for all periods to comply in all material respects with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law.

Section 4.14. Permits, Licenses, etc. Each of the Borrower and its Subsidiaries possesses all permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights, and copyrights which are material to the conduct of its business. Each of the Borrower and its Subsidiaries manages and operates its business in accordance with all applicable Legal Requirements except where the failure to so manage or operate could not reasonably be expected to result in a Material Adverse Change; provided that this Section 4.14 does not apply with respect to Environmental Permits.

Section 4.15. Use of Proceeds. The proceeds of the Advances will be used by the Borrower for the purposes described in Section 6.6. No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No proceeds of any Advance will be used to purchase or carry any margin stock in violation of Regulation T, U or X.

Section 4.16. Condition of Property; Casualties. The material Properties used or to be used in the continuing operations of the Borrower and each Subsidiary, are in good working order and condition, normal wear and tear and casualty and condemnation (excluding casualty and condemnation which could, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change) excepted. Neither the business nor the material Properties of the Borrower or any Subsidiary has been affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy, which effect could reasonably be expected to cause a Material Adverse Change.

Section 4.17. Insurance. Each of the Borrower and its Subsidiaries carry insurance (which may be carried by the Borrower on a consolidated basis) with reputable insurers in respect of such of their respective Properties, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses.

Section 4.18. Security Interest. Each Credit Party has authorized the filing of financing statements sufficient when filed to perfect the Lien created by the Security Documents. When such financing statements are filed in the offices noted therein, the Administrative Agent will have a valid and perfected security interest in all Collateral that is capable of being perfected by filing financing statements.

Section 4.19. OFAC; Anti-Terrorism. Neither the Borrower nor any Subsidiary of the Borrower is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. Neither the Borrower nor any Subsidiary of the Borrower (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any Advance will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

Section 4.20. Solvency. Before and after giving effect to the making of each Advance and the issuance, increase, or amendment of each Letter of Credit, the Credit Parties are, when taken as a whole, Solvent.

ARTICLE 5

AFFIRMATIVE COVENANTS

So long as any Obligation (other than (a) Letter of Credit Obligations which are not yet due and payable in connection with Letters of Credit which have been cash collateralized in accordance with this Agreement and (b) contingent indemnification obligations which are not due and payable and which by their terms survive the termination or expiration of this Agreement and the other Credit Documents) shall remain unpaid, any Lender shall have any Commitment hereunder, or there shall exist any Letter of Credit Exposure (other than Letter of Credit exposure which has been cash collateralized in accordance with this Agreement), each Credit Party agrees to comply with the following covenants.

Section 5.1. Organization. Each Credit Party shall, and shall cause each of its respective Subsidiaries to, (a) preserve and maintain its partnership, limited liability company or corporate existence, rights, franchises and privileges in the jurisdiction of its organization, and (b) qualify and remain qualified as a foreign business entity in each jurisdiction in which qualification is necessary in view of its business and operations or the ownership of its Properties and where failure to qualify could reasonably be expected to cause a Material Adverse Change; provided, however, that nothing herein contained shall prevent any transaction permitted by Section 6.7 or Section 6.8.

Section 5.2. Reporting.

(a) Annual Financial Reports. The Borrower shall provide, or shall cause to be provided, to the Administrative Agent, as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ended December 31, 2012), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, partners’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and such statements to be certified by the chief executive officer or chief financial officer of the Borrower, to the effect that (i) such statements fairly, in all material respects, present the financial condition, results of operations, partners’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP and (ii) there were no material contingent obligations, material unaccrued liabilities for taxes, material unusual forward or long-term commitments, or material unrealized or anticipated losses of the Borrower and its Subsidiaries, except as disclosed therein or as otherwise disclosed in writing to the Administrative Agent and adequate reserves for such items have been made in accordance with GAAP;

(b) Quarterly Financial Reports. The Borrower shall provide, or shall cause to be provided, to the Administrative Agent, as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ending September 30, 2012), (i) consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, partners’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer or the chief financial officer of the Borrower as (A) fairly presenting, in all material respects, the financial condition, results of operations, partners’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, and (B) showing that there were no material contingent obligations, material unaccrued liabilities for taxes, material unusual forward or long term commitments, or material unrealized or anticipated losses of the Borrower and its Subsidiaries, except as disclosed therein or as otherwise disclosed in writing to the Administrative Agent and adequate reserves for such items have been made in accordance with GAAP, and (ii) a copy of the management discussion and analysis with respect to such financial statements;

(c) Compliance Certificate. (i) Concurrently with the delivery of the financial statements referred to in Section 5.2(a) and (b) above, the Borrower shall provide to the Administrative Agent a duly completed Compliance Certificate signed by the chief executive officer or chief financial officer of the Borrower;

(d) Annual Budget. As soon as available and in any event within 60 days after the end of each fiscal year of the Borrower, the Borrower shall provide to the Administrative Agent an annual operating, capital and cash flow budget for the immediately following fiscal year and detailed on a quarterly basis;

(e) Defaults. The Credit Parties shall provide to the Administrative Agent promptly, but in any event within five (5) Business Days after the occurrence thereof, a notice of each Default known to the Responsible Officer of the Borrower or to any of its Subsidiaries, together with a statement of a Responsible Officer of the Borrower setting forth the details of such Default and the actions which the Credit Parties have taken and proposes to take with respect thereto;

(f) Other Creditors. The Credit Parties shall provide to the Administrative Agent promptly after the giving or receipt thereof, copies of any default notices given or received by the Borrower or by any of its Subsidiaries pursuant to the terms of any indenture, loan agreement, credit agreement, royalty agreement or similar agreement;

(g) Litigation. The Credit Parties shall provide to the Administrative Agent promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority, affecting the Borrower or any of its Subsidiaries or any of their respective assets that has a claim for damages in excess of $500,000 or that could otherwise result in a cost, expense or loss to the Borrower or any of its Subsidiaries in excess of $500,000;

(h) Environmental Notices. Promptly upon, and in any event no later than thirty (30) days after, the receipt thereof, or the acquisition of knowledge thereof, by any Credit Party, the Credit Parties shall provide the Administrative Agent with a copy of any form of request, claim, complaint, order, notice, summons or citation received from any Governmental Authority or any other Person, (i) concerning violations or alleged violations of Environmental Laws, which seeks to impose liability therefore in excess of $500,000, (ii) concerning any action or omission on the part of any of the Credit Parties or any of their former Subsidiaries in connection with Hazardous Waste or Hazardous Substances which could reasonably result in the imposition of liability in excess of $500,000 or requiring that action be taken to respond to or clean up a Release of Hazardous Substances or Hazardous Waste into the environment and such action or clean-up could reasonably be expected to exceed $500,000, including without limitation any information request related to, or notice of, potential responsibility under CERCLA, or (iii) concerning the filing of a Lien securing liabilities in excess of $500,000 described in clause (i) or (ii) above upon, against or in connection with the Borrower, any Subsidiary, or any of their respective former Subsidiaries, or any of their material leased or owned Property, wherever located;

(i) Material Changes. The Credit Parties shall provide to the Administrative Agent prompt written notice of any event, development of circumstance that has had or would reasonably be expected to give rise to a Material Adverse Change;

(j) Termination Events. As soon as possible and in any event (i) within thirty (30) days after the Borrower or any member of the Controlled Group knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, and (ii) within ten (10) days after the Borrower or any member of the Controlled Group knows or has reason to know that any other Termination Event with respect to any Plan has occurred, the Credit Parties shall provide to the Administrative Agent a statement of a Responsible Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or any Affiliate of the Borrower proposes to take with respect thereto;

(k) Termination of Plans. Promptly and in any event within five (5) Business Days after receipt thereof by the Borrower or any member of the Controlled Group from the PBGC, the Credit Parties shall provide to the Administrative Agent copies of each notice received by the Borrower or any such member of the Controlled Group of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan;

(l) Other ERISA Notices. Promptly and in any event within five (5) Business Days after receipt thereof by the Borrower or any member of the Controlled Group from a Multiemployer Plan sponsor, the Credit Parties shall provide to the Administrative Agent a copy of each notice received by the Borrower or any member of the Controlled Group concerning the imposition or amount of withdrawal liability imposed on the Borrower or any member of the Controlled Group pursuant to Section 4202 of ERISA;

(m) Other Governmental Notices. Promptly and in any event within five (5) Business Days after receipt thereof by the Borrower or any Subsidiary, the Credit Parties shall provide to the Administrative Agent a copy of any notice, summons, citation, or proceeding seeking to modify in any material respect, revoke, or suspend any material contract, license, permit, or agreement with any Governmental Authority;

(n) Disputes; etc. The Credit Parties shall provide to the Administrative Agent prompt written notice of (i) any claims, legal or arbitration proceedings, proceedings before any Governmental Authority, or disputes, or to the knowledge of any Credit Party, any such actions threatened, or affecting the Borrower or any Subsidiary, which could reasonably be expected to cause a Material Adverse Change, or any material labor controversy of which the Borrower or any of its Subsidiaries has knowledge resulting in or reasonably considered to be likely to result in a strike against the Borrower or any Subsidiary, and (ii) any claim, judgment, Lien or other encumbrance (other than a Permitted Lien) affecting any Property of the Borrower or any Subsidiary, if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $500,000;

(o) Management Letters; Other Accounting Reports. Promptly upon receipt thereof, a copy of any final management letter submitted to the Borrower or any Subsidiary by its independent accountants, and a copy of any response by the Borrower or any Subsidiary of the Borrower, or the board of directors or managers (or other applicable governing body) of the Borrower or any Subsidiary of the Borrower, to such letter;

(p) Material Contracts. Promptly upon receipt thereof, the applicable Credit Party shall provide to the Administrative Agent a copy of any amendment of or notice of default under any Material Contract to which it is a party;

(q) Securities Law Filings and other Public Information. The Borrower shall provide to the Administrative Agent promptly after the same are available, copies of each annual report, proxy or financial statement or other material report or communication sent to the equityholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or any other securities Governmental Authority, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; ~~and~~

(r) Financial Reports for Augusta. The Borrower shall request from Augusta pursuant to Section 7.1 of that certain First Amended and Restated Limited Liability Company Agreement of Augusta dated January 31, 2013, and shall, to the extent received from Augusta, provide to the Administrative Agent (i) within 45 days after the end of each fiscal quarter (except for the fourth fiscal quarter in each fiscal year), (A) an unaudited balance sheet as of the end of such fiscal quarter and an unaudited related income statement, and statement of cash flows for such fiscal quarter including any notes thereto (if any) prepared in accordance with GAAP (with the exception of normal year-end adjustments and absence of notes), consistently applied, and (B) a discussion and analysis of the material operational and financial developments during such fiscal quarter and (ii) within 90 days after the end of each fiscal year, (A) an unaudited balance sheet as of the end of such fiscal year and an unaudited related income statement, statement of members’ equity and statement of cash flows for such fiscal year prepared in accordance with GAAP, consistently applied, and (B) a discussion and analysis of the material operational and financial developments during such fiscal year.

(s) ~~(r)~~ Other Information. Subject to the confidentiality provisions of Section 9.8, the Credit Parties shall provide to the Administrative Agent such other information respecting the business, operations, or Property of the Borrower or any Subsidiary, financial or otherwise, as any Lender through the Administrative Agent may reasonably request.

The Borrower hereby acknowledges that (1) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower and its Subsidiaries hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (2) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Swing Line Lender, the Issuing Lender and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower, its Subsidiaries or their securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

Documents required to be delivered pursuant to Section 5.2(q) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet and (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, however, that (x) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents.

Section 5.3. Insurance.

(a) Each Credit Party shall, and shall cause each of its Subsidiaries to, carry and maintain all such other insurance in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses and reasonably acceptable to the Administrative Agent and with reputable insurers reasonably acceptable to the Administrative Agent.

(b) If requested by the Administrative Agent, copies of all policies of insurance or certificates thereof covering the property or business of the Credit Parties, and endorsements and renewals thereof, certified as true and correct copies of such documents by a Responsible Officer of the Borrower shall be delivered by Borrower to and retained by the Administrative Agent. All policies of property insurance with respect to the Collateral either shall have attached thereto a lender’s loss payable endorsement in favor of the Administrative Agent for its benefit and the ratable benefit of the Secured Parties or name the Administrative Agent as loss payee for its benefit and the ratable benefit of the Secured Parties, in either case, in form reasonably satisfactory to the Administrative Agent, and all policies of liability insurance with respect to the Credit Parties shall name the Administrative Agent for its benefit and the ratable benefit of the Secured Parties as an additional insured and shall provide for a waiver of subrogation in favor of the Administrative Agent for its benefit and the ratable benefit of the Secured Parties. All policies or certificates of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, and the period of coverage. All such policies shall contain a provision that notwithstanding any contrary agreements between the Borrower, its Subsidiaries, and the applicable insurance company, such policies will not be canceled or allowed to lapse without renewal without at least thirty (30) days’ (or ten (10) days in the case of non-payment) prior written notice to the Administrative Agent.

(c) If at any time the area in which any real property constituting Collateral is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Borrower shall, and shall cause each of its Subsidiaries to, obtain flood insurance in such total amount as required by Regulation H of the Federal Reserve Board, as from time to time in effect and all official rulings and interpretations thereunder or thereof, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

(d) Notwithstanding Section 2.4(c)(ii) of this Agreement, after the occurrence and during the continuance of an Event of Default, all proceeds of insurance, including any casualty insurance proceeds, property insurance proceeds, proceeds from actions, and any other proceeds, shall be paid directly to the Administrative Agent and if necessary, assigned to the Administrative Agent, to be applied in accordance with Section 7.6 of this Agreement, whether or not the Secured Obligations are then due and payable.

(e) In the event that any insurance proceeds are paid to any Credit Party in violation of clause (d), such Credit Party shall hold the proceeds in trust for the Administrative Agent, segregate the proceeds from the other funds of such Credit Party, and promptly pay the proceeds to the Administrative Agent with any necessary endorsement. Upon the request of the Administrative Agent, each of the Borrower and its Subsidiaries shall execute and deliver to the Administrative Agent any additional assignments and other documents as may be necessary or desirable to enable the Administrative Agent to directly collect the proceeds as set forth herein.

Section 5.4. Compliance with Laws. Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with all federal, state, and local laws and regulations (including Environmental Laws, OFAC, FCPA and the Patriot Act) which are applicable to the operations and Property of any Credit Party and maintain all related permits necessary for the ownership and operation of each Credit Party’s Property and business, except in any case where the failure to so comply could not reasonably be expected to result in a Material Adverse Change; provided that this Section 5.4 shall not prevent any Credit Party from, in good faith and with reasonable diligence, contesting the validity or application of any such laws or regulations by appropriate legal proceedings for which adequate reserves have been established in compliance with GAAP.

Section 5.5. Taxes. Each Credit Party shall, and shall cause each of its Subsidiaries to pay and discharge all taxes, assessments, and other charges and claims related thereto, in each case, which are material in amount, imposed on the Borrower or any of its Subsidiaries prior to the date on which penalties attach other than any tax, assessment, charge, or claims which is being contested in good faith and for which adequate reserves have been established in compliance with GAAP.

Section 5.6. New Subsidiaries. The Borrower shall deliver to the Administrative Agent each of the items set forth in Schedule III attached hereto with respect to each Domestic Subsidiary of the Borrower created or acquired after the Effective Date and within the time requirements set forth in Schedule III.

Section 5.7. Security. Each Credit Party agrees that at all times before the termination of this Agreement, payment in full of the Obligations, the termination and return of all Letters of Credit (other than Letters of Credit as to which arrangements satisfactory to the Issuing Lender in its sole discretion have been made) and termination in full of the Commitments, the Administrative Agent shall have an Acceptable Security Interest in the Collateral to secure the performance and payment of the Secured Obligations. Each Credit Party shall, and shall cause each of its Domestic Subsidiaries to, grant to the Administrative Agent a Lien in any Collateral of such Credit Party or such Domestic Subsidiary now owned or hereafter acquired (other than leased real property unless otherwise requested by the Administrative Agent) promptly and to take such actions as may be required under the Security Documents to ensure that the Administrative Agent has an Acceptable Security Interest in such Property; provided, however, notwithstanding the foregoing or anything contained in this Agreement or any other Credit Document to the contrary, a Credit Party or Domestic Subsidiary shall only be required to grant a Lien in Equity Interests of Subsidiaries owned or acquired by such Credit Party or Domestic Subsidiary in accordance with the following: (i) in the case of Equity Interests of a Domestic Subsidiary, 100% of the Equity Interests of such Domestic Subsidiary; (ii) in the case of Equity Interests of a First-Tier Foreign Subsidiary; provided that, as to the Equity Interest of any Foreign Subsidiary, solely 100% of the Equity Interests of such First-Tier Foreign Subsidiary that are not Voting Securities and no more than 66% of the Equity Interests of such Foreign Subsidiary that are Voting Securities; and (iii) in the case of Equity Interests of a Foreign Subsidiary that is not a First-Tier Foreign Subsidiary, 0% of the Equity Interests of such Foreign Subsidiary shall be required to be pledged hereunder or in any other Credit Document.

Section 5.8. Deposit Accounts. Each Credit Party shall, and shall cause each of its Subsidiaries to, maintain their principal operating accounts and other deposit accounts with a Lender or any other bank that is reasonably acceptable to the Administrative Agent. Each Credit Party shall, and shall cause each of its Subsidiaries to, ensure such accounts (other than accounts with the Lender serving as the Administrative Agent) are subject to Account Control Agreements; provided that, notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the requirements of this Section 5.8 shall not apply to deposit accounts that (x) do not contain at any time, deposits in an aggregate amount in excess of $50,000, (y) are designated solely as accounts for, and are used solely for, payroll (and related payroll tax) funding, sales and other tax obligations or trust funds or (z) are operating accounts used solely for the purpose of accruing overnight interest. Notwithstanding the foregoing, upon consummating any Acquisition permitted hereby, each Credit Party shall have until the date that is 90 days after the date of such Acquisition (or such longer period of time as may be agreed by the Administrative Agent) to comply with the terms of this Section 5.8 with respect to deposit accounts subject to such Acquisition.

Section 5.9. Records; Inspection. Each Credit Party shall, and shall cause each of its Subsidiaries to maintain proper, complete and consistent books of record with respect to such Person’s operations, affairs, and financial condition in accordance with GAAP in all material respects. From time to time upon reasonable prior notice, each Credit Party shall permit any Lender and shall cause each of its Subsidiaries to permit any Lender, at such reasonable times and intervals and to a reasonable extent and under the reasonable guidance of officers of or employees delegated by officers of such Credit Party or such Subsidiary, to, subject to any applicable confidentiality considerations, examine and copy the books and records of such Credit Party or such Subsidiary, to visit and inspect the Property of such Credit Party or such Subsidiary, and to discuss the business operations and Property of such Credit Party or such Subsidiary with the officers and directors thereof; provided that, unless an Event of Default shall have occurred and be continuing, (a) only the Administrative Agent on behalf of the Lenders may exercise inspection, examination or audit rights under this Section 5.9 and (b) the Borrower shall bear the cost of only two (2) such inspections per fiscal year.

Section 5.10. Maintenance of Property. Each Credit Party shall, and shall cause each of its Subsidiaries to, maintain their material owned, leased, or operated Property necessary in the operation of its business in good condition and repair, normal wear and tear and casualty and condemnation (excluding casualty and condemnation which could, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change) excepted; and shall abstain from, and cause each of its Subsidiaries to abstain from, knowingly or willfully permitting the commission of waste or other injury, destruction, or loss of natural resources, or the occurrence of pollution, contamination, or any other condition in, on or about the owned or operated Property involving the Environment that could reasonably be expected to result in Response activities and that could reasonably be expected to cause a Material Adverse Change; provided, however, that no Credit Party shall be required to maintain any property if the preservation thereof is no longer desirable in the conduct of the business of such Credit Party and the loss thereof is not adverse in any material respect to such Credit Party or the Lenders.

Section 5.11. Royalty Agreements. The Borrower shall, and shall cause each of its Subsidiaries to, timely pay all amounts owing pursuant to any royalty agreement to which the Borrower or any of its Subsidiaries is a party except where the failure to do so (a) does not materially impair the ability of the Borrower and its Subsidiaries to use the Property subject to any Lien created by such royalty agreement in its business and (b) could not reasonably be expected to result in a Material Adverse Change.

Section 5.12. Appraisal Reports; Sand Reserve Reports. The Borrower shall, and shall cause each of its Subsidiaries to, permit the Administrative Agent or a third party selected by the Administrative Agent to, at any reasonable time, and from time to time upon request by the Administrative Agent with reasonable notice, perform the following:

(a) an appraisal of the machinery, parts, equipment and other fixed assets of the Credit Parties; provided that, (i) if no Event of Default has occurred and is continuing, the Borrower shall bear the costs of only one such appraisal to be provided upon the completion of each facility of the Credit Parties constructed or acquired after the Effective Date, and (ii) in any event, any appraisals performed at the request of the Borrower shall be performed at the Borrower’s sole cost and expense;

(b) an Independent Engineering Report of the Sand Reserves of the Credit Parties; provided that, if no Event of Default has occurred and is continuing, the Borrower shall bear the costs of only one (1) such Independent Engineering Report to be provided upon the completion of each facility of the Credit Parties constructed or acquired after the Effective Date.

If an Event of Default has occurred and is continuing, the Administrative Agent may perform any additional appraisals, and all such appraisals shall be performed at the Borrower’s sole cost and expense.

Section 5.13. Legal Separateness. The Borrower (a) shall cause the management, business and affairs of the Borrower and its Subsidiaries to be conducted in such a manner so that the Hi-Crush Proppants Entities will be treated as entities separate and distinct from the Borrower and its Subsidiaries (including, without limitation, by keeping separate books of account and by not permitting Property of the Borrower and its Subsidiaries to be commingled with that of the Hi-Crush Proppants Entities); and (b) shall not, and shall not permit any of its Subsidiaries to, incur, assume, guarantee or be or become liable for any Debt of the Hi-Crush Proppants Entities.

ARTICLE 6

NEGATIVE COVENANTS

So long as any Obligation (other than (a) Letter of Credit Obligations which are not yet due and payable in connection with Letters of Credit which have been cash collateralized in accordance with this Agreement and (b) contingent indemnification obligations which are not due and payable and which by their terms survive the termination or expiration of this Agreement and the other Credit Documents) shall remain unpaid, any Lender shall have any Commitment hereunder, or there shall exist any Letter of Credit Exposure (other than Letter of Credit Exposure which has been cash collateralized in accordance with this Agreement), each Credit Party agrees to comply with the following covenants.

Section 6.1. Debt. No Credit Party shall, nor shall it permit any of its Subsidiaries to, create, assume, incur, suffer to exist, or in any manner become liable, directly, indirectly, or contingently in respect of, any Debt other than the following (collectively, the “Permitted Debt”):

(a) the Obligations;

(b) intercompany Debt incurred in the ordinary course of business owed by any Credit Party to any other Credit Party; provided that (i) if such Debt is secured by Liens, such Debt and any Liens securing such Debt are subordinated to the Secured Obligations and the Liens securing the Secured Obligations on terms and conditions and pursuant to documentation acceptable to the Administrative Agent in its sole discretion and (ii), if applicable, such Debt as an investment is also permitted in Section 6.3;

(c) Debt in the form of accounts payable to trade creditors (including reimbursements made to Hi-Crush Services LLC or other Persons in accordance with the Partnership Agreement) for goods or services and current operating liabilities (other than for borrowed money) which in each case are not more than 90 days past due, in each case incurred in the ordinary course of business, as presently conducted, unless contested in good faith by appropriate proceedings and adequate reserves for such items have been made in accordance with GAAP;

(d) purchase money indebtedness or Capital Leases in an aggregate principal amount not to exceed $2,500,000 at any time;

(e) Hedging Arrangements permitted under Section 6.15;

(f) Debt arising from the endorsement of instruments for collection in the ordinary course of business;

(g) Debt arising from the financing of insurance premiums of any Credit Party in an aggregate amount not to exceed $750,000 incurred to defer the cost of such insurance for the underlying term of such insurance policy;

(h) unsecured Debt under the Subordinated Notes and any Permitted Refinancing thereof; provided that (i) the scheduled maturity date thereof is not earlier than 91 days after the latest of the Revolving Maturity Date and the Term Maturity Date, (ii) the holders of such Debt shall have entered into a Subordination Agreement and (iii) the terms and provisions of such Debt shall be reasonably satisfactory to the Administrative Agent;

(i) Debt under performance, stay, appeal and surety bonds or with respect to workers’ compensation or other like employee benefit claims, in each case incurred in the ordinary course of business;

(j) Debt assumed in connection with any Permitted Investment or Acquisition and not incurred in contemplation thereof in an aggregate principal amount not exceeding $500,000 at any time, and any Permitted Refinancing thereof;

(k) Debt owed to the seller of any property acquired in an Investment permitted under Section 6.3(k) or (l) or an Acquisition permitted under Section 6.4 on an unsecured subordinated basis, which subordination agreement shall be on terms substantially similar to the Subordination Agreement or otherwise satisfactory to the Administrative Agent in its sole discretion; provided that the terms and provisions of such Debt shall be reasonably satisfactory to the Administrative Agent;

(l) Debt incurred in an Investment permitted under Section 6.3(k) or (l), an Acquisition permitted under Section 6.4 or a disposition of assets permitted under Section 6.8(j), in each case, pursuant to reasonable and customary agreements providing for indemnification, the adjustment of purchase price or similar adjustments;

(m) guarantees of Debt of any Credit Party permitted under this Section 6.1;

(n) Debt arising from royalty agreements on customary terms entered into by the Borrower and its Subsidiaries in the ordinary course of business in connection with the purchase of Sand Reserves;

(o) Debt existing on the date hereof and set forth on Schedule 6.1; and

(p) unsecured Debt not otherwise permitted under the preceding provisions of this Section 6.1; provided that, the aggregate principal amount thereof shall not exceed $500,000 at any time.

Section 6.2. Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, create, assume, incur, or suffer to exist any Lien on the Property of any Credit Party or any Subsidiary, whether now owned or hereafter acquired, or assign any right to receive any income, other than the following (collectively, the “Permitted Liens”):

(a) Liens securing the Secured Obligations pursuant to the Security Documents;

(b) Liens imposed by law, such as landlord’s, materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens, and other similar liens arising in the ordinary course of business securing obligations which if overdue for a period of more than 30 days are being contested in good faith by appropriate procedures or proceedings and for which adequate reserves have been established;

(c) Liens arising in the ordinary course of business out of pledges or deposits under workers compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation to secure public or statutory obligations;

(d) Liens for taxes, assessment, or other governmental charges which are not yet due and payable or, if overdue, which are being actively contested in good faith by appropriate proceedings and adequate reserves for such items have been made in accordance with GAAP;

(e) Liens securing purchase money debt or Capital Lease obligations permitted under Section 6.1(d); provided that each such Lien encumbers only the Property purchased in connection with the creation of any such purchase money debt or the subject of any such Capital Lease, and all proceeds and products thereof (including insurance proceeds) and accessions thereto, and the amount secured thereby is not increased;

(f) encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of any Credit Party to use such assets in its business, and none of which is violated in any material aspect by existing or proposed structures or land use;

(g) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a depositary institution;

(h) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business;

(i) judgment and attachment Liens not giving rise to an Event of Default;

(j) Liens in favor a banking institution arising by operation of law encumbering deposits in accounts held by such banking institution incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

(k) Liens existing on any property or assets prior to the acquisition thereof by the Borrower or any of its Subsidiaries securing liabilities not exceeding $500,000 in the aggregate; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not materially impair the ability of any Credit Party to use such asset in its business and (iii) such Lien does not apply to any other Property of the Borrower or its Subsidiaries;

(l) Liens (i) on advances of cash or earnest money deposits in favor of the seller of any property to be acquired in connection with a Capital Expenditure or Acquisition permitted hereunder, which advances shall be applied against the purchase price for such permitted Capital Expenditure or Acquisition or (ii) or consisting of an agreement to dispose of any Property in an asset sale permitted by Section 6.8 solely to the extent such asset sale would have been permitted on the date of the creation of such Lien;

(m) Any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or license entered into in the ordinary course of business and covering only the asset so leased or licensed;

(n) Defects and irregularities in title to any Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

(o) Liens on Property of the Borrower or its Subsidiaries existing on the date hereof and set forth in Schedule 6.2; provided that such Liens shall secure only those obligations which they secure on the date hereof and refinancing, extensions, renewals and replacements thereof permitted hereunder; and

(p) other Liens securing Debt or other obligations outstanding in an aggregate principal amount not in excess of $200,000.

Section 6.3. Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, make or hold any direct or indirect investment (each, an “Investment”) in any Person, including capital contributions to the Person, investments in or the acquisition of the debt or equity securities of the Person, or any loans, guaranties, trade credit, or other extensions of credit to any Person, other than the following (collectively, the “Permitted Investments”):

(a) investments in the form of trade credit to customers of a Credit Party arising in the ordinary course of business and represented by accounts from such customers;

(b) Liquid Investments;

(c) loans, advances, or capital contributions to, or investments in, or purchases or commitments to purchase any stock or other securities or evidences of indebtedness of or interests in any Person and existing on the date hereof, in each case as specified in the attached Schedule 6.3; provided that, the respective amounts of such loans, advances, capital contributions, investments, purchases and commitments shall not be increased (other than appreciation);

(d) Investments by a Credit Party to any other Credit Party;

(e) creation of any additional Subsidiaries domiciled in the U.S. in compliance with Section 5.6;

(f) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case, arising in the ordinary course of business;

(g) promissory notes and other non-cash consideration received by the Borrower and its Subsidiaries in connection with any asset sale permitted by Section 6.8(j);

(h) loans and advances to employees of the Borrower and its Subsidiaries in the ordinary course of business; provided that the aggregate principal amount of all such loans and advances shall not exceed $100,000 at any one time outstanding;

(i) guarantees of obligations (not in respect of Debt) of the Credit Parties incurred in the ordinary course of business;

(j) Investments consisting of Debt or Acquisitions permitted by Article 6;

(k) (i) the Augusta Drop Down; provided that, (A) such Investment is consummated on or before March 31, 2013, (B) all of the Equity Interests of Augusta owned by any Credit Party are pledged to the Administrative Agent pursuant to the Security Agreement, (C) no Event of Default shall have occurred or be continuing or would result from such Investment, and (D) the Borrower and its Subsidiaries shall be in pro forma compliance with the financial covenants in Section 6.16 and 6.17 after giving effect to such Investment; and

(ii) Investments consisting of Equity Interests of entities which are not Subsidiaries of any Credit Party; provided that, (A) the aggregate amount of such Investments at any time outstanding does not exceed an amount equal to the sum of $10,000,000 plus the aggregate amount of such Investments financed with Equity Issuance Proceeds, (B) such Investment is substantially related to the business of the Borrower and its Subsidiaries, taken as a whole, and is not hostile, (C) all of the Equity Interests of such joint venture entity owned by any Credit Party are pledged to the Administrative Agent pursuant to the Security Agreement, except to the extent that such pledge would be prohibited under such entity’s Organization Documents, (D) no Event of Default shall have occurred or be continuing or would result from such Investment, and (E) the Borrower and its Subsidiaries shall be in pro forma compliance with the financial covenants in Section 6.16 and 6.17 after giving effect to such Investment; and

(l) other Investments in an aggregate amount not to exceed $250,000 at any time outstanding.

Section 6.4. Acquisitions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, make any Acquisition, unless (a) such Acquisition is substantially related to the business of the Borrower and its Subsidiaries, taken as a whole, and is not hostile, (b) if such Acquisition is an Acquisition of the Equity Interests of a Person, such Acquisition is structured so that the acquired Person (or its successor in interest) shall become a direct or indirect Domestic Subsidiary of the Borrower and comply with the requirements of Section 5.6, (c) if such Acquisition is an Acquisition of assets, such Acquisition is structured so that a Credit Party shall acquire such assets, (d) no Event of Default shall have occurred or be continuing or would result from such Acquisition, ~~(e~~and (e) either (i) (A) the Leverage Ratio, calculated on a pro forma basis after giving effect to such Acquisition as of the beginning of the period of four fiscal quarters most recently ended, is less than 2.0 to 1.0 and (B) after giving effect to such Acquisition, Liquidity would be greater than or equal to $15,000,000 or (ii) (A) the total consideration (including the adjustment of purchase price or similar adjustments) for such Acquisition and all other Acquisitions permitted under this clause (e)(ii) during any fiscal year expended by the Borrower or any of its Subsidiaries in such fiscal year shall not exceed an aggregate amount equal to $10,000,000 and (B) the Borrower and its Subsidiaries shall be in pro forma compliance with the financial covenants in Section 6.16 and 6.17 after giving effect to such Acquisition as of the beginning of the period of four fiscal quarters most recently ended ~~and (f) after giving effect to such Acquisition, Liquidity would be greater than or equal to $15,000,000.~~.

Section 6.5. Agreements Restricting Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any contract, agreement or understanding (other than (i) this Agreement, or the other Credit Documents, (ii) agreements governing Debt permitted by Sections 6.1(d) or (j) to the extent such restrictions govern only the Property (and all proceeds and products thereof and accessions thereto) financed pursuant to such Debt, (iii) any prohibition or limitation that exists pursuant to applicable requirements of a Governmental Authority, (iv) any prohibition or limitation that restricts subletting or assignment of leasehold interests contained in any lease governing a leasehold interest of Borrower or its Subsidiaries and customary provisions in other contracts restricting assignment thereof, (v) agreements in connection with a sale of assets permitted by Section 6.8, (vi) the Subordinated Notes and (vii) any prohibition or limitation that exists in any contract to which a Credit Party is a party on the date hereof so long as (x) such prohibition or limitation is generally applicable and does not specifically prohibit any of the Debt or the Liens granted under the Credit Documents, and (y) the noncompliance of such prohibition or limitation would not reasonably be expected to be adverse to the Administrative Agent or the Lenders) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property, whether now owned or hereafter acquired, to secure the Secured Obligations or restricts any Subsidiary from paying Restricted Payments to the Borrower, or which requires the consent of or notice to other Persons in connection therewith, which consent or notice has not been obtained or given on a permanent and irrevocable basis such that no further consent of or notice to such other Person is required to be given in connection with any such Lien or Restricted Payment.

Section 6.6. Use of Proceeds; Use of Letters of Credit. No Credit Party shall, nor shall it permit any of its Subsidiaries to use the proceeds of the Revolving Advances, the Term Advances, the Swing Line Advances or the Letters of Credit for any purposes other than (a) working capital purposes of any Credit Party and (b) other general corporate purposes of any Credit Party, including to make Restricted Payments permitted by Section 6.9. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, use any part of the proceeds of Advances or Letters of Credit for any purpose which violates, or is inconsistent with, Regulations T, U, or X.

Section 6.7. Corporate Actions; Accounting Changes.

(a) No Credit Party shall, nor shall it permit any of its Subsidiaries to, merge or consolidate with or into any other Person, except that (i) the Borrower may merge with any of its wholly-owned Subsidiaries and any Credit Party may merge or be consolidated with or into any other Credit Party and (ii) any wholly-owned Subsidiary of the Borrower may merge with another Person in order to consummate an Acquisition or Disposition permitted under Section 6.4 or 6.8, respectively, so long as, in the case of any such permitted Acquisition, such wholly-owned Subsidiary is the surviving entity; provided that immediately after giving effect to any such proposed transaction no Default would exist and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving entity.

(b) No Credit Party shall, nor shall it permit any of its Subsidiaries to, (i) without 10 days prior written notice to the Administrative Agent, change its name, change its state of incorporation, formation or organization, change its organizational identification number or reorganize in another jurisdiction, (ii) create or suffer to exist any Subsidiary not existing on the date of this Agreement, provided that, the Borrower may create or acquire a new Subsidiary if the Credit Parties and such new Subsidiary complies with Section 5.6 and such transactions otherwise comply with the terms of this Agreement and so long as such new Subsidiary is not a Foreign Subsidiary, (iii) without prior written notice to, and prior consent of, the Administrative Agent, amend, supplement, modify or restate their articles or certificate of incorporation or formation, limited partnership agreement (including, without limitation, the Partnership Agreement), bylaws, limited liability company agreements, or other equivalent organizational documents in a manner that could reasonably be expected to be materially adverse to the interests of the Administrative Agent and the Lenders, or (iv) change the method of accounting employed in the preparation of the Initial Financial Statements except in accordance with GAAP or change the fiscal year end of the Borrower unless, in each case, approved in writing by the Administrative Agent.

Section 6.8. Sale of Assets. No Credit Party shall, nor shall it permit any of its Subsidiaries to, sell, convey, or otherwise transfer any of its assets except that (a) any Credit Party may sell inventory in the ordinary course of business; (b) any Credit Party may sell, convey, dispose or otherwise transfer any of its assets to any other Credit Party; (c) dispositions of obsolete or worn out Property in the ordinary course of business, and dispositions of Property no longer useful or used by the Borrower and its Subsidiaries in the conduct of its business; (d) dispositions of equipment to the extent that such Property is exchanged for credit against the purchase price of similar replacement Property or the proceeds of which are reasonably promptly applied to the purchase price of such replacement Property; (e) dispositions of Liquid Investments; (f) dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business; (g) leases, subleases, licenses or sublicenses or Property in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Subsidiaries; (h) transfers of property subject to Casualty Events, subject to the Borrower’s compliance with Section 2.4(c)(ii); (i) dispositions permitted by Sections 6.3, 6.7 and 6.9; and (j) the Borrower and its Subsidiaries may sell, convey, dispose or otherwise transfer any Properties not otherwise permitted under the preceding clauses (a) through (i); provided that, (i) no Default has occurred and is continuing or would be caused thereby, (ii) at least 80% of the proceeds of all such sales, conveyance, dispositions and transfers shall consist of cash or Liquid Investments and shall be in an amount no less than the fair market value of such Properties and (iii) the aggregate amount of all such sales, conveyance, dispositions and transfers shall not exceed $2,000,000 in any fiscal year.

Section 6.9. Restricted Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries to make any Restricted Payments except that:

(a) the Subsidiaries of the Borrower may make Restricted Payments to the Borrower or any other Credit Party that is a Subsidiary of the Borrower;

(b) so long as no Event of Default shall have occurred and be continuing, repurchases of Equity Interests or payments in respect thereof not exceeding $250,000 in the aggregate during any fiscal year to officers, employees, consultants or members of management of the General Partner, the Borrower or its Subsidiaries (or their respective estates, heirs, family members, spouses or former spouses) upon the termination, death or disability of such Person or in connection with the exercise of stock options or similar equity incentives pursuant to management incentive plans; and

(c) so long as no Event of Default shall have occurred and be continuing, the Borrower may make cash distributions to the holders of its Equity Interests from “Operating Surplus” (as such term is defined in the Partnership Agreement) calculated on a cumulative basis from the Effective Date through the date of such distribution.

Section 6.10. Affiliate Transactions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any investment, the giving of any guaranty, the assumption of any obligation or the rendering of any service) with any of their Affiliates which are not Credit Parties unless such transaction or series of transactions is on terms no less favorable to the Borrower or any Subsidiary, as applicable, than those that could be obtained in a comparable arm’s length transaction with a Person that is not such an affiliate except for (a) the Restricted Payments permitted under Section 6.9, (b) reasonable and customary director, officer and employee compensation, including bonuses and severance (which compensation may be paid to affiliates of such directors, officers and employees at the direction of the applicable director, officer or employee), indemnification and other benefits (including retirement, health, stock option and other benefit plans), (c) reasonable and customary Equity Investor indemnification, (d) the payment of reasonable and customary reimbursement of out of pocket expenses of Equity Investors and directors of the General Partner, the Borrower and its Subsidiaries, (e) any Drop Down Acquisition approved by the Conflicts Committee (as such term is defined in the Partnership Agreement) of the General Partner, (f) payments or transactions pursuant to the Partnership Agreement, (g) transactions effected in accordance with the terms of indemnification, omnibus and other agreements with Hi-Crush Proppants and its affiliates attached as exhibits to the Registration Statement, (h) the transactions set forth on Schedule 6.10, and (i) the issuance by the Borrower of Equity Interests to any Affiliate (other than to a Subsidiary of the Borrower) or the receipt by the Borrower of any equity contributions from an Affiliate (other than from a Subsidiary of the Borrower).

Section 6.11. Line of Business. No Credit Party shall, and shall not permit any of its Subsidiaries to, change the character of the Borrower’s and its Subsidiaries collective business as conducted on the Effective Date, or engage in any type of business not reasonably related to the Borrower’s and its Subsidiaries collective business as presently and normally conducted.

Section 6.12. Hazardous Materials. No Credit Party (a) shall, nor shall it permit any of its Subsidiaries to, create, handle, transport, use, or dispose of any Hazardous Substance or Hazardous Waste, except in the ordinary course of its business and except in compliance with Environmental Law other than to the extent that such non-compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or in any liability to the Lenders or the Administrative Agent, and (b) shall, nor shall it permit any of its Subsidiaries to, Release any Hazardous Substance or Hazardous Waste into the Environment and shall not permit any Credit Party’s or any Subsidiary’s Property to be subjected to any Release of Hazardous Substance or Hazardous Waste, except in compliance with Environmental Law other than to the extent that such non-compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or in any liability on the Lenders or the Administrative Agent.

Section 6.13. Compliance with ERISA. Except for matters that individually or in the aggregate could not reasonably be expected to cause a Material Adverse Change, no Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly: (a) engage in any transaction in connection with which the Borrower or any Subsidiary could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code; (b) terminate, or permit any member of the Controlled Group to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower, any Subsidiary or any member of the Controlled Group to the PBGC; (c) fail to make, or permit any member of the Controlled Group to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or member of the Controlled Group is required to pay as contributions thereto; (d) permit to exist, or allow any Subsidiary or any member of the Controlled Group to permit to exist, any accumulated funding deficiency (or unpaid minimum required contribution for plan years after December 31, 2007) within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan; (e) permit, or allow any member of the Controlled Group to permit, the actuarial present value of the benefit liabilities (as “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA) under any Plan that is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (f) contribute to or assume an obligation to contribute to, or permit any member of the Controlled Group to contribute to or assume an obligation to contribute to, any Multiemployer Plan; (g) acquire, or permit any member of the Controlled Group to acquire, an interest in any Person that causes such Person to become a member of the Controlled Group if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (h) incur, or permit any member of the Controlled Group to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; or (i) contribute to or assume an obligation to contribute to any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any liability.

Section 6.14. Sale and Leaseback Transactions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, sell or transfer to a Person any Property, whether now owned or hereafter acquired, if at the time or thereafter the Borrower or a Subsidiary shall lease as lessee such Property or any part thereof or other Property which the Borrower or a Subsidiary intends to use for substantially the same purpose as the Property sold or transferred.

Section 6.15. Limitation on Hedging. No Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) purchase, assume, or hold a speculative position in any commodities market or futures market or enter into any Hedging Arrangement for speculative purposes; or (b) be party to or otherwise enter into any Hedging Arrangement which (i) is entered into for reasons other than as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower’s or its Subsidiaries’ operations, or (ii) obligates the Borrower or any of its Subsidiaries to any margin call requirements or otherwise requires the Borrower or any of its Subsidiaries to put up money, assets or other security (other than unsecured letters of credit). Furthermore, no Credit Party shall, nor shall it permit any of its Subsidiaries be party to or otherwise enter into any Hedging Arrangement which relate to interest rates if (A) such Hedging Arrangement relate to payment obligations on Debt which is not permitted to be incurred under Section 6.1 above, (B) the aggregate notional amount of all such Hedging Arrangements exceeds 100% of the anticipated outstanding principal balance of the Debt to be hedged by such Hedging Arrangements or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such contract, (C) such Hedging Arrangement is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates) at the time the Hedging Arrangement is made is rated lower than A by S & P or A2 by Moody’s, or (D) the floating rate index of such Hedging Arrangement does not generally match the index used to determine the floating rates of interest on the corresponding Debt to be hedged by such Hedging Arrangement.

Section 6.16. Leverage Ratio. Borrower shall not permit the Leverage Ratio as of each fiscal quarter end, commencing with the fiscal quarter ending September 30, 2012, to be more than 3.00 to ~~1.00; provided that, during an Acquisition Adjustment Period, the Leverage Ratio shall not be greater than 3.50 to~~ 1.00.

Section 6.17. Interest Coverage Ratio~~.~~ ; Debt Service Coverage Ratio.

(a) Borrower shall not permit the Interest Coverage Ratio as of each fiscal quarter end~~, commencing with the fiscal quarter ending September 30, 2012,~~ occurring on or prior to the Term Out Trigger Date to be less than 2.50 to 1.00.

(b) Borrower shall not permit the Debt Service Coverage Ratio as of each fiscal quarter end occurring after the Term Out Trigger Date to be less than 1.50 to 1.00.

Section 6.18. Capital Expenditures. ~~If the Leverage Ratio as of the last day of the most recently ended fiscal quarter is greater than 2.50 to 1.00, then no~~No Credit Party shall, nor shall it permit any of its Subsidiaries to, make Capital Expenditures (other than Maintenance Capital Expenditures or Capital Expenditures financed with Equity Issuance Proceeds or the proceeds of Debt) unless (a) after giving effect to such Capital Expenditures, Liquidity would be greater than or equal to $~~15,000,000.~~15,000,000 or (b) the Leverage Ratio, calculated on a pro forma basis after giving effect to such Capital Expenditures as of the beginning of the period of four fiscal quarters most recently ended, is less than 2.50 to 1.00.

Section 6.19. Landlord Agreements. No Credit Party shall, nor shall it permit any of its Subsidiaries to (a) hold, store or otherwise maintain any equipment or inventory that is intended to constitute Collateral pursuant to the Security Documents at premises ~~within the U.S.~~ which are not owned by a Credit Party and located in the U.S. unless (i) such equipment is located at the job site under which such equipment is then currently under contract, (ii) such equipment or inventory is located at premises within the U.S. that are ~~leased~~not owned by a Credit Party and ~~which are covered by~~with respect to which such Credit Party has used commercially reasonable efforts to obtain a lien waiver or subordination agreement in form and substance satisfactory to the Administrative Agent, (iii) such equipment is office equipment, (iv) such equipment or inventory is in transit or being temporarily stored for the purposes of being transported, (v) such equipment is off location for servicing, repairs or modification, (vi) such equipment is being held for delivery, or (vii) the aggregate value of all equipment and inventory located at premises which are not owned by a Credit Party and with respect to which ~~are not covered by~~a Credit Party has not used commercially reasonable efforts to obtain a lien waiver or subordination agreement in form and substance satisfactory to the Administrative Agent does not exceed $250,000, ~~or~~ (b) after the date hereof, enter into any new verbal or written leases for premises with any Person who has not executed a lien waiver or subordination agreement in form and substance satisfactory to the Administrative Agent unless the equipment or inventory located on such premises would fall under any of the provisions in the foregoing clause (a).

Section 6.20. Operating Leases. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any lease that constitutes an operating lease under GAAP if the obligations of a Credit Party or such Subsidiary as lessee under such lease would cause its lease payments (excluding payments for taxes, insurance, and other non-rental expenses to the extent not included within the stated amount of the rental payments under such lease) in respect of all such leases entered into by the Borrower and its Subsidiaries to exceed $~~4,000,000~~8,000,000 during any fiscal year of the Borrower.

Section 6.21. Prepayment of Certain Debt. No Credit Party shall, nor shall it permit any of its Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (a) the prepayment of the Obligations in accordance with the terms of this Agreement, (b) regularly scheduled or required repayments or redemptions of Permitted Debt (other than Permitted Subordinated Debt) and refinancings and refundings of such Permitted Debt so long as such refinancings and refundings would otherwise comply with Section 6.1, (c) so long as no Event of Default exists or would result therefrom, other prepayments of Permitted Debt not described in the immediately preceding clauses (a) and (b), but specifically excluding any prepayments, redemptions, purchases, defeasance, or other satisfaction of Permitted Subordinated Debt. No Credit Party shall, nor shall it permit any of its Subsidiaries to, make any payments of principal, interest, fees or other amounts with respect to Permitted Subordinated Debt except as permitted under the applicable Subordination Agreement.

Section 6.22. Amendment of the Subordinated Notes and Material Contracts. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend, restate, supplement or otherwise modify any Subordinated Note or Material Contract, in each case in a manner materially adverse to the interests of the Administrative Agent or the Lenders, without the prior written consent of the Majority Lenders.

ARTICLE 7

DEFAULT AND REMEDIES

Section 7.1. Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement and any other Credit Document:

(a) Payment Failure. Any Credit Party (i) fails to pay any principal when due under this Agreement or (ii) fails to pay, within three Business Days of when due, any interest or any other amount due under this Agreement or any other Credit Document, including payments of fees, reimbursements, and indemnifications;

(b) False Representation or Warranties. Any representation or warranty made or deemed to be made by any Credit Party or any officer thereof in this Agreement, in any other Credit Document or in any certificate delivered in connection with this Agreement or any other Credit Document is incorrect, false or otherwise misleading in any material respect at the time it was made or deemed made;

(c) Breach of Covenant. (i) Any breach by any Credit Party of any of the covenants in Section 5.1(a), Section 5.2(c), Section 5.2(e), Section 5.3(a), Section 5.11 or Article 6 (other than Sections 6.12, 6.13 or 6.19) of this Agreement or (ii) any breach by any Credit Party of any other covenant contained in this Agreement or any other Credit Document and such breach shall remain unremedied for a period of thirty (30) days following the earlier of (A) the date on which Administrative Agent gave notice of such failure to Borrower and (B) the date any Responsible Officer of the Borrower or any Subsidiary acquires actual knowledge of such failure (such grace period to be applicable only in the event such Default can be remedied by corrective action of the Borrower or any Subsidiary);

(d) Guaranties. Any provisions in the Guaranties shall at any time (before its expiration according to its terms) and for any reason cease to be in full force and effect and valid and binding on the Guarantors party thereto or shall be contested by any party thereto; any Guarantor shall deny it has any liability or obligation under such Guaranties;

(e) Security Documents. Any Security Document shall at any time and for any reason cease to create an Acceptable Security Interest in Collateral with a fair value in excess of $250,000 in the aggregate purported to be subject to such agreement in accordance with the terms of such agreement or any material provisions thereof shall cease to be in full force and effect and valid and binding on the Credit Party that is a party thereto or any such Person shall so state in writing (unless released or terminated pursuant to the terms of such Security Document), except as a result of the Administrative Agent’s failure to (i) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (ii) file UCC continuation statements;

(f) Cross-Default. (i) The Borrower or any Guarantor shall fail to pay any principal of or premium or interest on its Debt which is outstanding in a principal amount of at least $3,000,000 individually or when aggregated with all such Debt of the Borrower and the Subsidiaries so in default (but excluding Debt hereunder) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Debt which is outstanding in a principal amount of at least $3,000,000 individually or when aggregated with all such Debt of the Borrower and the Subsidiaries so in default (other than Debt hereunder), and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt prior to the stated maturity thereof; provided that, for purposes of this paragraph (f), the “principal amount” of the obligations in respect of Hedging Arrangements at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that would be required to be paid if such Hedging Arrangements were terminated at such time;

(g) Bankruptcy and Insolvency. Any Credit Party (i) admits in writing its inability to pay its debts generally as they become due; makes an assignment for the benefit of its creditors; consents to or acquiesces in the appointment of a receiver, liquidator, fiscal agent, or trustee of itself or any of its Property; files a petition under bankruptcy or other laws for the relief of debtors; or consents to any reorganization, arrangement, workout, liquidation, dissolution, or similar relief or (ii) shall have had, without its consent: any court enter an order appointing a receiver, liquidator, fiscal agent, or trustee of itself or any of its Property; any petition filed against it seeking reorganization, arrangement, workout, liquidation, dissolution or similar relief under bankruptcy or other laws for the relief of debtors and such petition shall not be dismissed, stayed, or set aside for an aggregate of 60 days, whether or not consecutive;

(h) Settlements; Adverse Judgment. The Borrower or any of its Subsidiaries enters into a settlement of any claim against any of them when a suit has been filed or suffers final judgments against any of them since the date of this Agreement in an aggregate amount, less (x) any insurance proceeds covering such settlements or judgments which are received or as to which the insurance carriers have not denied liability and (y) with respect to settlements, any portion of such settlement not required to be paid in cash during the term of this Agreement, greater than $3,000,000 and, in the case of final judgments, either (i) enforcement proceedings shall have been commenced by any creditor upon such judgments or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgments, by reason of a pending appeal or otherwise, shall not be in effect;

(i) Termination Events. Any Termination Event with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent, such Termination Event shall not have been corrected and shall have created and caused to be continuing a material risk of Plan termination or liability for withdrawal from the Plan as a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), which termination could reasonably be expect to result in a liability of, or liability for withdrawal could reasonably be expected to be, greater than $3,000,000;

(j) Plan Withdrawals. The Borrower or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and such withdrawing employer shall have incurred a withdrawal liability in an annual amount exceeding $1,500,000;

(k) Credit Documents. Any material provision of any Credit Document, except to the extent permitted by the terms thereof, shall for any reason cease to be valid and binding on the Borrower or a Guarantor or any of their respective Subsidiaries or any such Person shall so state in writing;

(l) Subordination Agreement. Any material provision of any Subordination Agreement shall cease to be in full force and effect or shall be declared null and void by any court or the validity or enforceability thereof shall be contested or challenged in any court by any holder of any Subordinated Note;

(m) Material Contracts. The occurrence of any breach or nonperformance by any Person under a Material Contract or any early termination of any Material Contract, which breach, nonperformance or early termination could reasonably be expected to cause a Material Adverse Change; or

(n) Change in Control. The occurrence of a Change in Control.

Section 7.2. Optional Acceleration of Maturity. If any Event of Default shall have occurred and be continuing, then, and in any such event,

(a) the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare that the obligation of each Lender to make Advances and the obligation of the Issuing Lender to issue Letters of Credit shall be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Notes, all accrued and unpaid interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest, and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by each of the Credit Parties,

(b) the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Majority Lenders, deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to the outstanding Letter of Credit Exposure as security for the Secured Obligations to the extent the Letter of Credit Obligations are not otherwise paid or cash collateralized at such time, and

(c) the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Documents, the Guaranty, or any other Credit Document for the ratable benefit of the Secured Parties by appropriate proceedings.

Section 7.3. Automatic Acceleration of Maturity. If any Event of Default pursuant to Section 7.1(g) shall occur,

(a) the obligation of each Lender to make Advances and the obligation of the Issuing Lender to issue Letters of Credit shall immediately and automatically be terminated and the Notes, all accrued and unpaid interest on the Notes, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by each of the Credit Parties,

(b) the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Majority Lenders, deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to the outstanding Letter of Credit Exposure as security for the Secured Obligations to the extent the Letter of Credit Obligations are not otherwise paid or cash collateralized at such time, and

(c) the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Documents, the Guaranty, or any other Credit Document for the ratable benefit of the Secured Parties by appropriate proceedings.

Section 7.4. Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent, if any, specified by Section 7.2 to authorize the Administrative Agent to declare the Notes and any other amount payable hereunder due and payable pursuant to the provisions of Section 7.2 or the automatic acceleration of the Notes and all amounts payable under this Agreement pursuant to Section 7.3, the Administrative Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent or such Lender to or for the credit or the account of any Credit Party against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Notes held by the Administrative Agent or such Lender, and the other Credit Documents, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under this Agreement, such Note, or such other Credit Documents, and although such obligations may be unmatured. Each Lender agrees to promptly notify the Borrower after any such set off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set off and application. The rights of the Administrative Agent and each Lender under this Section 7.4 are in addition to any other rights and remedies (including, without limitation, other rights of set off) which the Administrative Agent or such Lender may have.

Section 7.5. Remedies Cumulative, No Waiver. No right, power, or remedy conferred to any Lender in this Agreement or the Credit Documents, or now or hereafter existing at law, in equity, by statute, or otherwise shall be exclusive, and each such right, power, or remedy shall to the full extent permitted by law be cumulative and in addition to every other such right, power or remedy. No course of dealing and no delay in exercising any right, power, or remedy conferred to any Lender in this Agreement and the Credit Documents or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy. Any Lender may cure any Event of Default without waiving the Event of Default. No notice to or demand upon the Borrower or any other Credit Party shall entitle the Borrower or any other Credit Party to similar notices or demands in the future.

Section 7.6. Application of Payments. Prior to an Event of Default, all payments made hereunder shall be applied by the Administrative Agent as directed by the Borrower, but subject to the terms of this Agreement, including the application of prepayments according to Section 2.4 and Section 2.11. During the existence of an Event of Default, all payments and collections received by the Administrative Agent shall be applied to the Secured Obligations in accordance with Section 2.11 and otherwise in the following order:

FIRST, to the payment of all documented out-of-pocket costs and expenses incurred by the Administrative Agent (in its capacity as such hereunder or under any other Credit Document) in connection with and pursuant to the terms of any Credit Document, the repayment of all advances made by the Administrative Agent as secured party hereunder or under any other Credit Document on behalf of any Credit Party and any other costs or expenses incurred by the Administrative Agent in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

SECOND, to the payment of all accrued and unpaid interest constituting part of the Secured Obligations (the amounts so applied to be distributed ratably among the Lenders (and to the extent applicable to Hedging Arrangements, the Swap Counterparties and to the extent applicable to Banking Services Obligations, the Lenders or their Affiliates that is owed such obligations) pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution);

THIRD, to the payment of any then due and owing principal constituting part of the Secured Obligations (the amounts so applied to be distributed ratably among the Lenders (and to the extent applicable to Hedging Arrangements, the Swap Counterparties and to the extent applicable to Banking Services Obligations, the Lenders or their Affiliates that is owed such obligations) pro rata in accordance with the principal amounts of the Obligations owed to them on the date of any such distribution), and when applied to make distributions by the Administrative Agent to pay the principal amount of the outstanding Borrowings, pro rata to the Lenders;

FOURTH, to the payment of any then due and owing other amounts (including fees and expenses) constituting part of the Secured Obligations (the amounts so applied to be distributed ratably among the Lenders (and to the extent applicable to Hedging Arrangements, the Swap Counterparties and to the extent applicable to Banking Services Obligations, the Lenders or its Affiliate that is owed such obligations) pro rata in accordance with such amounts owed to them on the date of any such distribution), and when applied to make distributions by the Administrative Agent to pay such amounts payable to the Lenders under this Credit Agreement, pro rata to the Lenders; and

FIFTH, to the Credit Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

ARTICLE 8

THE ADMINISTRATIVE AGENT

Section 8.1. Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent under this Agreement and the other Credit Documents with such powers and discretion as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 8.5 and the first sentence of Section 8.6 shall include its Affiliates and its own and its Affiliates’ officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Credit Document or any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Credit Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the Property (including the books and records) of any Credit Party or any of its Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Credit Document unless requested by the Majority Lenders in writing and it receives indemnification satisfactory to it from the Lenders; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Credit Document, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

Section 8.2. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Notes as the holder thereof for all purposes hereof unless and until the Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 9.7. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to any Credit Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

Section 8.3. Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received written notice from a Lender or the Borrower specifying such Default and stating that such notice is a “Notice of Default”. In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 8.2) take such action with respect to such Default as shall reasonably be directed by the Majority Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders.

Section 8.4. Rights as Lender. With respect to its Commitments and the Advances made by it, Amegy (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Amegy (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or Affiliates as if it were not acting as Administrative Agent, and Amegy (and any successor acting as Administrative Agent) and its Affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

Section 8.5. Indemnification. THE LENDERS SEVERALLY AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT, THE ISSUING LENDER AND EACH OF THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), RATABLY ACCORDING TO THE RESPECTIVE PRINCIPAL AMOUNTS OF THE REVOLVING ADVANCES THEN HELD BY EACH OF THEM (OR IF NO PRINCIPAL OF THE REVOLVING ADVANCES IS AT THE TIME OUTSTANDING, RATABLY ACCORDING TO THE RESPECTIVE AMOUNTS OF THE COMMITMENTS THEN HELD BY EACH OF THEM, OR, IF NO SUCH PRINCIPAL AMOUNTS ARE THEN OUTSTANDING AND NO COMMITMENTS ARE THEN EXISTING, RATABLY ACCORDING TO THE COMMITMENTS HELD BY EACH OF THEM IMMEDIATELY PRIOR TO THE TERMINATION OR EXPIRATION THEREOF), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT OR ISSUING LENDER IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT OR THE ISSUING LENDER UNDER THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE ADMINISTRATIVE AGENT OR THE ISSUING LENDER), AND INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM THE ADMINISTRATIVE AGENT’S OR THE ISSUING LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE THE ADMINISTRATIVE AGENT AND THE ISSUING LENDER PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE (DETERMINED AS SET FORTH ABOVE IN THIS PARAGRAPH) OF ANY OUT OF POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY THE ADMINISTRATIVE AGENT OR THE ISSUING LENDER IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, TO THE EXTENT THAT THE ADMINISTRATIVE AGENT OR THE ISSUING LENDER IS NOT REIMBURSED FOR SUCH BY THE BORROWER.

Section 8.6. Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and the other Credit Parties and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the

Administrative Agent hereunder and for other information in the Administrative Agent’s possession which has been requested by a Lender and for which such Lender pays the Administrative Agent’s expenses in connection therewith, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or Affiliates that may come into the possession of the Administrative Agent or any of its Affiliates.

Section 8.7. Resignation of Administrative Agent and Issuing Lender. The Administrative Agent or the Issuing Lender may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon receipt of notice of any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent or Issuing Lender with, so long as no Event of Default has occurred and is continuing, the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Administrative Agent or Issuing Lender shall have been so appointed by the Majority Lenders with the consent of the Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s or Issuing Lender’s giving of notice of resignation, then the retiring Administrative Agent or Issuing Lender may, on behalf of the Lenders and the Borrower (subject to consultation with the Borrower), appoint a successor Administrative Agent or Issuing Lender, which shall be, in the case of a successor agent, a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000 and, in the case of the Issuing Lender, a Lender; provided that, if the Administrative Agent or Issuing Lender shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent or Issuing Lender shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that (A) in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and (B) the retiring Issuing Lender shall remain the Issuing Lender with respect to any Letters of Credit outstanding on the effective date of its resignation or removal and the provisions affecting the Issuing Lender with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Lender until the termination of all such Letters of Credit) and (2) all payments, communications and determinations provided to be made by, to or through the retiring Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Majority Lenders appoint a successor Administrative Agent or Issuing Lender, as applicable, as provided for above in this paragraph. Upon the acceptance of any appointment as Administrative Agent or Issuing Lender by a successor Administrative Agent or Issuing Lender, such successor Administrative Agent or Issuing Lender shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Administrative Agent or Issuing Lender, and the retiring Administrative Agent or Issuing Lender shall be discharged from its duties and obligations under this Agreement and the other Credit Documents, except that the retiring Issuing Lender shall remain the Issuing Lender with respect to any Letters of Credit outstanding on the effective date of its resignation or removal and the provisions affecting the Issuing Lender with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Lender until the termination of all such Letters of Credit. After any retiring Administrative Agent’s or Issuing Lender’s resignation as Administrative Agent or Issuing Lender, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Issuing Lender under this Agreement and the other Credit Documents.

Section 8.8. Collateral Matters.

(a) The Administrative Agent is authorized on behalf of the Secured Parties, without the necessity of any notice to or further consent from such Secured Parties, from time to time, to take any actions with respect to any Collateral or Security Documents which may be necessary to perfect and maintain the Liens upon the Collateral granted pursuant to the Security Documents. The Administrative Agent is further authorized (but not obligated) on behalf of the Secured Parties, without the necessity of any notice to or further consent from the Secured Parties, from time to time, to take any action in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Secured Parties under the Credit Documents or applicable Legal Requirements. By accepting the benefit of the Liens granted pursuant to the Security Documents, each Secured Party hereby agrees to the terms of this paragraph (a).

(b) The Lenders hereby, and any other Secured Party by accepting the benefit of the Liens granted pursuant to the Security Documents, irrevocably authorize the Administrative Agent to (i) release any Lien granted to or held by the Administrative Agent upon any Collateral (a) upon termination of this Agreement, termination of all Hedging Agreements with such Persons (other than Hedging Agreements as to which arrangements satisfactory to the applicable counterparty in its sole discretion have been made), termination of all Letters of Credit (other than Letters of Credit as to which arrangements satisfactory to the Issuing Lender in its sole discretion have been made), and the payment in full of all outstanding Advances, Letter of Credit Obligations and all other Secured Obligations payable under this Agreement and under any other Credit Document; (b) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted under this Agreement or any other Credit Document; (c) constituting property in which no Credit Party owned an interest at the time the Lien was granted or at any time thereafter; or (d) constituting property leased to any Credit Party under a lease which has expired or has been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Credit Party to be, renewed or extended; and (ii) release a Guarantor from its obligations under a Guaranty and any other applicable Credit Document if such Person ceases to be a Subsidiary as a result of a transaction permitted under this Agreement. Upon the request of the Administrative Agent at any time, the Secured Parties will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 8.8.

(c) Notwithstanding anything contained in any of the Credit Documents to the contrary, the Credit Parties, the Administrative Agent, and each Secured Party hereby agree that no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under the Security Documents may be exercised solely by Administrative Agent on behalf of the Secured Parties in accordance with the terms hereof and the other Credit Documents. By accepting the benefit of the Liens granted pursuant to the Security Documents, each Secured Party not party hereto hereby agrees to the terms of this paragraph (c).

Section 8.9. No Other Duties, etc. Anything herein to the contrary notwithstanding, the Syndication Agent, Co-Documentation Agents, Lead Arranger and Sole Bookrunner listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

Section 8.10. Flood Laws. The Administrative Agent has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). Upon request of any Lender, the Administrative Agent will provide to such Lender any documents that the Administrative Agent receives in connection with the Flood Laws. Notwithstanding the foregoing, each Lender and participant is responsible for assuring its own compliance with requirements under Flood Laws.

ARTICLE 9

MISCELLANEOUS

Section 9.1. Costs and Expenses. The Borrower agrees to pay promptly (and in any event within ten (10) days after written demand therefor (accompanied by detailed invoices)):

(a) all reasonable and documented out-of-pocket costs and expenses of Administrative Agent (but not of other Lenders) in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement, the Notes, and the other Credit Documents including costs associated with field examinations, appraisals, and the reasonable fees and out of pocket expenses of one outside counsel for Administrative Agent (but not of other Lenders) and one local counsel for Administrative Agent (but not of other Lenders) in each relevant jurisdiction, with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement, and

(b) all documented out-of-pocket costs and expenses, if any, of the Administrative Agent and each Lender (including fees and expenses of one outside counsel and, if reasonably necessary, one local counsel in each relevant jurisdiction for the Administrative Agent and the Lenders and, in the case of an actual or perceived conflict of interest, one additional counsel for each affected party) in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of this Agreement, the Notes, and the other Credit Documents.

Section 9.2. Indemnification; Waiver of Damages.

(a) INDEMNIFICATION. EACH CREDIT PARTY HERETO AGREES TO, JOINTLY AND SEVERALLY, INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT, THE ISSUING LENDER AND EACH LENDER AND EACH OF THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS, PARTNERS, ADMINISTRATORS AND TRUSTEES (EACH, AN “INDEMNITEE”) FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNITEE, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) (i) THE CREDIT DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE ADVANCES OR (ii) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS SUBSTANCE ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL CLAIM RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE APPLICABLE INDEMNITEE, EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNITEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 9.2 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY ANY CREDIT PARTY, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNITEE OR ANY OTHER PERSON OR ANY INDEMNITEE IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. THE FOREGOING

INDEMNITY AND HOLD HARMLESS PROVISIONS SHALL NOT APPLY TO ANY CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES THAT IS INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNITEE DIRECTLY FOR, OR AS A DIRECT CONSEQUENCE OF, SUCH INDEMNITEE BEING A DEFAULTING LENDER UNDER CLAUSE (A) OR (B) OF THE DEFINITION OF “DEFAULTING LENDER”, WHETHER ASSERTED BY ANY CREDIT PARTY, THE ADMINISTRATIVE AGENT, THE SWING LINE LENDER OR THE ISSUING LENDER. NO CREDIT PARTY SHALL, WITHOUT THE PRIOR WRITTEN CONSENT OF EACH INDEMNITEE AFFECTED THEREBY (WHICH CONSENT WILL NOT BE UNREASONABLY WITHHELD), SETTLE ANY THREATENED OR PENDING CLAIM OR ACTION THAT WOULD GIVE RISE TO THE RIGHT OF ANY INDEMNITEE TO CLAIM INDEMNIFICATION HEREUNDER UNLESS SUCH SETTLEMENT (X) INCLUDES A FULL AND UNCONDITIONAL RELEASE OF ALL LIABILITIES ARISING OUT OF SUCH CLAIM OR ACTION AGAINST SUCH INDEMNITEE AND (Y) DOES NOT INCLUDE ANY STATEMENT AS TO OR AN ADMISSION OF FAULT, CULPABILITY OR FAILURE TO ACT BY OR ON BEHALF OF ANY INDEMNITEE.

(b) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Credit Party shall assert, agrees not to assert, and hereby waives, any claim against any Indemnitee on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(c) Payments. All payments required to be made under this Section 9.2 shall be made within 10 days of demand therefor.

(d) Survival. Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 9.2 shall survive the termination of this Agreement, the termination of all Commitments, and the payment in full of the Advances and all other amounts payable under this Agreement.

Section 9.3. Waivers and Amendments. No amendment or waiver of any provision of this Agreement, the Notes, or any other Credit Document (other than the Fee Letter), nor consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

(a) no amendment, waiver, or consent shall, unless in writing and signed by all the affected Lenders and the Borrower, do any of the following: (i) waive any of the conditions specified in Section 3.1 or Section 3.2, (ii) reduce any principal, interest, fees or other amounts payable hereunder or under any other Credit Document (provided that the waiver of default interest shall only require the consent of the Majority Lenders), (iii) postpone or extend any date fixed for any payment of any principal, interest, fees or other amounts payable hereunder, including, without limitation, the Maturity Date (it being understood and agreed that a waiver of a mandatory prepayment shall only require the consent of the

Majority Lenders), (iv) amend Section 2.11(e), Section 7.6, this Section 9.3 or any other provision in any Credit Document which expressly requires the consent of, or action or waiver by, all of the Lenders, amend the definition of “Majority Lenders”, or change the number of Lenders which shall be required for the Lenders to take any action hereunder or under any other Credit Document, or (v) except as specifically provided in the Credit Documents and as a result of transactions permitted by the terms of this Agreement, release any Guarantor from its obligation under any Guaranty or release all or a material portion of the Collateral;

(b) no Commitment of a Lender or any obligations of a Lender may be increased without such Lender’s written consent;

(c) no amendment, waiver, or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Credit Document;

(d) no amendment, waiver or consent shall, unless in writing and signed by an Issuing Lender in addition to the Lenders required above to take such action, affect the rights or duties of such Issuing Lender under this Agreement or any other Credit Document; and

(e) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above to take such action, affect the rights or duties of the Swing Line Lender under this Agreement or any other Credit Document.

Section 9.4. Severability. In case one or more provisions of this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

Section 9.5. Survival of Representations and Obligations. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Credit Parties in connection herewith shall survive the execution and delivery of this Agreement and the other Credit Documents, the making of the Advances or the issuance of any Letters of Credit and any investigation made by or on behalf of the Lenders, none of which investigations shall diminish any Lender’s right to rely on such representations and warranties. All obligations of the Borrower or any other Credit Party provided for in Sections 2.9, 2.10, 2.12(c), 9.1 and 9.2 and all of the obligations of the Lenders in Section 8.5 shall survive any termination of this Agreement and repayment in full of the Obligations.

Section 9.6. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent, and when the Administrative Agent shall have, as to each Lender, either received a counterpart hereof executed by such Lender or been notified by such Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, and each Lender and their respective successors and permitted assigns, except that neither the Borrower nor any other Credit Party shall have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Lender.

Section 9.7. Lender Assignments and Participations.

(a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Advances, its Notes, and its Commitments); provided, however, that (i) each such assignment shall be to an Eligible

Assignee; (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 unless the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents to a lower amount (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have consented to such lower amount unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; (iii) each assignment of a Lender’s rights and obligations with respect to Advances and its Commitments shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement as a Lender and the Notes (other than rights of reimbursement and indemnity arising before the effective date of such assignment) and shall be of an equal pro rata share of the Assignor’s interest in the Revolving Advances and Term Advances, and its Commitment; and (iv) the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance, together with any Notes subject to such assignment and the assignor or assignee Lender shall pay a processing fee of $3,500; provided that such processing fee shall not be required for the initial assignments made by Amegy as a Lender in connection with the initial syndication of its Commitments hereunder and such processing fee may be waived at the sole discretion of the Administrative Agent. Upon execution, delivery, and acceptance of such Assignment and Acceptance and payment of the processing fee, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section 9.7, the assignor, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if requested, new Notes are issued to the assignor and the assignee. The assignee shall deliver to the Borrower and the Administrative Agent any applicable forms or certifications in accordance with Section 2.12(e).

(b) The Administrative Agent, acting solely for this purpose as an agent of the Borrower for tax purposes, shall maintain at its address referred to in Section 9.9 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount (and stated interest) of the Advances owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Credit Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Notes subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

(d) Each Lender may sell participations to one or more Persons in all or a portion of its rights and/or obligations under this Agreement (including all or a portion of its Commitments or its Advances) provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections 2.9 and 2.10 (but with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and the right of set-off contained in Section 7.4, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Advances and its Notes and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Advances or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Advances or Notes, or extending its Commitment). Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of the following Section 9.8.

Section 9.8. Confidentiality. The Administrative Agent, the Swing Line Lender, each Issuing Lender, and each Lender (each a “Lending Party”) agree to keep confidential any information furnished or made available to it by any Credit Party pursuant to this Agreement and identified by such Credit Party as proprietary or confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party for purposes of administering, negotiating, considering, processing, implementing, syndicating, assigning, or evaluating the credit facilities provided herein and the transactions contemplated hereby or any Hedging Arrangement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and will be instructed to keep such information confidential), (b) to any other Person if directly incidental to the administration of the credit facilities provided herein (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and will be instructed to keep such information confidential), (c) as required by any Legal Requirement (with, to the extent permitted by applicable law, prompt notice to the Borrower), (d) upon the order of any court or administrative agency (with, to the extent permitted by applicable law, prompt notice to the Borrower), (e) upon the request or demand of any regulatory agency or authority having jurisdiction or purporting to have jurisdiction over such Lending Party (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (f) that is or becomes available to the public (other than as a result of a breach of this Section by such Lending Party) or that is or becomes available to any Lending Party on a non-confidential basis as a result of a disclosure by any Person other than a Credit Party, (g) in connection with any litigation relating to this Agreement or any other Credit Document to which such Lending Party or any of its Affiliates may be a party (with, to the extent permitted by applicable law, prompt notice to the Borrower), (h) to the extent necessary in connection with the exercise of any right or remedy under this Agreement or any other Credit Document, (i) to any actual or proposed participant or Eligible Assignee, in each case, subject to provisions similar to those contained in this Section 9.8 and, in the event such participant or Eligible Assignee is a direct competitor of the Borrower or its Subsidiaries and no Event of Default has occurred and is continuing, with the prior written consent of the Borrower, (j) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided herein, (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided herein, or (iii) any credit insurer, and (k) with the consent of the Borrower. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, nothing in this Agreement shall (a) restrict any Lending Party from providing information to any bank or other regulatory or governmental authorities, including the Federal Reserve Board and its supervisory staff; (b) require or permit any Lending Party to disclose to any Credit Party that any information will be or was provided to the Federal Reserve Board or any of its supervisory staff; or (c) require or permit any Lending Party to inform any Credit Party of a current or upcoming Federal Reserve Board examination or any nonpublic Federal Reserve Board supervisory initiative or action. In the event that any of the terms of this Section 9.8 conflict with any non-disclosure agreement executed by a Lending Party prior to the date hereof, then the terms of this Section 9.8 shall govern and control.

Section 9.9. Notices, Etc.

(a) Except as provided in paragraph (b) below, all notices and other communications (other than Notices of Borrowing and Notices of Continuation or Conversion, which are governed by Article 2 of this Agreement) shall be in writing and hand delivered with written receipt, telecopied, sent by facsimile (with a hard copy sent as otherwise permitted in this Section 9.9), sent by a nationally recognized overnight courier, or sent by certified mail, return receipt requested as follows: if to a Credit Party, as specified on Schedule II, if to the Swing Line Lender, the Administrative Agent or the Issuing Lender, at its credit contact specified under its name on Schedule II, and if to any Lender at is credit contact specified in its Administrative Questionnaire. Each party may change its notice address by written notification to the other parties. All such notices and communications shall be effective when delivered, except that notices and communications to any Lender, the Swing Line Lender or the Issuing Lender pursuant to Article 2 shall not be effective until received and, in the case of telecopy, such receipt is confirmed by the Swing Line Lender, such Lender or Issuing Lender, as applicable, verbally or in writing. Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effect as provided in said paragraph (b).

(b) Notices and other communications to the Administrative Agent and each Lender hereunder may be delivered or furnished by electronic communication (including e-mail, internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that (x) such communication is followed promptly by an original delivered in accordance with paragraph (a) above and (y) the foregoing shall not apply to notices to the Administrative Agent or any Lender pursuant to Article 2 if such person has notified the Borrower that it is incapable of receiving notices under such article by electronic communication. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon sender’s receipt of an acknowledgment from the recipient (such as by the “Return Receipt Requested” function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (1) of notification that such notice or communication is available and identifying the website address therefor.

Section 9.10. Usury Not Intended. It is the intent of each Credit Party and each Lender in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Lender including such applicable laws of the State of Texas, if any, and the United States of America from time to time in effect. In furtherance thereof, the Lenders and the Credit Parties stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes of this Agreement “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Advances, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Lender receiving same shall credit the same on the principal of its Notes (or if such Notes shall have been paid in full, refund said excess to the Borrower). In the event that the maturity of the Notes are accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Notes (or, if the applicable Notes shall have been paid in full, refunded to the Borrower of such interest). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Credit Parties and the Lenders shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Notes all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Obligations. The provisions of this Section shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith.

Section 9.11. Usury Recapture. In the event the rate of interest chargeable under this Agreement at any time is greater than the Maximum Rate, the unpaid principal amount of the Advances shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Advances equals the amount of interest which would have been paid or accrued on the Advances if the stated rates of interest set forth in this Agreement had at all times been in effect. In the event, upon payment in full of the Advances, the total amount of interest paid or accrued under the terms of this Agreement and the Advances is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Administrative Agent for the account of the Lenders an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on its Advances if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on its Advances if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid under this Agreement on its Advances. In the event the Lenders ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Advances, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

Section 9.12. Governing Law; Service of Process. This Agreement, the Notes and the other Credit Documents (unless otherwise expressly provided therein) shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas without regard to conflicts of laws principles. Without limiting the intent of the parties set forth above, (a) Chapter 346 of the Texas Finance Code, as amended (relating to revolving loans and revolving tri-

party accounts), shall not apply to this Agreement, the Notes, or the transactions contemplated hereby and (b) to the extent that any Lender may be subject to Texas law limiting the amount of interest payable for its account, such Lender shall utilize the indicated (weekly) rate ceiling from time to time in effect. Each Letter of Credit shall be governed by either (i) the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, or (ii) the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, in either case, including any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Lender. The Borrower hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to the Borrower at the address set forth for the Borrower in this Agreement. Nothing in this Section shall affect the rights of any Lender to serve legal process in any other manner permitted by the law or affect the right of any Lender to bring any action or proceeding against the Borrower or its Property in the courts of any other jurisdiction.

Section 9.13. Submission to Jurisdiction. Each party hereto hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Houston, Texas in any action or proceeding arising out of or relating to this Agreement or the other Credit Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. Each party hereto hereby unconditionally and irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding. Each party hereto hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to such Person at its address set forth in this Agreement. Each party hereto hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the rights of the Administrative Agent or any Lender to serve legal process in any other manner permitted by the law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against any Credit Party or its Property in the courts of any other jurisdiction.

Section 9.14. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 9.15. Dispute Resolution. This section contains a jury waiver, arbitration clause, and a class action waiver. READ IT CAREFULLY.

This dispute resolution provision shall supersede and replace any prior “Jury Waiver,” “Judicial Reference,” “Class Action Waiver,” “Arbitration,” “Dispute Resolution,” or similar alternative dispute agreement or provision between or among the parties.

JURY TRIAL WAIVER; CLASS ACTION WAIVER. As permitted by applicable law, each party waives their respective rights to a trial before a jury in connection with any Dispute (as “Dispute” is hereinafter defined), and Disputes shall be resolved by a judge sitting without a jury. If a court determines that this provision is not enforceable for any reason and at any time prior to trial of the Dispute, but not later than 30 days after entry of the order determining this provision is unenforceable, the Administrative Agent or any Credit Party shall be entitled to move the court for an order compelling arbitration and staying or dismissing such litigation pending arbitration (“Arbitration Order”). If permitted by applicable law, each party also waives the right to litigate in court or an arbitration proceeding any Dispute as a class action, either as a member of a class or as a representative, or to act as a private attorney general.

ARBITRATION. If a claim, dispute, or controversy arises with respect to this Agreement, related agreements, or any other agreement or business relationship whether or not related to the subject matter of this Agreement (all of the foregoing, a “Dispute”), and only if a jury trial waiver is not permitted by applicable law or ruling by a court, either party may require that the Dispute be resolved by binding arbitration before a single arbitrator. By agreeing to arbitrate a Dispute, each party gives up any right that party may have to a jury trial, as well as other rights that party would have in court that are not available or are more limited in arbitration, such as the rights to discovery and to appeal.

Arbitration shall be commenced by filing a petition with, and in accordance with the applicable arbitration rules of, JAMS or National Arbitration Forum (“Administrator”) as selected by the initiating party. If the parties agree, arbitration may be commenced by appointment of a licensed attorney who is selected by the parties and who agrees to conduct the arbitration without an Administrator. Disputes include matters (i) relating to a deposit account, application for or denial of credit, enforcement of any of the obligations any party has to another party, compliance with applicable laws and/or regulations, performance or services provided under any agreement by any party, (ii) based on or arising from an alleged tort, or (iii) involving any party’s employees, agents, affiliates, or assigns. However, Disputes do not include the validity, enforceability, meaning, or scope of this arbitration provision and such matters may be determined only by a court. If a third party is a party to a Dispute, each party consents to including the third party in the arbitration proceeding for resolving the Dispute with the third party. Venue for the arbitration proceeding shall be at a location determined by mutual agreement of the parties or, if no agreement, in Houston, Texas.

If a court orders arbitration of a Dispute, the party to the Dispute that did not seek the Arbitration Order shall commence arbitration. The party that sought the Arbitration Order may commence arbitration, but shall have no obligation to do so, and shall not in any way be adversely prejudiced by initiating or participating in litigation or electing not to commence arbitration. The arbitrator shall (i) hear and rule on appropriate dispositive motions for judgment on the pleadings, for failure to state a claim, or for full or partial summary judgment; (ii) render a decision and any award applying applicable law; (iii) give effect to any limitations period in determining any Dispute or defense; (iv) enforce the doctrines of compulsory counterclaim, res judicata, and collateral estoppel, if applicable; (v) with regard to motions and the arbitration hearing, apply rules of evidence governing civil cases; and (vi) apply the law of the state specified in the agreement giving rise to the Dispute. Filing of a petition for arbitration shall not prevent any party from (i) seeking and obtaining from a court of competent jurisdiction (notwithstanding ongoing arbitration) provisional or ancillary remedies including but not limited to injunctive relief, property preservation orders, foreclosure, eviction, attachment, replevin, garnishment, and/or the appointment of a receiver, (ii) pursuing non-judicial foreclosure, or (iii) availing itself of any self-help remedies such as setoff and repossession. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration.

Judgment upon an arbitration award may be entered in any court having jurisdiction, except that, if the arbitration award exceeds $4,000,000, any party shall be entitled to a de novo appeal of the award before a panel of three arbitrators. To allow for such appeal, if the award (including Administrator, arbitrator, and attorney’s fees and costs) exceeds $4,000,000, the arbitrator will issue a written, reasoned decision supporting the award, including a statement of authority and its application to the Dispute. A request for de novo appeal must be filed with the arbitrator within 30 days following the date of the arbitration award; if such a request is not made within that time period, the arbitration decision shall become final and binding. On appeal, the arbitrators shall review the award de novo, meaning that they shall reach their own findings of fact and conclusions of law rather than deferring in any manner to the original arbitrator. Appeal of an arbitration award shall be pursuant to the rules of the Administrator or, if the Administrator has no such rules, then the JAMS arbitration appellate rules shall apply.

Arbitration under this provision concerns a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. This arbitration provision shall survive any termination, amendment, or expiration of this Agreement. If the terms of this provision vary from the Administrator’s rules, this arbitration provision shall control.

RELIANCE. Each party (i) certifies that no one has represented to such party that any other party would not seek to enforce jury and class action waivers in the event of suit, and (ii) acknowledges that it and each other party have been induced to enter into this Agreement by, among other things, the mutual waivers, agreements, and certifications in this section.

Section 9.16. Subordination Agreements. The Administrative Agent is hereby authorized on behalf of the Lenders, the Swing Line Lender and the Issuing Lender to enter into the Subordination Agreements. A copy of each such Subordination Agreement will be made available to each Secured Party upon request. Each Secured Party (by receiving the benefits thereunder and of the Collateral) acknowledges and agrees to the terms of each such Subordination Agreement and agrees that the terms thereof shall be binding on such Secured Party and its successors and assigns, as if it were a party thereto.

Section 9.17. USA Patriot Act. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies such Credit Party, which information includes the name and address of such Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Credit Party in accordance with the Patriot Act.

Section 9.18. Business Loans. The Borrower warrants and represents that the Advances are and shall be for business, commercial, investment, or other similar purposes and not primarily for personal, family, household, or agricultural use, as such terms are used in Chapter One (“Chapter One”) of the Texas Credit Code. At all such times, if any, as Chapter One shall establish a Maximum Rate, the Maximum Rate shall be the “indicated rate ceiling” (as such term is defined in Chapter One) from time to time in effect.

Section 9.19. No Fiduciary or Agency Relationship. The Borrower acknowledges and agrees that neither the Administrative Agent, the Issuing Lender, any Lender nor any Affiliate thereof has assumed, and neither the Administrative Agent, the Issuing Lender, any Lender nor any Affiliate thereof will assume, an agency or fiduciary responsibility in the Borrower’s, its Subsidiaries’ or their respective Affiliates’ favor with respect to the Credit Documents or any of the transactions contemplated thereby (irrespective of whether the Administrative Agent, the Issuing Lender, any Lender or any Affiliate thereof has advised or is currently advising the Borrower, its Subsidiaries or their respective Affiliates on other matters).

Section 9.20. Integration. THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND SUPERSEDE ALL PRIOR UNDERSTANDINGS AND AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATING TO THE TRANSACTIONS PROVIDED FOR HEREIN AND THEREIN. ADDITIONALLY, THIS AGREEMENT AND THE CREDIT DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.

IN EXECUTING THIS AGREEMENT, EACH CREDIT PARTY HEREBY WARRANTS AND REPRESENTS IT IS NOT RELYING ON ANY STATEMENT OR REPRESENTATION OTHER THAN THOSE IN THIS AGREEMENT AND IS RELYING UPON ITS OWN JUDGMENT AND ADVICE OF ITS ATTORNEYS.

[Remainder of this page intentionally left blank. Signature pages follow.]

EXECUTED as of the date first above written.

SIGNATURE PAGES HAVE BEEN OMITTED FROM THIS CONFORMED COPY OF THE CREDIT AGREEMENT.

Signature Page to Credit Agreement

(Hi-Crush Partners LP)